Filed Pursuant to Rule 424(b)(3)
File No. 333-262771

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
SUPPLEMENT NO. 3 DATED NOVEMBER 14, 2024
TO THE PROSPECTUS DATED APRIL 29, 2024

This supplement no. 3 (“Supplement”) contains information that amends, supplements, or modifies certain information contained in the prospectus of Nuveen Churchill Private Capital Income Fund (the “Fund”), dated April 29, 2024 (as supplemented to date, the “Prospectus”). This Supplement is part of and should be read in conjunction with the Prospectus. Before investing in our Common Shares, you should read carefully the Prospectus and this Supplement and consider carefully our investment objective, risks, charges and expenses. You should also carefully consider the “Risk Factors” beginning on page 27 of the Prospectus before you decide to invest in our Common Shares. Unless otherwise defined herein, capitalized terms used in this Supplement will have the same meanings as in the Prospectus.

QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2024

On November 12, 2024, the Fund filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the “Form 10-Q”) with the Securities and Exchange Commission. The Form 10-Q (without exhibits) is attached to this Supplement as Appendix A.
BGN-PCAP-1124P

Appendix A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-Q
(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended September 30, 2024
OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Commission file number 001-04321
NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
(Exact name of registrant as specified in its charter)

Delaware	88-6187397
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
375 Park Avenue, 9th Floor, New York, NY	10152
(Address of principal executive offices)	(Zip Code)
(212) 478-9200
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A
Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐
Indicate by check mark whether the registrant has submitted electronically and posted on its corporate web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒
The registrant had outstanding 30,324,887 Class I shares, 775,993 Class D shares, and 730,589 Class S shares as of November 8, 2024.

FORWARD-LOOKING STATEMENTS
This report contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on our current expectations and estimates, our prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
•our future operating results;
•our business prospects and the prospects of our portfolio companies;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•changes in the markets in which we invest and changes in financial and lending markets generally;
•the impact of a protracted decline in the liquidity of credit markets on our business;
•the impact of increased competition;
•an economic downturn and its impact on the ability of our portfolio companies to operate and the investment opportunities available to us;
•the impact of interest rate volatility on our business and our portfolio companies;
•the impact of supply chain constraints and labor difficulties on our portfolio companies and the global economy;
•the level of inflation, and its impact on our portfolio companies and on the industries in which we invest;
•general economic, political and industry trends and other external factors, including uncertainty surrounding the financial and political stability of the United States and other countries;
•our contractual arrangements and relationships with third parties;
•the valuation of our investments in portfolio companies, particularly those having no liquid trading market;
•actual and potential conflicts of interest with the Advisers and/or their respective affiliates;
•the ability of our portfolio companies to achieve their objectives;
•the use of borrowed money to finance a portion of our investments;
•the adequacy of our financing sources and working capital;
•the timing of cash flows, if any, from the operations of our portfolio companies;
•the ability of Churchill to locate suitable investments for us and to monitor and administer our investments and Nuveen Asset Management LLC to manage certain of our Liquid Investments;
•the ability of the Advisers or their respective affiliates to attract and retain highly talented professionals;
•our ability to qualify for and maintain our tax treatment as a regulated investment company (a “RIC”) and operate as a business development company (“BDC”);
•the impact of future legislation and regulation on our business and our portfolio companies;
•our ability to successfully invest capital raised in our offering;

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or a forward-looking statement in this report should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the date of this report. Moreover, we assume no duty and do not undertake to update the forward-looking statements, except as otherwise provided by law.

Part I - Financial Information
Item 1. Consolidated Financial Statements (Unaudited)
NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)
(dollars in thousands, except share and per share data)

	September 30, 2024	December 31, 2023
	(Unaudited)
Assets
Investments
Non-controlled/non-affiliate company investments, at fair value (amortized cost of $1,113,354 and $516,168, respectively)	$1,107,186	$512,036
Cash and cash equivalents	32,083	8,679
Due from affiliate for expense support (See Note 5)	3,291	2,968
Interest receivable	9,999	5,758
Receivable for investments sold	15,913	161
Prepaid expenses	78	41
Other assets	21	—
Total assets	$1,168,571	$529,643

Liabilities
Secured borrowings (net of $3,652 and $749 deferred financing costs, respectively) (See Note 6)	$344,848	$165,001
Management fees payable	702	—
Distributions payable	6,262	3,584
Payable for investments purchased	30,228	338
Interest payable	4,659	630
Due to affiliate for expense support (See Note 5)	3,291	2,968
Payable for share repurchases	383	—
Board of Trustees' fees payable	128	128
Accounts payable and accrued expenses	1,559	2,163
Total liabilities	$392,060	$174,812

Commitments and contingencies (See Note 7)

Net Assets: (See Note 8)
Common shares of beneficial interest, par value $0.01 per share, unlimited shares authorized, 697,754 and 149,838 Class S shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	$7	$1
Common shares of beneficial interest, par value $0.01 per share, unlimited shares authorized, 760,008 and 107,266 Class D shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	8	1
Common shares of beneficial interest, par value $0.01 per share, unlimited shares authorized, 29,916,078 and 14,091,386 Class I shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	299	141
Paid-in-capital in excess of par value	777,099	357,241
Total distributable earnings (loss)	(902)	(2,553)
Total net assets	$776,511	$354,831

Total liabilities and net assets	$1,168,571	$529,643

The accompanying notes are an integral part of these consolidated financial statements.

	September 30, 2024	December 31, 2023
Net Asset Value per Share
Class S Shares:
Net assets	$17,231	$3,699
Net asset value per share	$24.70	$24.69
Class D Shares:
Net assets	$18,805	$2,652
Net asset value per share	$24.74	$24.73
Class I Shares:
Net assets	$740,475	$348,480
Net asset value per share	$24.75	$24.73
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(dollars in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Investment income:
Non-controlled/non-affiliated company investments:
Interest income	$26,796	$11,496	$60,422	$31,671
Payment-in-kind interest income	1,229	573	3,127	1,647
Dividend income	6	17	65	115
Other income	163	100	578	131
Total investment income	28,194	12,186	64,192	33,564

Expenses:
Interest and debt financing expenses	5,867	2,637	10,164	7,711
Professional fees	480	250	799	665
Management fees (Note 5)	1,404	547	3,177	712
Income based incentive fees (Note 5)	2,919	1,219	7,065	1,592
Board of Trustees’ fees	128	128	380	380
Administration fees (See Note 5)	199	124	565	362
Other general and administrative expenses	345	326	1,032	588
Distribution and shareholder servicing fees
Class S	32	—	70	—
Class D	11	—	23	—
Amortization of offering costs	130	187	445	468
Total expenses	11,515	5,418	23,720	12,478
Expense support (See Note 5)	(248)	(212)	(609)	(541)
Management fees waived (Note 5)	(703)	(547)	(2,257)	(712)
Incentive fees waived (Note 5)	(2,919)	(1,219)	(7,065)	(1,592)
Net expenses	7,645	3,440	13,789	9,633
Net investment income (loss)	20,549	8,746	50,403	23,931

Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on non-controlled/non-affiliated company investments	297	67	442	685
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated company investments	(278)	252	(2,036)	(1,987)
Income tax (provision) benefit	(138)	—	(142)	—
Total net change in unrealized gain (loss)	(416)	252	(2,178)	(1,987)
Total net realized and unrealized gain (loss) on investments	(119)	319	(1,736)	(1,302)

Net increase (decrease) in net assets resulting from operations	$20,430	$9,065	$48,667	$22,629

The accompanying notes are an integral part of these consolidated financial statements.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Per share data:
Net investment income (loss) per share - Class S common share	$0.61	$—	$1.87	$—
Net investment income (loss) per share - Class D common share	$0.64	$—	$1.97	$—
Net investment income (loss) per share - Class I common share	$0.66	$0.75	$2.03	$2.18
Net increase (decrease) in net assets resulting from operations per share - Class S Common Share	$0.62	$—	$1.80	$—
Net increase (decrease) in net assets resulting from operations per share - Class D Common Share	$0.65	$—	$1.91	$—
Net increase (decrease) in net assets resulting from operations per share - Class I Common Share	$0.66	$0.78	$1.96	$2.06
Weighted average common shares outstanding - Class S common share	609,074	—	445,236	—
Weighted average common shares outstanding - Class D common share	710,613	—	497,604	—
Weighted average common shares outstanding - Class I common share	29,446,634	11,758,707	23,884,238	10,985,133
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS (UNAUDITED)
(dollars in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Increase (decrease) in net assets resulting from operations:
Net investment income (loss)	$20,549	$8,746	$50,403	$23,931
Net realized gain (loss) on investments	297	67	442	685
Net change in unrealized appreciation (depreciation) on investments	(416)	252	(2,178)	(1,987)
Net increase (decrease) in net assets resulting from operations	20,430	9,065	48,667	22,629
Shareholder Distributions:
Class S	(335)	—	(773)	—
Class D	(416)	—	(910)	—
Class I	(17,667)	(9,283)	(45,333)	(23,588)
Net increase (decrease) in net assets resulting from shareholder distributions	(18,418)	(9,283)	(47,016)	(23,588)
Capital share transactions:
Class S:
Issuance of common shares, net	4,815	—	13,345	—
Reinvestment of shareholder distributions	119	—	261	—
Share transfer between classes	—	—	(101)	—
Net increase (decrease) in net assets resulting from capital share transactions - Class S	4,934	—	13,505	—
Class D:
Issuance of common shares, net	4,363	—	15,597	—
Reinvestment of shareholder distributions	247	—	518	—
Net increase (decrease) in net assets resulting from capital share transactions - Class D	4,610	—	16,115	—
Class I:
Issuance of common shares, net	30,620	34,970	378,684	42,690
Reinvestment of shareholder distributions	6,940	106	12,604	106
Share transfer between classes	—	—	101	—
Repurchased shares, net of early repurchase deduction	(383)	—	(980)	—
Net increase (decrease) in net assets resulting from capital share transactions - Class I	37,177	35,076	390,409	42,796
Total increase (decrease) in net assets	$48,733	$34,858	$421,680	$41,837
Net assets, beginning of period	$727,778	$267,280	$354,831	$260,301
Net assets, end of period	$776,511	$302,138	$776,511	$302,138

The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands, except share and per share data)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$48,667	$22,629

Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities
Purchase of investments	(733,972)	(120,285)
Proceeds from principal repayments and sales of investments	141,225	24,852
Payment-in-kind interest	(3,127)	(1,647)
Amortization of premium/accretion of discount, net	(870)	(607)
Net realized (gain) loss on investments	(442)	(685)
Net change in unrealized (appreciation) depreciation on investments	2,036	1,987
Amortization of deferred financing costs	407	122
Changes in operating assets and liabilities:
Due from affiliate for expense support	(323)	(638)
Receivable for investments sold	(15,752)	(815)
Interest receivable	(4,241)	(1,186)
Other assets	(21)	—
Prepaid expenses	(37)	(42)
Payable for investments purchased	29,890	29,747
Interest payable	4,029	(87)
Management fee payable	702	—
Due to affiliate for expense support	323	638
Accounts payable and accrued expenses	(416)	538
Due to transfer agent	—	1,145
Net cash provided by (used in) operating activities	(531,922)	(44,334)

Cash flows from financing activities:
Proceeds from issuance of common shares	407,626	42,690
Repurchased shares, net of early repurchase deduction	(597)	—
Proceeds from secured borrowings	702,600	54,250
Repayments of secured borrowings	(519,850)	(88,500)
Distributions paid	(30,955)	(23,521)
Payments of deferred financing costs	(3,498)	(26)
Net cash provided by (used in) financing activities	555,326	(15,107)

Net increase (decrease) in cash and cash equivalents	23,404	(59,441)
Cash and cash equivalents, beginning of period	8,679	65,785
Cash and cash equivalents, end of period	$32,083	$6,344

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$5,728	$7,676
Cash paid during the period for excise taxes	$33	$2
Supplemental disclosure of non-cash flow financing activities:
Reinvestment of shareholder distributions	$13,383	$106
Payable for share repurchases	$383	$—

The accompanying notes are an integral part of these consolidated financial statements.

The following tables provide a reconciliation of cash and cash equivalents reported on the consolidated statements of assets and liabilities to comparable amounts on the consolidated statements of cash flows (dollars in thousands):

	September 30, 2024	September 30, 2023
Cash	$5,545	$927
Cash Equivalents	26,538	5,417
Total Cash and Cash Equivalents Shown on the Consolidated Statements of Cash Flows	$32,083	$6,344
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2024
(dollar amounts in thousands)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)

Investments
Debt Investments
Aerospace & Defense
BTX Precision	(4) (14)	First Lien Term Loan	S + 5.00%	9.85%	7/25/2030	$1,389	$1,371	$1,372	0.18%
BTX Precision (Delayed Draw)	(4) (11)	First Lien Term Loan	S + 5.00%	9.85%	7/25/2030	476	(2)	(6)	—%
BTX Precision (Delayed Draw)	(4) (11)	First Lien Term Loan	S + 5.00%	9.85%	7/25/2030	317	—	(4)	—%
Precision Aviation Group	(4) (6) (14)	First Lien Term Loan	S + 5.25%	9.85%	12/21/2029	7,463	7,327	7,388	0.95%
Precision Aviation Group (Delayed Draw)	(4)	First Lien Term Loan	S + 5.25%	9.97%	12/21/2029	2,474	2,452	2,449	0.32%
Signature Aviation (AKA Brown Group Holding LLC)	(12)	First Lien Term Loan	S + 2.75%	8.00%	7/1/2031	1,122	1,120	1,121	0.14%
Turbine Engine Specialists	(4)	Subordinated Debt	S + 9.50%	14.25%	3/1/2029	1,958	1,915	1,955	0.25%
Total Aerospace & Defense							14,183	14,275	1.84%

Automotive
Adient Global Holdings	(12) (13)	First Lien Term Loan	S + 2.75%	7.60%	1/31/2031	2,488	2,504	2,493	0.32%
Belron Finance US LLC	(12)	First Lien Term Loan	S + 2.00%	7.32%	4/13/2028	865	867	865	0.11%
Driven Holdings LLC	(12) (13)	First Lien Term Loan	S + 3.00%	7.96%	12/17/2028	2,899	2,897	2,890	0.37%
Mitchell International Inc.	(12)	First Lien Term Loan	S + 3.25%	8.10%	6/17/2031	5,480	5,453	5,406	0.70%
Randy's Worldwide Automotive	(4) (7) (14)	First Lien Term Loan	S + 6.25%	11.54%	11/1/2028	3,927	3,867	3,882	0.50%
Randy's Worldwide Automotive (Delayed Draw)	(4) (6) (7) (11)	First Lien Term Loan	S + 6.25%	11.51%	11/1/2028	1,331	395	380	0.05%
Total Automotive							15,983	15,916	2.05%

Banking, Finance, Insurance, Real Estate
Alliant Holdings Intermediate, LLC	(12)	First Lien Term Loan	S + 3.25%	7.96%	9/19/2031	4,082	4,096	4,064	0.52%
Ascend	(4) (6)	First Lien Term Loan	S + 4.50%	9.35%	8/11/2031	7,358	7,285	7,288	0.94%
Ascend (Delayed Draw)	(4) (11)	First Lien Term Loan	S + 4.50%	9.35%	8/11/2031	12,642	(62)	(120)	(0.02)%
Asurion, LLC (fka Asurion Corporation)	(12)	First Lien Term Loan	S + 3.25%	8.21%	12/23/2026	1,648	1,644	1,648	0.21%
Broadstreet Partners, Inc.	(12)	First Lien Term Loan	S + 3.25%	8.10%	6/13/2031	2,993	3,008	2,984	0.38%
Hub International Holdings, Inc	(12)	First Lien Term Loan	S + 3.00%	8.26%	6/20/2030	2,239	2,248	2,238	0.29%
Patriot Growth (Delayed Draw)	(4) (6) (7) (14)	First Lien Term Loan	S + 5.00%	9.75%	10/16/2028	5,932	5,890	5,866	0.76%
Ryan Specialty Group, LLC	(12) (13)	First Lien Term Loan	S + 1.50%	7.10%	9/15/2031	4,445	4,467	4,451	0.57%
Sedgwick Claims Management Services, Inc. (Lightning Cayman Merger Sub, Ltd.)	(12)	First Lien Term Loan	S + 3.00%	8.25%	7/31/2031	2,250	2,244	2,248	0.29%
Truist Insurance Holdings LLC	(12)	First Lien Term Loan	S + 3.25%	7.85%	5/6/2031	3,250	3,262	3,250	0.42%
Vensure	(4) (6) (7) (14)	First Lien Term Loan	S + 5.00%	9.64%	9/27/2031	12,462	12,337	12,343	1.59%
Vensure (Delayed Draw)	(4) (7) (11)	First Lien Term Loan	S + 5.00%	9.64%	9/27/2031	3,538	(18)	(34)	—%
Total Banking, Finance, Insurance, Real Estate							46,401	46,226	5.95%

The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2024
(dollar amounts in thousands)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)

Beverage, Food & Tobacco
AmerCareRoyal	(4) (6) (14)	First Lien Term Loan	S + 5.00%	9.85%	9/10/2030	14,400	14,258	14,259	1.83%
AmerCareRoyal (Delayed Draw)	(4) (11)	First Lien Term Loan	S + 5.00%	9.85%	9/10/2030	3,307	—	(32)	—%
AmerCareRoyal (Delayed Draw)	(4) (11)	First Lien Term Loan	S + 5.00%	9.85%	9/10/2030	2,293	(11)	(23)	—%
Cold Spring Brewing Company	(4) (6) (14)	First Lien Term Loan	S + 4.75%	9.60%	12/19/2025	5,556	5,556	5,556	0.72%
Commercial Bakeries	(4) (10) (13) (14)	First Lien Term Loan	S + 5.50%	10.10%	9/25/2029	4,204	4,132	4,151	0.53%
Commercial Bakeries	(4) (6) (10) (13) (14)	First Lien Term Loan	S + 5.50%	10.60%	9/25/2029	1,794	1,780	1,771	0.23%
Dessert Holdings	(6) (12) (13)	First Lien Term Loan	S + 4.00%	8.96%	6/9/2028	4,901	4,780	4,651	0.60%
Fortune International LLC	(4) (6) (14)	First Lien Term Loan	S + 4.75%	9.71%	1/17/2026	6,820	6,795	6,820	0.88%
Fresh Edge	(4) (6)	Subordinated Debt	S + 4.50%	9.92% (Cash) 5.13% (PIK)	4/3/2029	3,071	3,012	3,008	0.39%
Nonni's Foods, LLC	(4) (6) (14)	First Lien Term Loan	S + 5.75%	11.05%	6/1/2026	6,836	6,836	6,836	0.87%
Refresco (Pegasus Bidco BV)	(10) (12) (13)	First Lien Term Loan	S + 3.75%	8.87%	7/12/2029	2,762	2,773	2,769	0.36%
Spice World	(4)	Subordinated Debt	N/A	10.50% (Cash) 1.00% (PIK)	7/3/2028	10,257	10,257	10,067	1.29%
Sugar Foods	(4) (7) (14)	First Lien Term Loan	S + 5.25%	10.37%	10/2/2030	4,200	4,114	4,200	0.54%
Sugar Foods (Delayed Draw)	(4) (7) (11)	First Lien Term Loan	S + 5.25%	10.37%	10/2/2030	4,348	(21)	—	—%
Sugar Foods (Delayed Draw)	(4) (6) (7) (14)	First Lien Term Loan	S + 5.25%	10.36%	10/2/2030	1,167	1,155	1,167	0.15%
Summit Hill Foods	(4) (14)	First Lien Term Loan	S + 5.75%	10.81%	11/29/2029	2,631	2,595	2,621	0.34%
Sunny Sky Products	(4) (14)	First Lien Term Loan	S + 4.75%	9.35%	12/23/2028	1,843	1,827	1,826	0.24%
Sunny Sky Products (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S + 4.75%	9.35%	12/23/2028	464	—	(4)	—%
Tech24	(4) (14)	First Lien Term Loan	S + 5.75%	10.35%	9/18/2029	3,323	3,272	3,271	0.42%
Tech24 (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S + 5.75%	10.64%	9/18/2029	1,214	552	537	0.07%
Total Beverage, Food & Tobacco							73,662	73,451	9.46%

Capital Equipment
Clean Solutions Buyer	(4) (6)	First Lien Term Loan	S + 4.50%	9.35%	9/9/2030	8,757	8,671	8,671	1.12%
EFC International	(4)	Subordinated Debt	N/A	11.00% (Cash) 2.50% (PIK)	5/1/2028	2,498	2,443	2,496	0.32%
E-Technologies / Superior	(4) (6) (14)	First Lien Term Loan	S + 5.50%	10.35%	4/9/2030	6,448	6,386	6,318	0.81%
Firstcall Mechanical Group	(4) (6) (14)	First Lien Term Loan	S + 4.75%	9.35%	6/27/2030	9,975	9,878	9,876	1.27%
Firstcall Mechanical Group (Delayed Draw)	(4) (11)	First Lien Term Loan	S + 4.75%	9.61%	6/27/2030	20,000	(24)	(198)	(0.03)%
Hayward Industries, Inc.	(12) (13)	First Lien Term Loan	S + 2.75%	7.46%	5/30/2028	4,222	4,232	4,222	0.54%
Hyperion	(12) (14)	First Lien Term Loan	S + 4.50%	9.46%	8/30/2028	2,328	2,326	2,171	0.28%
Johnson Controls Inc (aka Power Solutions)	(12) (13)	First Lien Term Loan	S + 2.50%	7.35%	5/6/2030	998	998	999	0.13%
Johnstone Supply	(12)	First Lien Term Loan	S + 3.00%	8.17%	6/9/2031	1,475	1,480	1,473	0.19%
Madison Safety & Flow LLC	(12)	First Lien Term Loan	S + 3.25%	8.36%	9/19/2031	540	539	541	0.07%
Motion & Control Enterprises	(4) (6) (14)	First Lien Term Loan	S + 6.00%	11.02%	6/1/2028	1,584	1,568	1,579	0.20%
Motion & Control Enterprises	(4) (6)	First Lien Term Loan	S + 6.00%	11.02%	6/1/2028	1,691	1,676	1,686	0.22%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2024
(dollar amounts in thousands)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)

Motion & Control Enterprises (Delayed Draw)	(4) (14)	First Lien Term Loan	S + 6.00%	11.02%	6/1/2028	4,361	4,356	4,347	0.56%
Motion & Control Enterprises (Delayed Draw)	(4)	First Lien Term Loan	S + 6.00%	11.02%	6/1/2028	12,266	12,266	12,227	1.57%
Ovation Holdings	(4) (14)	First Lien Term Loan	S + 5.00%	10.40%	2/5/2029	2,951	2,900	2,948	0.38%
Ovation Holdings (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S + 5.00%	10.40%	2/5/2029	698	565	571	0.07%
Rhino Tool House	(4) (14)	First Lien Term Loan	S + 5.25%	10.43%	4/4/2029	3,312	3,268	3,287	0.42%
Rhino Tool House (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S + 5.25%	10.61%	4/4/2029	621	607	605	0.08%
Service Logic	(4) (6) (7)	First Lien Term Loan	S + 3.50%	8.31%	10/29/2027	1,995	1,995	1,995	0.26%
Vessco	(4) (6) (7) (14)	First Lien Term Loan	S + 5.25%	10.22%	7/24/2031	13,706	13,570	13,577	1.76%
Vessco	(4) (7) (11)	Revolving Loan	S + 5.25%	10.39%	7/24/2031	1,726	(17)	(16)	—%
Vessco (Delayed Draw)	(4) (7) (11)	First Lien Term Loan	S + 5.25%	9.54%	7/24/2031	4,569	648	627	0.08%
Total Capital Equipment							80,331	80,002	10.30%

Chemicals, Plastics, & Rubber
Akzo Nobel Speciality (aka Starfruit US Holdco LLC)	(12)	First Lien Term Loan	S + 3.50%	8.63%	4/3/2028	3,828	3,850	3,839	0.50%
Anchor Packaging	(12)	First Lien Term Loan	S + 3.75%	8.60%	7/20/2029	3,741	3,743	3,759	0.48%
Austin Powder (A-AP Buyer Inc)	(12)	First Lien Term Loan	S + 3.25%	7.85%	9/9/2031	500	499	503	0.06%
Chroma Color	(4) (14)	First Lien Term Loan	S + 6.00%	11.28%	4/23/2029	1,731	1,703	1,718	0.22%
Chroma Color (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S + 6.00%	11.28%	4/23/2029	381	(3)	(3)	—%
Ineos US Finance LLC	(10) (12) (13)	First Lien Term Loan	S + 3.75%	8.60%	2/7/2031	2,030	2,025	2,035	0.26%
Ineos US Finance LLC	(10) (12) (13)	First Lien Term Loan	S + 3.25%	8.10%	2/18/2030	2,220	2,231	2,222	0.30%
INEOS US Petrochem LLC	(12)	First Lien Term Loan	S + 4.25%	9.20%	4/2/2029	869	869	871	0.11%
Spartech	(6) (7) (12)	First Lien Term Loan	S + 4.75%	10.05%	5/6/2028	3,899	3,899	3,049	0.39%
Tronox Limited	(12) (13)	First Lien Term Loan	S + 2.50%	7.35%	4/4/2029	3,345	3,355	3,352	0.43%
Univar Solutions USA Inc.	(12)	First Lien Term Loan	S + 3.50%	8.46%	8/1/2030	1,891	1,902	1,903	0.25%
USALCO	(12)	First Lien Term Loan	S + 4.00%	8.85%	9/17/2031	1,269	1,263	1,276	0.16%
USALCO	(12)	First Lien Term Loan	S + 4.00%	8.85%	9/17/2031	131	131	131	0.02%
Total Chemicals, Plastics, & Rubber							25,467	24,655	3.18%

Construction & Building
APi Group DE Inc.	(12) (13)	First Lien Term Loan	S + 2.00%	6.85%	1/3/2029	1,750	1,749	1,751	0.23%
Gannett Fleming	(4) (6) (7)	First Lien Term Loan	S + 4.50%	9.67%	8/5/2030	17,869	17,605	17,606	2.27%
Gannett Fleming	(4) (7) (11)	Revolving Loan	S + 4.50%	9.67%	8/5/2030	2,131	(31)	(31)	—%
Gulfside Supply	(12)	First Lien Term Loan	S + 3.00%	8.29%	6/17/2031	1,146	1,144	1,147	0.15%
Heartland Paving Partners	(4) (6) (14)	First Lien Term Loan	S + 5.00%	9.60%	8/9/2030	8,571	8,486	8,490	1.08%
Heartland Paving Partners (Delayed Draw)	(4) (11)	First Lien Term Loan	S + 5.00%	9.60%	8/9/2030	5,714	(14)	(54)	(0.01)%
Heartland Paving Partners (Delayed Draw)	(4) (11)	First Lien Term Loan	S + 5.00%	9.60%	8/9/2030	5,714	(14)	(54)	(0.01)%
Hyphen Solutions, LLC	(4) (6) (7)	First Lien Term Loan	S + 5.50%	10.45%	10/27/2026	6,825	6,796	6,825	0.88%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2024
(dollar amounts in thousands)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)

ICE USA Infrastructure LLC	(4) (6) (14)	First Lien Term Loan	S + 5.25%	9.85%	3/15/2030	5,823	5,768	5,767	0.74%
ICE USA Infrastructure LLC	(4) (6)	First Lien Term Loan	S + 5.25%	9.85%	3/15/2030	1,622	1,606	1,606	0.21%
MEI Buyer LLC	(4) (14)	First Lien Term Loan	S + 5.00%	9.85%	6/29/2029	3,134	3,080	3,135	0.40%
MEI Buyer LLC (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S + 5.00%	9.85%	6/29/2029	501	(2)	—	—%
Quikrete Holdings, Inc.	(12)	First Lien Term Loan	S + 2.25%	7.10%	3/19/2029	1,485	1,487	1,487	0.19%
SPI	(4) (6) (7) (14)	First Lien Term Loan	S + 4.75%	9.70%	12/21/2027	6,825	6,760	6,825	0.88%
Tencate	(6) (7) (12) (14)	First Lien Term Loan	S + 3.25%	7.85%	2/21/2031	7,578	7,550	7,579	0.97%
Thyssenkrupp Elevator (Vertical US Newco Inc)	(12) (13)	First Lien Term Loan	S + 3.50%	8.59%	4/30/2030	3,980	4,005	3,992	0.51%
Vertex Service Partners	(4) (14)	First Lien Term Loan	S + 5.75%	10.81%	11/8/2030	1,224	1,207	1,207	0.16%
Vertex Service Partners (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S + 5.62%	10.88%	11/8/2030	2,359	2,336	2,308	0.30%
WSB / EST	(4) (14)	First Lien Term Loan	S + 6.00%	11.06%	8/31/2029	1,627	1,606	1,605	0.21%
WSB / EST (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S + 6.00%	11.25%	8/31/2029	1,090	754	747	0.10%
Total Construction & Building							71,878	71,938	9.26%

Consumer Goods: Durable
Callaway Golf Company	(12) (13)	First Lien Term Loan	S + 3.00%	7.85%	3/15/2030	1,407	1,408	1,389	0.18%
Culligan (AKA Osmosis Debt Merger Sub Inc)	(12)	First Lien Term Loan	S + 3.50%	8.70%	7/31/2028	2,992	3,010	2,992	0.39%
MITER Brands (MIWD Holdco II LLC)	(12)	First Lien Term Loan	S + 3.00%	8.35%	3/28/2031	3,491	3,513	3,501	0.45%
NMC Skincare Intermediate Holdings II, LLC	(4) (6) (7)	First Lien Term Loan	S + 5.00%	10.26% (Cash) 1.00% (PIK)	11/2/2026	6,627	6,625	6,341	0.81%
SmartSign	(4) (14)	First Lien Term Loan	S + 5.50%	10.55%	9/7/2028	2,009	1,995	2,009	0.26%
SmartSign	(4) (14)	First Lien Term Loan	S + 5.75%	10.78%	9/7/2028	1,520	1,495	1,520	0.20%
SRAM LLC	(12)	First Lien Term Loan	S + 2.75%	7.71%	5/18/2028	3,645	3,655	3,649	0.47%
Total Consumer Goods: Durable							21,701	21,401	2.76%

Consumer Goods: Non-Durable
Accupac Inc	(4) (6) (7)	First Lien Term Loan	S + 6.00%	10.90%	1/16/2026	6,821	6,812	6,746	0.87%
Elevation Labs	(4) (6)	First Lien Term Loan	S + 5.25%	10.60%	6/30/2028	1,292	1,283	1,290	0.17%
Elevation Labs (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S + 5.25%	10.45%	6/30/2028	598	177	178	0.02%
Image International Intermediate Holdco II, LLC	(4) (6) (7)	First Lien Term Loan	S + 5.50%	10.96%	7/10/2025	6,948	6,922	6,837	0.88%
Market Performance Group	(4) (14)	First Lien Term Loan	S + 5.25%	9.85%	1/8/2030	3,693	3,659	3,730	0.48%
Market Performance Group (Delayed Draw)	(4) (11)	First Lien Term Loan	S + 5.25%	10.51%	1/8/2030	907	362	371	0.05%
Perrigo Investments	(10) (12) (13)	First Lien Term Loan	S + 2.25%	7.20%	4/20/2029	1,420	1,420	1,421	0.18%
PIP	(4) (6) (14)	First Lien Term Loan	S + 4.00%	8.96%	12/29/2027	6,267	6,251	6,253	0.81%
Revision Skincare	(4)	Subordinated Debt	N/A	10.00% (Cash) 1.00% (PIK)	12/1/2028	10,253	10,108	10,253	1.32%
Ultima	(4)	Subordinated Debt	N/A	11.00% (Cash) 1.50% (PIK)	3/12/2029	1,341	1,322	1,341	0.17%
Total Consumer Goods: Non-Durable							38,316	38,420	4.95%

The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2024
(dollar amounts in thousands)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)

Containers, Packaging & Glass
Novolex (Clydesdale Acquisition Holdings Inc)	(12)	First Lien Term Loan	S + 3.25%	8.02%	4/13/2029	1,656	1,667	1,649	0.21%
Oliver Inc	(4)	Subordinated Debt	N/A	12.50%	1/6/2029	245	241	243	0.03%
Oliver Inc	(4)	Subordinated Debt	N/A	11.00%	1/6/2029	1,326	1,308	1,246	0.16%
Online Labels Group	(4) (14)	First Lien Term Loan	S + 5.25%	9.85%	12/19/2029	972	963	972	0.13%
Online Labels Group (Delayed Draw)	(4) (11)	First Lien Term Loan	S + 5.25%	9.85%	12/19/2029	119	—	—	—%
Online Labels Group (Delayed Draw)	(4) (11)	First Lien Term Loan	S + 5.25%	9.85%	12/19/2029	119	—	—	—%
Pacur	(4) (6)	Subordinated Debt	N/A	10.00% (Cash) 1.50% (PIK)	9/2/2026	8,310	8,310	8,310	1.07%
Proampac	(7) (12) (14)	First Lien Term Loan	S + 4.00%	9.23%	9/15/2028	3,970	3,970	3,981	0.51%
Total Containers, Packaging & Glass							16,459	16,401	2.11%

Energy: Electricity
Covanta Energy Corp	(12)	First Lien Term Loan	S + 2.50%	7.35%	11/30/2028	689	687	690	0.09%
Covanta Energy Corp	(12)	First Lien Term Loan	S + 2.50%	7.59%	11/30/2028	53	53	53	0.01%
Insulation Technology Group	(4) (6) (10) (13) (14)	First Lien Term Loan	S + 5.50%	10.35%	6/25/2030	19,808	19,615	19,618	2.52%
Insulation Technology Group (Delayed Draw)	(4) (10) (11) (13)	First Lien Term Loan	S + 5.50%	10.35%	6/25/2030	5,226	—	(50)	(0.01)%
National Power	(4) (14)	First Lien Term Loan	S + 5.75%	10.60%	10/22/2029	1,474	1,455	1,468	0.19%
National Power (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S + 5.75%	10.60%	10/22/2029	799	(2)	(3)	—%
Total Energy: Electricity							21,808	21,776	2.80%

Energy: Oil & Gas
Abrasive Products and Equipment (AP&E)	(4)	Subordinated Debt	N/A	15.00% (PIK)	9/2/2026	11,061	10,738	9,672	1.25%
Total Energy: Oil & Gas							10,738	9,672	1.25%

Environmental Industries
101 Inc	(4) (6)	First Lien Term Loan	S + 5.25%	10.60%	8/31/2028	810	804	741	0.10%
Contract Land Staff	(4) (6) (14)	First Lien Term Loan	S + 4.75%	9.35%	3/27/2030	6,652	6,588	6,588	0.85%
Contract Land Staff (Delayed Draw)	(4)	First Lien Term Loan	S + 4.75%	9.86%	3/27/2030	2,674	2,668	2,648	0.34%
Contract Land Staff (Delayed Draw)	(4) (11)	First Lien Term Loan	S + 5.00%	10.28%	3/27/2030	4,418	(11)	(42)	(0.01)%
GFL Environmental (Betty Merger)	(10) (12) (13)	First Lien Term Loan	S + 2.00%	7.32%	7/3/2031	3,385	3,376	3,386	0.44%
Impact Environmental Group	(4) (14)	First Lien Term Loan	S + 5.00%	9.70%	3/23/2029	2,060	2,026	2,060	0.27%
Impact Environmental Group	(4) (14)	First Lien Term Loan	S + 5.00%	9.70%	3/23/2029	422	415	422	0.05%
Impact Environmental Group (Delayed Draw)	(4) (14)	First Lien Term Loan	S + 5.00%	9.70%	3/23/2029	962	958	962	0.12%
Impact Environmental Group (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S + 5.00%	9.71%	3/23/2029	1,710	784	791	0.10%
Leo Facilities	(4) (6) (14)	First Lien Term Loan	S + 5.50%	9.75%	7/3/2029	2,347	2,324	2,316	0.30%
Leo Facilities	(4) (14)	First Lien Term Loan	S + 5.50%	10.76%	7/3/2029	3,394	3,361	3,350	0.43%
Leo Facilities (Delayed Draw)	(4) (11)	First Lien Term Loan	S + 5.50%	10.76%	7/3/2029	19,812	—	(260)	(0.03)%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2024
(dollar amounts in thousands)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)

Leo Facilities (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S + 5.50%	10.48%	7/3/2029	2,567	1,893	1,864	0.24%
North Haven Stack Buyer, LLC	(4) (6) (7) (14)	First Lien Term Loan	S + 5.25%	10.50%	7/16/2027	6,824	6,806	6,862	0.88%
North Haven Stack Buyer, LLC (Delayed Draw)	(4) (7)	First Lien Term Loan	S + 5.00%	9.59%	7/16/2027	605	605	605	0.08%
North Haven Stack Buyer, LLC (Delayed Draw)	(4) (7)	First Lien Term Loan	S + 5.00%	9.67%	7/16/2027	458	458	458	0.06%
North Haven Stack Buyer, LLC (Delayed Draw)	(4) (7) (11)	First Lien Term Loan	S + 5.00%	9.64%	7/16/2027	2,632	81	104	0.01%
SI Solutions	(4) (6) (14)	First Lien Term Loan	S + 4.75%	9.60%	8/15/2030	10,520	10,416	10,419	1.35%
SI Solutions (Delayed Draw)	(4) (11)	First Lien Term Loan	S + 4.75%	9.60%	8/15/2030	4,951	(12)	(47)	(0.01)%
Total Environmental Industries							43,540	43,227	5.57%

Forest Products & Paper
Kodiak	(12)	First Lien Term Loan	S + 3.75%	8.60%	3/12/2028	682	681	684	0.09%
Total Forest Products & Paper							681	684	0.09%

Healthcare & Pharmaceuticals
Action Behavior Centers	(4) (6) (14)	First Lien Term Loan	S + 5.25%	10.57%	7/2/2031	13,853	13,716	13,726	1.77%
Action Behavior Centers (Delayed Draw)	(4) (11)	First Lien Term Loan	S + 5.25%	10.57%	7/2/2031	2,519	(6)	(23)	—%
Coding Solutions Acquisition Inc.	(4) (6) (7) (14)	First Lien Term Loan	S + 5.00%	9.25%	8/7/2031	10,602	10,529	10,501	1.35%
Coding Solutions Acquisition Inc.	(4) (7) (11)	Revolving Loan	S + 5.00%	10.01%	8/7/2031	1,101	265	265	0.03%
Coding Solutions Acquisition Inc. (Delayed Draw)	(4) (7) (11)	First Lien Term Loan	S + 5.00%	10.01%	8/7/2031	1,914	(5)	(18)	—%
EyeSouth	(4) (14)	First Lien Term Loan	S + 5.50%	10.45%	10/5/2029	2,225	2,187	2,183	0.28%
EyeSouth (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S + 5.50%	10.46%	10/5/2029	729	464	450	0.06%
Health Management Associates	(4) (14)	First Lien Term Loan	S + 6.25%	11.37%	3/30/2029	3,347	3,292	3,338	0.43%
Health Management Associates (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S + 6.25%	11.22%	3/30/2029	606	289	299	0.04%
Heartland Veterinary Partners	(4)	Subordinated Debt	N/A	7.50% (Cash) 7.00% (PIK)	12/10/2027	1,036	1,024	1,027	0.13%
Heartland Veterinary Partners (Delayed Draw)	(4) (11)	Subordinated Debt	N/A	14.50%	12/10/2027	5,000	1,945	1,904	0.24%
Heartland Veterinary Partners (Delayed Draw)	(4)	Subordinated Debt	N/A	7.50% (Cash) 7.00% (PIK)	12/10/2027	5,179	5,179	5,137	0.66%
Jazz Pharmaceuticals (AKA FINANCING LUX SARL)	(10) (12) (13)	First Lien Term Loan	S + 2.25%	7.10%	5/5/2028	3,843	3,867	3,844	0.50%
Medline (AKA Mozart Borrower LP)	(12)	First Lien Term Loan	S + 2.75%	7.60%	10/23/2028	2,758	2,761	2,762	0.35%
Organon & Co	(12) (13)	First Lien Term Loan	S + 2.50%	7.46%	5/19/2031	1,418	1,415	1,418	0.18%
Parexel (AKA Phoenix Newco Inc)	(12)	First Lien Term Loan	S + 3.00%	7.85%	11/15/2028	—	(1)	—	—%
Select Medical Corporation	(12) (13)	First Lien Term Loan	S + 3.00%	7.85%	3/6/2027	824	828	828	0.11%
Southern Veterinary Partners	(7) (12) (14)	First Lien Term Loan	S + 3.75%	8.00%	10/5/2027	4,207	4,203	4,220	0.54%
SSJA Bariatric Management LLC	(4) (6)	First Lien Term Loan	S + 5.25%	10.00%	4/30/2025	7,455	7,455	3,556	0.46%
Surgery Center Holdings Inc	(12)	First Lien Term Loan	S + 2.75%	7.67%	12/19/2030	—	(1)	—	—%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2024
(dollar amounts in thousands)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value		% of Net Assets (5)

Team Services Group	(12) (14)	First Lien Term Loan	S + 5.00%	10.51%	12/20/2027	3,307	3,292	3,277		0.42%
Thorne HealthTech	(4) (14)	First Lien Term Loan	S + 5.50%	10.35%	10/16/2030	2,767	2,742	2,773		0.36%
TIDI Products	(4) (7) (14)	First Lien Term Loan	S + 5.50%	10.35%	12/19/2029	4,531	4,491	4,544		0.59%
TIDI Products (Delayed Draw)	(4) (7) (11)	First Lien Term Loan	S + 5.50%	10.35%	12/19/2029	1,201	—	3		—%
VMG Health	(4) (6) (14)	First Lien Term Loan	S + 5.00%	9.60%	4/16/2030	14,082	13,947	13,945		1.79%
W2O Holdings, Inc. (Delayed Draw)	(4) (6) (14)	First Lien Term Loan	S + 4.75%	10.01%	6/12/2028	6,823	6,823	6,758		0.87%
Wellspring	(4) (14)	First Lien Term Loan	S + 5.00%	9.70%	8/22/2028	6,479	6,438	6,416		0.83%
Wellspring	(4) (14)	First Lien Term Loan	S + 5.00%	10.36%	8/22/2028	4,023	3,966	3,984		0.51%
Wellspring (Delayed Draw)	(4)	First Lien Term Loan	S + 5.00%	9.70%	8/22/2028	1,871	1,861	1,853		0.24%
Young Innovations	(4) (6) (7) (14)	First Lien Term Loan	S + 5.75%	10.87%	12/3/2029	6,816	6,756	6,753		0.87%
Young Innovations (Delayed Draw)	(4) (7) (11)	First Lien Term Loan	S + 5.75%	10.87%	12/3/2029	1,431	—	(13)		—%
Total Healthcare & Pharmaceuticals							109,722	105,710	0	13.61%

High Tech Industries
Ahead Data Blue LLC	(6)(12) (14)	First Lien Term Loan	S + 3.50%	8.10%	2/1/2031	5,477	5,452	5,492		0.71%
AppLovin Corp.	(12) (13)	First Lien Term Loan	S + 2.50%	7.35%	8/16/2030	3,895	3,909	3,897		0.50%
AssetMark Financial Holdings (GTCR Everest Borrower LLC)	(12)	First Lien Term Loan	S + 3.00%	8.12%	9/5/2031	—	—	—		—%
BMC Software, Inc.	(12)	First Lien Term Loan	S + 3.75%	9.01%	7/30/2031	5,000	4,988	4,996		0.64%
Diligent Corporation	(4) (6) (7)	First Lien Term Loan	S + 5.00%	10.09%	8/2/2030	2,553	2,541	2,553		0.33%
Diligent Corporation	(4) (6) (7) (14)	First Lien Term Loan	S + 5.00%	10.09%	8/2/2030	14,894	14,820	14,895		1.92%
Diligent Corporation (Delayed Draw)	(4) (6) (7) (11)	First Lien Term Loan	S + 5.00%	10.09%	8/2/2030	2,553	(12)	—		—%
Dragon - NCR Voyix	(4) (6)	First Lien Term Loan	S + 3.25%	7.85%	9/30/2031	7,000	6,965	6,965		0.90%
Ensono, LP.	(6) (12) (14)	First Lien Term Loan	S + 4.00%	8.96%	5/26/2028	10,905	10,852	10,902		1.40%
Evergreen Services Group II	(4) (7) (14)	First Lien Term Loan	S + 5.75%	10.35%	10/4/2030	3,298	3,253	3,341		0.43%
Evergreen Services Group II (Delayed Draw)	(4) (6) (7) (14)	First Lien Term Loan	S + 5.75%	10.35%	10/4/2030	2,666	2,661	2,701		0.34%
II-VI INCORPORATED	(12) (13)	First Lien Term Loan	S + 2.50%	7.35%	7/2/2029	2,302	2,312	2,306		0.29%
Infobase	(4) (14)	First Lien Term Loan	S + 5.50%	11.01%	6/14/2028	725	720	725		0.09%
Informatica LLC	(12) (13)	First Lien Term Loan	S + 2.25%	7.10%	10/27/2028	4,467	4,487	4,468		0.58%
Instructure	(4) (6) (7)	First Lien Term Loan	S + 3.00%	8.07%	9/11/2031	2,000	1,990	1,990		0.26%
INSTRUCTURE HOLDINGS INC	(12)	First Lien Term Loan	S + 2.75%	8.07%	10/30/2028	—	(1)	—		—%
ITSavvy	(4) (14)	First Lien Term Loan	S + 5.25%	10.20%	8/8/2028	1,762	1,750	1,762		0.23%
MKS INSTRUMENTS INC	(12) (13)	First Lien Term Loan	S + 2.25%	7.17%	8/17/2029	3,420	3,438	3,425		0.44%
Options IT	(4) (6) (7)	First Lien Term Loan	S + 4.75%	9.35%	9/30/2031	9,241	9,149	9,149		1.18%
Options IT	(4) (7) (11)	Revolving Loan	S + 4.75%	9.35%	3/31/2031	1,062	149	149		0.02%
Options IT (Delayed Draw)	(4) (7) (11)	First Lien Term Loan	S + 4.75%	9.35%	9/30/2031	3,187	(8)	(32)		—%
Quickbase	(4) (6) (14)	First Lien Term Loan	S + 4.00%	8.85%	10/2/2028	5,586	5,564	5,560		0.72%
Red Ventures, LLC (New Imagitas, Inc.)	(12)	First Lien Term Loan	S + 3.00%	7.85%	3/3/2030	1,361	1,359	1,349		0.17%
Specialist Resources Global Inc	(4) (6)	First Lien Term Loan	S + 5.00%	9.85%	9/23/2027	1,328	1,316	1,328		0.17%
Specialist Resources Global Inc (Delayed Draw)	(4) (11)	First Lien Term Loan	S + 5.00%	9.85%	9/23/2027	11,790	(25)	—		—%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2024
(dollar amounts in thousands)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)

Specialist Resources Global Inc (Delayed Draw)	(4) (6) (14)	First Lien Term Loan	S + 5.00%	9.85%	9/23/2027	6,823	6,823	6,823	0.88%
UPC/Sunrise (UPC Financing Partnership)	(12)	First Lien Term Loan	S + 2.93%	8.14%	1/31/2029	3,000	2,988	2,989	0.38%
Velosio	(4) (6) (7) (14)	First Lien Term Loan	S + 5.25%	10.56%	3/1/2030	5,494	5,444	5,501	0.71%
Velosio (Delayed Draw)	(4) (7) (11)	First Lien Term Loan	S + 5.25%	10.56%	3/1/2030	1,135	—	1	—%
Worldpay (GTCR W Merger Sub LLC)	(12) (13)	First Lien Term Loan	S + 2.50%	7.10%	1/31/2031	4,465	4,486	4,472	0.58%
Total High Tech Industries							107,370	107,707	13.87%

Hotel, Gaming & Leisure
Cinemark USA, Inc.	(12) (13)	First Lien Term Loan	S + 3.25%	7.85%	5/24/2030	3,599	3,620	3,609	0.46%
Total Hotel, Gaming & Leisure							3,620	3,609	0.46%

Media: Advertising, Printing & Publishing
Thomson Reuters IP & S (AKA Clarivate / Camelot Finance SA)	(12)	First Lien Term Loan	S + 2.75%	7.60%	1/31/2031	3,980	3,992	3,979	0.51%
Vanguard Packaging LLC	(4) (6) (14)	First Lien Term Loan	S + 5.00%	9.87%	8/9/2026	5,839	5,833	5,839	0.75%
Total Media: Advertising, Printing & Publishing							9,825	9,818	1.26%

Media: Broadcasting & Subscription
Directv (AKA Directv Financing LLC)	(12)	First Lien Term Loan	S + 5.00%	9.96%	8/2/2027	170	169	170	0.02%
Nexstar Broadcasting, Inc.	(12) (13)	First Lien Term Loan	S + 2.50%	7.46%	9/18/2026	3,863	3,869	3,866	0.50%
Virgin Media Investment Holdings Limited	(12) (13)	First Lien Term Loan	S + 3.25%	8.46%	1/31/2029	1,375	1,357	1,317	0.17%
Ziggo B.V.	(12) (13)	First Lien Term Loan	S + 2.50%	7.71%	4/30/2028	500	491	489	0.06%
Total Media: Media: Broadcasting & Subscription							5,886	5,842	0.75%

Media: Diversified & Production
BroadcastMed	(4)	Subordinated Debt	N/A	10.00% (Cash) 3.75% (PIK)	11/12/2027	2,775	2,735	2,660	0.34%
Creative Artists Agency, LLC	(12)	First Lien Term Loan	S + 3.25%	8.50%	11/27/2028	1,989	1,999	1,990	0.26%
Total Media: Diversified & Production							4,734	4,650	0.60%

Metals and Mining
Arsenal AIC Parent LLC(Arconic)	(12)	First Lien Term Loan	S + 3.25%	8.10%	8/18/2030	2,608	2,633	2,609	0.34%
Total Metals and Mining							2,633	2,609	0.34%

Retail
Amer Sports	(12) (13)	First Lien Term Loan	S + 2.75%	7.85%	2/17/2031	260	259	261	0.03%
Total Retail							259	261	0.03%

The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2024
(dollar amounts in thousands)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)

Services: Business
ALKU	(4) (6)	First Lien Term Loan	S + 6.25%	10.50%	5/23/2029	2,691	2,646	2,716	0.35%
Amex GBT	(12)	First Lien Term Loan	S + 3.00%	8.28%	7/25/2031	800	798	799	0.10%
Aramsco	(4) (7) (14)	First Lien Term Loan	S + 4.75%	9.35%	10/10/2030	2,965	2,911	2,973	0.38%
Aramsco (Delayed Draw)	(4) (6) (7) (11)	First Lien Term Loan	S + 4.75%	9.35%	10/10/2030	520	—	1	—%
ARMstrong	(4) (14)	First Lien Term Loan	S + 5.75%	10.45%	10/8/2029	2,974	2,934	2,962	0.38%
ARMstrong (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S + 5.75%	11.13%	10/8/2029	1,007	74	76	0.01%
Caldwell & Gregory	(4)	Subordinated Debt	S + 9.25%	13.85% (PIK)	3/29/2030	5,000	4,900	4,900	0.63%
Cast & Crew	(12)	First Lien Term Loan	S + 3.75%	8.60%	12/29/2028	1,865	1,868	1,871	0.24%
Class Valuation	(4)	Subordinated Debt	N/A	11.00%	9/30/2026	444	440	427	0.05%
Class Valuation	(4)	Subordinated Debt	N/A	11.00%	9/30/2026	10,000	9,910	9,599	1.24%
Colibri (McKissock LLC)	(6) (7) (12) (14)	First Lien Term Loan	S + 5.00%	9.96%	3/12/2029	5,955	5,821	5,973	0.77%
CrossCountry Consulting	(4) (7) (14)	First Lien Term Loan	S + 4.75%	9.85%	6/1/2029	1,369	1,348	1,375	0.18%
CrossCountry Consulting (Delayed Draw)	(4) (7) (11)	First Lien Term Loan	S + 4.75%	9.85%	6/1/2029	560	(4)	3	—%
Engage	(4) (7) (14)	First Lien Term Loan	S + 5.00%	9.85%	8/1/2029	2,413	2,381	2,390	0.31%
Engage (Delayed Draw)	(4) (7) (11)	First Lien Term Loan	S + 5.00%	9.85%	8/1/2029	5,790	(14)	(56)	(0.01)%
Engage (Delayed Draw)	(4) (6) (7) (11)	First Lien Term Loan	S + 5.00%	9.85%	8/1/2029	2,338	1,040	1,023	0.13%
Esquire Deposition Services	(4)	Subordinated Debt	N/A	14.00% (PIK)	6/30/2029	1,738	1,698	1,696	0.22%
Evergreen Services Group	(4) (7) (14)	First Lien Term Loan	S + 6.25%	10.96%	6/15/2029	3,996	3,935	3,996	0.51%
Evergreen Services Group (Delayed Draw)	(4) (7) (14)	First Lien Term Loan	S + 6.25%	10.96%	6/15/2029	956	949	956	0.12%
First Advantage Holdings LLC	(12)	First Lien Term Loan	S + 3.25%	8.35%	9/19/2031	1,335	1,328	1,331	0.17%
Garda World Security Corporation	(10) (12) (13)	First Lien Term Loan	S + 3.50%	8.83%	2/1/2029	1,995	2,022	1,997	0.26%
HireRight	(12)	First Lien Term Loan	S + 4.00%	8.85%	9/27/2030	5,969	5,913	5,940	0.76%
ICON LUXEMBOURG SARL	(10) (12) (13)	First Lien Term Loan	S + 2.00%	6.60%	7/3/2028	100	101	101	0.01%
ICON LUXEMBOURG SARL	(10) (12) (13)	First Lien Term Loan	S + 2.00%	6.60%	7/3/2028	25	25	25	—%
Image First	(4) (6) (14)	First Lien Term Loan	S + 4.25%	8.85%	4/27/2028	6,869	6,855	6,869	0.88%
Ingram Micro Inc	(12)	First Lien Term Loan	S + 2.75%	7.56%	9/17/2031	2,873	2,886	2,877	0.37%
Integrated Power Services	(4) (14)	First Lien Term Loan	S + 4.50%	9.46%	11/22/2028	1,808	1,805	1,808	0.23%
Integrated Power Services (Delayed Draw)	(4) (11)	First Lien Term Loan	S + 4.50%	9.46%	11/22/2028	4,519	(10)	—	—%
Kofile	(4)	Subordinated Debt	N/A	13.25% (PIK)	12/31/2027	6,532	6,532	6,235	0.80%
LSCS Holdings, Inc. (Dohmen)	(4) (6) (14)	First Lien Term Loan	S + 4.50%	9.46%	12/16/2028	8,730	8,684	8,690	1.12%
OMNIA Partners	(7) (12) (14)	First Lien Term Loan	S + 3.25%	8.53%	7/25/2030	2,496	2,482	2,506	0.32%
Open Text Corporation	(10) (12) (13)	First Lien Term Loan	S + 2.25%	7.10%	1/31/2030	4,431	4,454	4,452	0.57%
Phaidon	(4) (6) (10) (13) (14)	First Lien Term Loan	S + 5.50%	10.45%	8/22/2029	6,276	6,229	6,157	0.80%
Press Ganey	(6) (7) (12) (14)	First Lien Term Loan	S + 3.50%	8.35%	4/30/2031	5,175	5,125	5,170	0.67%
Propark Mobility	(4) (14)	First Lien Term Loan	S + 5.00%	9.85%	1/31/2029	2,507	2,469	2,505	0.32%
Propark Mobility (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S + 5.00%	9.80%	1/31/2029	1,153	980	996	0.13%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2024
(dollar amounts in thousands)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)

Propark Mobility (Delayed Draw)	(4)	First Lien Term Loan	S + 6.25%	10.31%	1/31/2029	9,014	8,992	9,007	1.16%
Province	(4) (14)	First Lien Term Loan	S + 5.25%	10.10%	7/1/2030	4,591	4,546	4,549	0.59%
Riveron	(4) (6) (14)	First Lien Term Loan	S + 6.25%	11.10%	7/6/2029	5,182	5,056	5,130	0.66%
Riveron (Delayed Draw)	(4) (11)	First Lien Term Loan	S + 6.25%	11.27%	7/6/2029	8,276	(41)	(83)	(0.01)%
Riveron (Delayed Draw)	(4) (6)	First Lien Term Loan	S + 6.25%	11.04%	7/6/2029	777	769	770	0.10%
Safety Infrastructure Services	(4) (6) (14)	First Lien Term Loan	S + 4.75%	9.35%	7/21/2028	6,278	6,217	6,218	0.80%
Soliant Holdings LLC	(4)	First Lien Term Loan	S + 3.75%	8.60%	7/18/2031	18,310	18,128	18,310	2.37%
Synechron	(12)	First Lien Term Loan	S + 3.50%	8.60%	9/26/2031	2,000	1,980	1,985	0.26%
System One	(4) (14)	First Lien Term Loan	S + 3.75%	8.50%	3/2/2028	1,085	1,085	1,085	0.14%
Tempo Acquisition, LLC	(12)	First Lien Term Loan	S + 2.25%	7.10%	8/31/2028	3,656	3,671	3,662	0.47%
TouchTunes Interactive Network	(4) (6) (14)	First Lien Term Loan	S + 4.75%	9.35%	4/2/2029	7,673	7,673	7,662	0.99%
Trilon Group	(4) (6) (14)	First Lien Term Loan	S + 5.50%	10.95%	5/27/2029	6,873	6,848	6,807	0.88%
Trilon Group	(4) (6)	First Lien Term Loan	S + 5.50%	10.95%	5/29/2029	3,006	2,978	2,978	0.38%
Trilon Group (Delayed Draw)	(4) (11)	First Lien Term Loan	S + 5.50%	10.67%	5/29/2029	10,071	2,175	2,079	0.27%
Village Green Holding	(4)	Subordinated Debt	N/A	10.50% (Cash) 1.75% (PIK)	9/26/2029	1,403	1,368	1,369	0.18%
Village Green Holding (Delayed Draw)	(4) (11)	Subordinated Debt	N/A	10.50% (Cash) 1.75% (PIK)	9/26/2029	536	(7)	(13)	—%
Vistage	(4) (7) (14)	First Lien Term Loan	S + 4.75%	9.35%	7/13/2029	3,473	3,457	3,479	0.45%
Total Services: Business							176,410	176,333	22.71%

Services: Consumer
360 Training	(4) (14)	First Lien Term Loan	S + 5.00%	9.85%	8/2/2028	3,047	3,019	3,047	0.39%
360 Training (Delayed Draw)	(4) (11)	First Lien Term Loan	S + 5.00%	9.85%	8/2/2028	2,734	—	—	—%
A Place For Mom, Inc.	(4) (6)	First Lien Term Loan	S + 4.50%	9.46%	2/10/2026	6,786	6,786	6,786	0.88%
All My Sons	(4) (14)	First Lien Term Loan	S + 4.75%	9.71%	10/25/2028	3,616	3,600	3,594	0.46%
Apex Services	(4) (7) (11)	Revolving Loan	S + 5.00%	9.86%	10/24/2029	1,101	(11)	(11)	—%
Apex Services	(4) (6) (7) (11)	First Lien Term Loan	S + 5.00%	9.86%	10/24/2030	12,698	(127)	(126)	(0.02)%
Apex Services (Delayed Draw)	(4) (7) (11)	First Lien Term Loan	S +5.00%	9.86%	10/24/2030	3,087	328	312	0.04%
Apex Services (Delayed Draw)	(4) (7) (11)	First Lien Term Loan	S + 5.00%	9.86%	10/24/2030	3,114	(16)	(31)	—%
Brightspring Health (aka Phoenix Gurantor Inc.)	(12)	First Lien Term Loan	S + 3.25%	8.10%	2/21/2031	3,980	3,967	3,974	0.51%
Excel Fitness	(4) (6) (14)	First Lien Term Loan	S + 5.25%	9.85%	4/27/2029	5,910	5,858	5,857	0.75%
Excel Fitness (Delayed Draw)	(4) (11)	First Lien Term Loan	S + 5.50%	10.10%	4/27/2029	2,096	(15)	—	—%
Legacy Service Partners	(4) (14)	First Lien Term Loan	S + 5.25%	10.00%	1/9/2029	4,034	3,971	4,015	0.52%
Legacy Service Partners (Delayed Draw)	(4) (6) (14)	First Lien Term Loan	S + 5.25%	10.14%	1/9/2029	1,880	1,873	1,871	0.24%
NearU	(4) (6) (7)	First Lien Term Loan	S + 6.00%	11.03%	8/16/2028	5,057	5,004	4,822	0.62%
NearU (Delayed Draw)	(4) (6) (7) (11)	First Lien Term Loan	S + 6.00%	11.54%	8/16/2028	712	—	(33)	—%
NearU (Delayed Draw)	(4) (6) (7) (11)	First Lien Term Loan	S + 6.00%	11.54%	8/16/2028	832	—	(39)	(0.01)%
NearU (Delayed Draw)	(4) (6) (7) (11)	First Lien Term Loan	S + 6.00%	11.54%	8/16/2028	84	—	(4)	—%
Norton Life Lock	(12) (13)	First Lien Term Loan	S + 1.75%	6.60%	9/12/2029	366	366	365	0.05%
Palmetto Exterminators	(4)	Subordinated Debt	N/A	9.00% (Cash) 4.00% (PIK)	1/28/2030	666	651	651	0.08%
Palmetto Exterminators (Delayed Draw)	(4)	Subordinated Debt	N/A	9.00% (Cash) 4.00% (PIK)	1/28/2030	509	502	497	0.06%
Perennial Services Group	(4) (14)	First Lien Term Loan	S + 5.50%	10.66%	9/7/2029	1,680	1,659	1,697	0.22%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2024
(dollar amounts in thousands)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)

Perennial Services Group (Delayed Draw)	(4) (11)	First Lien Term Loan	S + 4.75%	9.45%	9/7/2029	7,681	2,846	2,804	0.36%
Perennial Services Group (Delayed Draw)	(4) (14)	First Lien Term Loan	S + 5.50%	10.66%	9/7/2029	1,504	1,502	1,519	0.20%
Protection One (aka Prime Security Services)	(12)	First Lien Term Loan	S + 2.25%	7.45%	10/13/2030	2,225	2,220	2,225	0.29%
Verscend Technologies	(12)	First Lien Term Loan	S + 3.25%	8.45%	5/1/2031	3,483	3,498	3,485	0.45%
Wrench Group	(4) (7) (14)	First Lien Term Loan	S + 4.00%	8.87%	10/30/2028	3,958	3,950	3,963	0.51%
Total Services: Consumer							51,431	51,240	6.60%

Sovereign & Public Finance
LMI	(4) (6) (14)	First Lien Term Loan	S + 5.50%	10.36%	7/18/2028	6,264	6,160	6,291	0.81%
Total Sovereign & Public Finance							6,160	6,291	0.81%

Telecommunications
Arise Holdings Inc	(4) (6)	First Lien Term Loan	S + 4.50%	9.43%	12/9/2025	6,821	6,799	6,249	0.80%
Greeneden U.S. Holdings II, LLC (Genesys Telecom Holdings U.S., Inc.)	(12)	First Lien Term Loan	S + 3.50%	8.35%	12/1/2027	1,745	1,759	1,751	0.23%
Iridium Satellite LLC	(12) (13)	First Lien Term Loan	S + 2.25%	7.10%	9/20/2030	2,303	2,305	2,266	0.29%
Mobile Communications America Inc	(4) (14)	First Lien Term Loan	S + 5.25%	10.26%	10/16/2029	4,503	4,449	4,543	0.59%
Mobile Communications America Inc (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S + 5.25%	10.44%	10/16/2029	1,463	187	209	0.03%
Sapphire Telecom Inc	(4) (6) (14)	First Lien Term Loan	S + 5.00%	9.60%	6/27/2029	16,874	16,710	16,839	2.16%
Total Telecommunications							32,209	31,857	4.10%

Transportation: Cargo
Armstrong Transport Group	(4)	Subordinated Debt	N/A	7.00% (Cash) 7.00% (PIK)	6/30/2027	5,741	5,637	5,638	0.73%
Armstrong Transport Group	(4)	Subordinated Debt	N/A	17.00% (PIK)	6/30/2027	1,062	1,043	1,043	0.13%
Kamps Pallets	(4) (6)	First Lien Term Loan	S + 6.00%	11.41%	12/23/2026	5,880	5,811	5,702	0.73%
Kenco	(4) (6) (14)	First Lien Term Loan	S + 4.25%	8.99%	11/15/2029	21,223	21,104	21,418	2.76%
Kenco (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S + 4.25%	8.99%	11/15/2029	3,749	(19)	34	—%
Kenco (Delayed Draw)	(4) (11)	First Lien Term Loan	S + 4.25%	8.99%	11/15/2029	4,920	(46)	45	0.01%
Total Transportation: Cargo							33,530	33,880	4.36%

Transportation: Consumer
Air Canada	(10) (12) (13)	First Lien Term Loan	S + 2.50%	7.25%	3/21/2031	4,045	4,058	4,060	0.52%
Alternative Logistics Technologies Buyer, LLC	(4) (7) (14)	First Lien Term Loan	S + 5.25%	10.10%	2/14/2031	3,892	3,857	3,854	0.50%
Alternative Logistics Technologies Buyer, LLC (Delayed Draw)	(4) (7) (11)	First Lien Term Loan	S + 5.25%	10.10%	2/14/2031	1,118	—	(11)	—%
American Student Transportation Partners	(4)	Subordinated Debt	N/A	6.00% (Cash) 8.50% (PIK)	9/11/2029	1,710	1,673	1,668	0.21%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2024
(dollar amounts in thousands)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)

American Student Transportation Partners	(4)	Subordinated Debt	N/A	6.00% (Cash) 8.50% (PIK)	9/24/2029	609	594	594	0.08%
United AirLines, Inc.	(12) (13)	First Lien Term Loan	S + 2.75%	8.03%	2/22/2031	4,448	4,463	4,462	0.58%
WestJet Airlines	(10) (12) (13)	First Lien Term Loan	S + 3.75%	8.35%	2/14/2031	1,742	1,750	1,726	0.22%
Total Transportation: Consumer							16,395	16,353	2.11%

Utilities: Electric
AWP Group Holdings, Inc.	(4) (6)	First Lien Term Loan	S + 4.75%	9.60%	12/23/2030	2,266	2,259	2,244	0.29%
AWP Group Holdings, Inc. (Delayed Draw)	(4) (11)	First Lien Term Loan	S + 4.75%	9.60%	12/23/2030	3,080	(15)	(30)	—%
AWP Group Holdings, Inc. (Delayed Draw)	(4) (11)	First Lien Term Loan	S + 4.75%	9.60%	12/23/2030	125	—	(1)	—%
CRCI Holdings Inc	(4) (6) (7)	First Lien Term Loan	S + 5.00%	9.85%	8/27/2031	13,947	13,808	13,811	1.78%
CRCI Holdings Inc	(4) (7) (11)	Revolving Loan	S + 5.00%	9.85%	8/27/2031	2,567	1,258	1,259	0.16%
CRCI Holdings Inc (Delayed Draw)	(4) (7) (11)	First Lien Term Loan	S + 5.00%	9.85%	8/27/2031	3,487	(17)	(34)	—%
Pinnacle Supply Partners, LLC	(4) (14)	First Lien Term Loan	S + 6.25%	11.37%	4/3/2030	2,514	2,471	2,497	0.32%
Pinnacle Supply Partners, LLC (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S + 6.25%	11.68%	4/3/2030	1,452	545	545	0.07%
Vistra Operations Co	(12) (13)	First Lien Term Loan	S + 2.75%	7.60%	4/30/2031	3,582	3,598	3,597	0.46%
Total Utilities: Electric							23,907	23,888	3.08%

Utilities: Water
USA Water	(4) (6) (14)	First Lien Term Loan	S + 4.75%	9.60%	2/21/2031	6,945	6,882	6,937	0.89%
USA Water (Delayed Draw)	(4) (11)	First Lien Term Loan	S + 4.75%	10.01%	2/21/2031	2,684	295	292	0.04%
Total Utilities: Water							7,177	7,229	0.93%

Wholesale
Ergotech (INS)	(4) (14)	First Lien Term Loan	S + 6.50%	11.91%	1/19/2029	4,540	4,471	4,545	0.59%
Ergotech (INS) (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S + 6.50%	11.91%	1/19/2029	1,139	(17)	1	—%
Industrial Service Group	(4) (14)	First Lien Term Loan	S + 5.75%	11.00%	12/7/2028	2,435	2,398	2,409	0.31%
Industrial Service Group (Delayed Draw)	(4) (14)	First Lien Term Loan	S + 5.75%	11.00%	12/7/2028	1,268	1,263	1,254	0.16%
Industrial Service Group (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S + 5.75%	11.01%	12/7/2028	2,245	2,138	2,115	0.27%
Micronics	(4)	Subordinated Debt	S + 5.25%	10.12%	2/17/2027	1,880	1,851	1,849	0.24%
New Era Technology Inc	(4) (6) (7)	First Lien Term Loan	S + 6.25%	11.65%	10/31/2026	6,672	6,658	6,517	0.84%
Solaray LLC	(4) (6) (7)	First Lien Term Loan	S + 6.50%	11.53%	12/15/2025	6,474	6,474	6,170	0.79%
Total Wholesale							25,236	24,860	3.20%

Total Debt Investments							$1,097,652	$1,090,181	140.39%

The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2024
(dollar amounts in thousands)

Portfolio Company (1) (2)	Footnotes	Investment	Acquisition Date	Share / Unit	Cost	Fair Value	% of Net Assets (5)
Equity Investments
Aerospace & Defense
Clarity Innovations, Inc.	(4) (8)	Partnership Interests	12/7/2023	77,000	$76	$87	0.01%
Clarity Innovations, Inc.	(4) (8)	Partnership Interests	6/21/2024	389,000	389	438	0.06%
Turbine Engine Specialists	(4) (8) (9)	Class A-1 Units	9/1/2023	1,180,000	1,180	1,332	0.17%
Total Aerospace & Defense					1,645	1,857	0.24%

Banking, Finance, Insurance, Real Estate
Arax Investment Partners	(4) (8) (13)	Limited Partnership Interests	3/28/2024	820,313	818	1,191	0.15%
Inszone	(4) (8) (13)	Partnership Interests	11/30/2023	80,208	77	97	0.01%
Total Banking, Finance, Insurance, Real Estate					895	1,288	0.16%

Beverage, Food & Tobacco
Fortune International LLC	(4) (8) (13)	Limited Partnership Interests	5/8/2023	200,000	200	242	0.03%
Fresh Edge	(4) (8)	Class B Common Units	10/3/2022	464	1	47	0.01%
Fresh Edge	(4) (8)	Class A Preferred Units	10/3/2022	464	464	533	0.07%
QualiTech	(4) (8)	Class A Units	8/20/2024	972	976	972	0.13%
Spice World	(4) (8)	LLC Common Units	3/31/2022	1,000	126	137	0.02%
Sugar Foods	(4) (8) (13)	Parent Units	9/29/2023	2,000	200	232	0.03%
Tech24	(4) (8)	Company Unit	10/5/2023	200	200	211	0.03%
Total Beverage, Food & Tobacco					2,167	2,374	0.32%

Capital Equipment
EFC International	(4) (8) (13)	Class A Common Units	2/28/2023	114	46	112	0.01%
EFC International	(4) (8) (13)	Series A Preferred Units	2/28/2023	114	114	129	0.02%
E-Technologies / Superior	(4) (8)	Partnership Interests	5/22/2024	1,000,000	1,010	806	0.10%
Total Capital Equipment					1,170	1,047	0.13%

Chemicals, Plastics & Rubber
Meyer Lab	(4) (8) (13)	Units	2/27/2024	849,000	849	978	0.13%
Total Chemicals, Plastics & Rubber					849	978	0.13%

Construction & Building
Gannett Fleming	(4) (8)	Series F Units	5/26/2023	254,428	260	324	0.04%
Gannett Fleming	(4) (8) (9)	Limited Partnership Interests	12/20/2022	178,922	179	228	0.03%
Trench Plate Rental	(4) (8)	Common Equity	3/31/2022	1,000	127	42	0.01%
Total Construction & Building					566	594	0.08%

The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2024
(dollar amounts in thousands)

Portfolio Company (1) (2)	Footnotes	Investment	Acquisition Date	Share / Unit	Cost	Fair Value	% of Net Assets (5)
Consumer Goods: Non-Durable
Revision Skincare	(4) (8)	Limited Partnership Interests	3/31/2022	100	98	108	0.01%
Ultima	(4) (8)	Preferred Units	9/12/2022	11	130	173	0.02%
WCI Holdings, LLC	(4) (8) (13)	Class A1 Units	2/6/2023	534,934	535	515	0.07%
Total Consumer Goods: Non-Durable					763	796	0.10%

Containers, Packaging & Glass
Oliver Inc	(4) (8)	Class A Common Units	7/6/2022	7,816	742	487	0.06%
Pacur	(4) (8) (13)	LLC Units	3/31/2022	100	109	118	0.02%
Total Containers, Packaging & Glass					851	605	0.08%

Healthcare & Pharmaceuticals
Health Management Associates	(4) (8)	Class A Common Units	3/31/2023	161,953	162	197	0.03%
Spectrum Science	(4) (8)	Limited Partner Interests	10/2/2023	241,975	259	179	0.02%
SSJA Bariatric Management LLC	(4) (8)	Class F Units	4/10/2024	442,712	—	—	—%
Total Healthcare & Pharmaceuticals					421	376	0.05%

High Tech Industries
ITSavvy	(4) (8)	Class A Common Units	8/8/2022	119	119	408	0.05%
Netchex	(4) (8)	Limited Partnership Interest	3/28/2024	480,000	513	568	0.07%
Total High Tech Industries					632	976	0.12%

Media: Diversified & Production
BroadcastMed	(4) (8)	Series A-3 Preferred Units	10/4/2022	43,679	655	569	0.07%
Total Media: Diversified & Production					655	569	0.07%

Services: Business
Brainlabs	(4) (8) (10) (13)	Class A Common Shares	9/11/2023	3,753,613	—	—	—%
Brainlabs	(4) (8) (10) (13)	Series A Preferred Shares	9/11/2023	10,256,410	389	470	0.06%
Brainlabs	(4) (8) (10) (13)	Series B Preferred Shares	9/11/2023	3,753,613	600	575	0.07%
Class Valuation	(4) (8)	Class A Common Units	12/8/2023	1,145	116	120	0.02%
Esquire Deposition Services	(4) (8)	Class A Limited Partnership Units	7/1/2024	2,424	320	242	0.03%
Kofile	(4) (8)	Class A-2 Common Units	3/31/2022	100	108	187	0.02%
Riveron	(4) (8)	Class A Units	7/17/2023	200	200	196	0.03%
Smith System	(4) (8)	Common Units	12/13/2023	84,000	84	93	0.01%
Village Green Holding	(4) (8)	Class A Units	9/26/2024	954,000	954	954	0.12%
Worldwide Clinical Trials	(4) (8)	Series A Preferred	12/12/2023	49	47	48	0.01%
Worldwide Clinical Trials	(4) (8)	Class A Interests	12/12/2023	7	74	73	0.01%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2024
(dollar amounts in thousands)

Portfolio Company (1) (2)	Footnotes	Investment	Acquisition Date	Share / Unit	Cost	Fair Value	% of Net Assets (5)
Total Services: Business					2,892	2,958	0.38%

Services: Consumer
AirX Climate Solutions Company	(4) (8)	Partnership Interests	11/7/2023	96	77	142	0.02%
Legacy Service Partners	(4) (8)	Class B Units	1/9/2023	1,963	196	242	0.03%
NearU	(4) (8)	Limited Partnership Interests	8/8/2022	1,419	142	109	0.01%
Palmetto Exterminators	(4) (8)	Class A Units	7/31/2023	770,000	862	929	0.12%
Perennial Services Group	(4) (8) (13)	Class A Units	9/8/2023	1,957	196	283	0.04%
Total Services: Consumer					1,473	1,705	0.22%

Sovereign & Public Finance
LMI	(4) (8)	Limited Partnership Interests	7/18/2022	106,984	107	218	0.03%
Total Sovereign & Public Finance					107	218	0.03%

Transportation: Consumer
American Student Transportation Partners	(4) (8)	Limited Partnership Interest	9/11/2023	79,081	81	72	0.01%
Total Transportation: Consumer					81	72	0.01%

Utilities: Electric
Pinnacle Supply Partners, LLC	(4) (8)	Subject Partnership Units	4/3/2023	111,875	112	101	0.01%
Total Utilities: Electric					112	101	0.01%

Utilities: Water
USA Water	(4) (8) (13)	Common Units	2/21/2024	4,226	423	491	0.06%
Total Utilities: Water					423	491	0.06%

Total Equity Investments					$15,702	$17,005	2.19%

Portfolio Company (1) (2)	Interest Rate	Share/Unit	Cost	Fair Value	% of Net Assets (5)
Cash Equivalents
BlackRock Liquidity Funds T-Fund Institutional Class	4.83%	26,526,567	$26,527	$26,527	3.42%
First American Government Obligations Fund - Class Z	4.78%	10,821	11	11	—%
Total Cash Equivalents			$26,538	$26,538	3.42%

Total Investments			$1,139,892	$1,133,724	146.00%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2024
(dollar amounts in thousands)
____________________
(1)All investments are non-controlled/non-affiliated investments as defined by the Investment Company Act of 1940, as amended (the "1940 Act"). The 1940 Act classifies investments based on the level of control that the Fund maintains in a particular portfolio company. As defined in the 1940 Act, a portfolio company is generally presumed to be “non-controlled” when the Fund owns 25% or less of the portfolio company’s voting securities and “controlled” when the Fund owns more than 25% of the portfolio company’s voting securities. The 1940 Act also classifies investments further based on the level of ownership that the Fund maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally deemed as “non-affiliated” when the Fund owns less than 5% of a portfolio company’s voting securities and “affiliated” when the Fund owns 5% or more of a portfolio company’s voting securities.
(2)Unless otherwise indicated, issuers of debt and equity held by the Fund are domiciled in the United States.
(3)The majority of the investments bear interest at rates that may be determined by reference to Secured Overnight Financing Rate ("SOFR" or "S"), which reset monthly or quarterly. For each such investment, the Fund has provided the spread over SOFR and the current contractual interest rate in effect at September 30, 2024. As of September 30, 2024, effective rates for 1M S, 3M S, 6M S and 12M S are 4.85%, 4.59%, 4.25% and 3.78%, respectively. Certain investments are subject to a SOFR floor. For fixed rate loans, a spread above a reference rate is not applicable.
(4)Investment valued using unobservable inputs (Level 3). See Note 2 “Significant Accounting Policies - Valuation of Portfolio Investments” for more information.
(5)Percentage is based on net assets of $776,511 as of September 30, 2024.
(6)Denotes that all or a portion of the assets are owned by SPV II (as defined in Note 1 “Organization”). On July 16, 2024, SPV II entered into a borrower joinder agreement to become party to the Bank of America Credit Facility Agreement and pledged all of its assets to the collateral administrator to secure its obligations under the Bank of America Credit Facility. Accordingly, such assets are not available to creditors of the Fund. See Note 6 “Secured Borrowings” for more information.
(7)Investment is a unitranche position.
(8)Security acquired in transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be a “restricted security” under the Securities Act. As of September 30, 2024, the Fund held fifty restricted securities with an aggregate fair value of $17,005, or 2.19% of the Fund’s net assets.
(9)Represents an investment held through an aggregator vehicle organized as a pooled investment vehicle.
(10)This portfolio company is not domiciled in the United States. A portfolio company that is not domiciled in the United States is considered a non-qualifying asset under Section 55(a) of the 1940 Act. See Note 3 "Investments" for more information.
(11)Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion. See Note 7 "Commitments and Contingencies". The investment may be subject to unused commitment fees.
(12)Investments valued using observable inputs (Level 2), if applicable. See Note 2 “Significant Accounting Policies – Valuation of Portfolio Investments” and Note 4 "Fair Value Measurements" for more information.
(13)The investment is considered as a non-qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Fund cannot acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of the Fund's total assets. As of September 30, 2024, total non-qualifying assets at fair value represented 11.67% of the Fund's total assets calculated in accordance with the 1940 Act.
(14)Denotes that all or a portion of the assets are owned by CLO-I (as defined in Note 1 "Organization"), which serve as collateral for the 2024 Debt Securitization (as defined in the Notes). See Note 6 “Secured Borrowings".

The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2023
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)

Investments
Debt Investments
Aerospace & Defense
Precision Aviation Group	(4) (6)	First Lien Term Loan	S+ 5.75%	11.12%	12/21/2029	$7,520	$7,370	$7,370	2.08%
Precision Aviation Group (Delayed Draw)	(4) (11)	First Lien Term Loan	S+ 5.75%	11.12%	12/21/2029	2,480	(25)	(49)	(0.01)%
Turbine Engine Specialist, Inc	(4)	Subordinated Debt	S+ 9.50%	14.96%	3/1/2029	1,973	1,925	1,937	0.54%
Total Aerospace & Defense							9,270	9,258	2.61%

Automotive
Adient US LLC	(6) (12)(13)	First Lien Term Loan	S+ 3.25%	8.72%	4/13/2028	875	878	879	0.25%
Belron Finance US LLC	(6) (12)(13)	First Lien Term Loan	S+ 2.43%	8.07%	4/13/2028	871	874	874	0.24%
Randys Holdings, Inc	(4) (6) (7)	First Lien Term Loan	S+ 6.50%	11.88%	11/1/2028	3,957	3,888	3,907	1.10%
Randys Holdings, Inc (Delayed Draw)	(4) (6) (7) (11)	First Lien Term Loan	S+ 6.50%	11.88%	11/1/2028	1,332	—	(17)	—%
Total Automotive							5,640	5,643	1.59%

Banking, Finance, Insurance, Real Estate
Patriot Growth Insurance Service (Delayed Draw) (Incremental)	(4) (6) (7)	First Lien Term Loan	S+ 5.75%	11.25%	10/14/2028	5,972	5,924	5,836	1.65%
Ryan Specialty Group LLC	(6) (12)(13)	First Lien Term Loan	S+ 3.00%	8.46%	9/1/2027	1,245	1,248	1,247	0.35%
SS&C Technology Holdings Inc	(6) (12)(13)	First Lien Term Loan	S+ 2.25%	7.71%	3/22/2029	297	298	298	0.08%
SS&C Technology Holdings Inc	(6) (12)(13)	First Lien Term Loan	S+ 2.25%	7.71%	3/22/2029	177	177	177	0.05%
Total Banking, Finance, Insurance, Real Estate							7,647	7,558	2.13%

Beverage, Food & Tobacco
Bakeovations Intermediate, LLC (d/b/a Commercial Bakeries)	(4) (6) (10)(13)	First Lien Term Loan	S+ 6.25%	11.60%	9/25/2029	4,236	4,156	4,152	1.17%
Cold Spring Brewing Company	(4) (6)	First Lien Term Loan	S+ 4.75%	10.11%	12/19/2025	6,188	6,188	6,188	1.75%
Fortune International, LLC	(4) (6)	First Lien Term Loan	S+ 4.75%	10.20%	1/17/2026	6,878	6,839	6,812	1.92%
Fresh Edge	(4) (6)	Subordinated Debt	S+ 4.50% (Cash) + 5.13% (PIK)	15.20%	4/3/2029	2,954	2,888	2,886	0.81%
Harvest Hill Beverage Company	(4)	Subordinated Debt	S+ 9.00%	14.46%	2/28/2029	2,800	2,723	2,749	0.77%
Nonni's Foods, LLC	(4) (6)	First Lien Term Loan	S+ 5.50%	11.10%	3/1/2025	6,890	6,887	6,849	1.93%
Palmetto Acquisitionco, Inc.	(4) (6)	First Lien Term Loan	S+ 5.75%	11.10%	9/18/2029	3,348	3,292	3,291	0.93%
Palmetto Acquisitionco, Inc. (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S+ 5.75%	11.10%	9/18/2029	1,217	294	277	0.08%
Sugar Foods	(4) (6) (7)	First Lien Term Loan	S+ 6.00%	11.34%	10/2/2030	4,221	4,128	4,130	1.16%
Sugar Foods (Delayed Draw)	(4) (6) (7) (11)	First Lien Term Loan	S+ 6.00%	11.34%	10/2/2030	1,173	(13)	(25)	(0.01)%
Summit Hill Foods	(4) (6)	First Lien Term Loan	S+ 6.00%	11.39%	11/29/2029	2,893	2,850	2,850	0.80%
Sunny Sky Products	(4) (6)	First Lien Term Loan	S+ 5.25%	10.60%	12/23/2028	1,857	1,839	1,839	0.52%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2023
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)
Sunny Sky Products (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S+ 5.25%	10.60%	12/23/2028	464	—	(4)	—%
SW Ingredients Holdings, LLC	(4)	Subordinated Debt	N/A	10.50% (Cash) 1.00% (PIK)	7/3/2026	10,179	10,179	9,898	2.79%
Total Beverage, Food & Tobacco							52,250	51,892	14.62%

Capital Equipment
Clarios Global LP (f/k/a Johnson Controls Inc)	(6) (10)(12)(13)	First Lien Term Loan	S+ 3.75%	9.11%	5/6/2030	998	998	1,001	0.28%
EFC Holdings, LLC	(4)	Subordinated Debt	N/A	11.00% (Cash) 2.50% (PIK)	5/1/2028	2,436	2,372	2,413	0.68%
GenServe LLC	(4) (6) (7)	First Lien Term Loan	S+ 5.75%	11.21%	6/30/2024	6,878	6,865	6,843	1.93%
Hayward Industries, Inc.	(6) (12)(13)	First Lien Term Loan	S+ 2.75%	8.22%	5/30/2028	747	741	748	0.21%
Motion & Control Enterprises	(4) (6)	First Lien Term Loan	S+ 5.50%	11.03%	6/1/2028	1,600	1,581	1,581	0.45%
Motion & Control Enterprises (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S+ 5.50%	11.03%	6/1/2028	4,400	2,691	2,643	0.74%
Ovation Holdings, Inc.	(4) (6)	First Lien Term Loan	S+ 6.25%	11.78%	2/3/2029	2,973	2,914	2,941	0.83%
Ovation Holdings, Inc. (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S+ 6.25%	11.78%	2/3/2029	703	568	568	0.16%
RTH Buyer LLC (dba Rhino Tool House)	(4) (6)	First Lien Term Loan	S+ 6.25%	11.97%	4/4/2029	2,673	2,623	2,651	0.75%
RTH Buyer LLC (dba Rhino Tool House) (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S+ 6.25%	11.97%	4/4/2029	626	317	315	0.09%
Total Capital Equipment							21,670	21,704	6.12%

Chemicals, Plastics, & Rubber
Chroma Color Corporation (dba Chroma Color)	(4) (6)	First Lien Term Loan	S+ 6.00%	11.41%	4/21/2029	1,744	1,712	1,712	0.49%
Chroma Color Corporation (dba Chroma Color) (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S+ 6.00%	11.41%	4/21/2029	381	(3)	(7)	—%
INEOS US Finance LLC	(6) (12)(13)	First Lien Term Loan	S+ 3.75%	9.21%	11/8/2027	497	497	500	0.14%
INEOS US Petrochem LLC	(6) (12)(13)	First Lien Term Loan	S+ 4.25%	9.71%	4/3/2029	874	874	869	0.24%
Kraton Polymers LLC	(6) (12)(13)	First Lien Term Loan	S+ 3.25%	8.90%	3/15/2029	497	491	488	0.14%
Nouryon Finance B.V.	(6) (12)(13)	First Lien Term Loan	S+ 4.00%	9.35%	4/3/2028	747	744	751	0.21%
Spartech	(4) (6) (7)	First Lien Term Loan	S+ 4.75%	10.16%	5/6/2028	3,930	3,930	3,166	0.89%
SupplyOne, Inc.	(4)	Subordinated Debt	N/A	10.00% (Cash) 1.50% (PIK)	2/1/2025	10,227	10,227	10,227	2.88%
Tronox Finance LLC	(6) (12)(13)	First Lien Term Loan	S+ 3.50%	8.85%	8/16/2028	1,000	996	1,001	0.28%
Total Chemicals, Plastics, & Rubber							19,468	18,707	5.27%

Construction & Building
Gannett Fleming	(4) (6)	First Lien Term Loan	S+ 6.60%	11.95%	12/20/2028	1,980	1,946	1,982	0.55%
Hyphen Solutions, LLC	(4) (6) (7)	First Lien Term Loan	S+ 5.50%	10.98%	10/27/2026	6,877	6,839	6,752	1.90%
MEI Rigging & Crating	(4) (6)	First Lien Term Loan	S+ 6.50%	11.86%	6/30/2029	3,158	3,097	3,130	0.88%
MEI Rigging & Crating (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S+ 6.50%	11.86%	6/30/2029	501	(2)	(4)	—%
Quikrete Holdings, Inc.	(6) (12)	First Lien Term Loan	S+ 2.75%	8.22%	3/19/2029	996	998	1,000	0.28%
SPI LLC	(4) (6) (7)	First Lien Term Loan	S+ 5.00%	10.46%	12/21/2027	6,878	6,800	6,878	1.94%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2023
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)
Summit Materials, LLC	(6) (12)(13)	First Lien Term Loan	S+ 3.00%	8.57%	12/14/2027	996	1,002	999	0.28%
Vertex Service Partners	(4) (6)	First Lien Term Loan	S+ 5.50%	10.90%	11/8/2030	1,230	1,212	1,212	0.34%
Vertex Service Partners (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S+ 5.50%	10.90%	11/8/2030	2,369	586	558	0.16%
WSB Engineering Holdings Inc.	(4) (6)	First Lien Term Loan	S+ 6.00%	11.39%	8/31/2029	1,639	1,616	1,616	0.46%
WSB Engineering Holdings Inc. (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S+ 6.00%	11.39%	8/31/2029	1,096	(8)	(16)	—%
Total Construction & Building							24,086	24,107	6.79%

Consumer Goods: Durable
Copeland (Emerson Climate Technologies)	(6) (12)(13)	First Lien Term Loan	S+ 3.00%	8.36%	5/31/2030	1,247	1,250	1,253	0.35%
Freedom U.S. Acquisition Corporation	(4) (6)	First Lien Term Loan	S+ 5.75%	11.25%	9/30/2024	6,980	6,980	6,935	1.96%
NMC Skincare Intermediate Holdings II, LLC	(4) (6) (7)	First Lien Term Loan	S+ 6.00%	10.44% (Cash) 1.00% (PIK)	10/31/2026	6,630	6,586	6,294	1.77%
SRAM LLC	(6) (12)	First Lien Term Loan	S+ 2.75%	6.00%	5/18/2028	750	751	750	0.21%
Topgolf Callaway Brands Corp	(6) (12)(13)	First Lien Term Loan	S+ 3.50%	8.96%	3/15/2030	497	499	498	0.14%
Xpressmyself.com LLC (a/k/a SmartSign)	(4) (6)	First Lien Term Loan	S+ 5.75%	11.22%	9/7/2028	1,531	1,503	1,518	0.43%
Xpressmyself.com LLC (a/k/a SmartSign)	(4) (6)	First Lien Term Loan	S+ 5.50%	10.98%	9/7/2028	2,024	2,008	1,989	0.56%
Total Consumer Goods: Durable							19,577	19,237	5.42%

Consumer Goods: Non-Durable
Accupac, Inc.	(4) (6) (7)	First Lien Term Loan	S+ 6.00%	11.52%	1/17/2026	6,875	6,859	6,625	1.87%
Elevation Labs	(4) (6)	First Lien Term Loan	S+ 5.75%	11.23%	6/30/2028	1,302	1,292	1,215	0.34%
Elevation Labs (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S+ 5.75%	11.23%	6/30/2028	599	(2)	(40)	(0.01)%
Image International Intermediate Holdco II, LLC (Incremental)	(4) (6) (7)	First Lien Term Loan	S+ 5.50%	11.03%	7/10/2024	6,992	6,967	6,882	1.94%
Perrigo Company plc	(6) (12)(13)	First Lien Term Loan	S+ 2.25%	7.71%	4/20/2029	999	998	999	0.28%
Protective Industrial Products (“PIP”)	(4) (6) (7)	First Lien Term Loan	S+ 5.00%	10.47%	12/29/2027	1,343	1,294	1,356	0.38%
Revision Buyer LLC	(4)	Subordinated Debt	N/A	10.00% (Cash) 1.00% (PIK)	12/1/2028	10,176	10,013	10,176	2.87%
Ultima Health Holdings, LLC	(4)	Subordinated Debt	N/A	11.00% (Cash) 1.50% (PIK)	3/12/2029	1,326	1,304	1,303	0.37%
US Foods, Inc	(6) (12)(13)	First Lien Term Loan	S+ 2.50%	7.97%	11/22/2028	1,250	1,254	1,257	0.35%
Total Consumer Goods: Non-Durable							29,979	29,773	8.39%

Containers, Packaging & Glass
New ILC Dover, Inc.	(4) (6) (7)	First Lien Term Loan	S+ 5.25%	10.70%	1/31/2026	6,875	6,868	6,875	1.95%
Oliver Packaging	(4)	Subordinated Debt	N/A	10.00% (Cash) 1.00% (PIK)	1/6/2029	1,326	1,305	1,255	0.35%
Online Labels Group	(4) (6)	First Lien Term Loan	S+ 5.25%	10.61%	12/19/2029	979	969	969	0.27%
Online Labels Group (Delayed Draw)	(4) (11)	First Lien Term Loan	S+ 5.25%	10.61%	12/19/2029	119	—	(1)	—%
Online Labels Group (Delayed Draw)	(4) (11)	First Lien Term Loan	S+ 5.25%	10.61%	12/19/2029	119	—	(1)	—%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2023
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)
PG Buyer, LLC	(4) (6)	Subordinated Debt	N/A	10.00% (Cash) 1.50% (PIK)	9/2/2026	8,215	8,215	8,215	2.32%
Total Containers, Packaging & Glass							17,357	17,312	4.89%

Energy: Electricity
Covanta Holding Corp	(6) (12)(13)	First Lien Term Loan	S+ 2.50%	7.86%	11/30/2028	53	53	53	0.01%
Covanta Holding Corp	(6) (12)(13)	First Lien Term Loan	S+ 2.50%	7.86%	11/30/2028	694	692	695	0.20%
National Power	(4) (6)	First Lien Term Loan	S+ 6.00%	11.36%	10/20/2029	1,485	1,463	1,464	0.41%
National Power (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S+ 6.00%	11.36%	10/20/2029	799	(2)	(11)	—%
Total Energy: Electricity							2,206	2,201	0.62%

Energy: Oil & Gas
Dresser Utility Solutions, LLC	(4) (6)	First Lien Term Loan	S+ 5.25%	10.71%	9/30/2025	3,438	3,438	3,438	0.97%
Dresser Utility Solutions, LLC (Incremental)	(4) (6)	First Lien Term Loan	S+ 4.00%	9.46%	10/1/2025	3,437	3,408	3,402	0.96%
Marco APE Opco Holdings, LLC	(4)	Subordinated Debt	N/A	15.00% (PIK)	9/2/2026	9,888	9,467	8,927	2.51%
Total Energy: Oil & Gas							16,313	15,767	4.44%

Environmental Industries
GFL Environmental	(6) (12)(13)	First Lien Term Loan	S+ 2.50%	7.91%	5/31/2027	1,247	1,251	1,253	0.35%
Impact Environmental Group	(4) (6)	First Lien Term Loan	S+ 6.00%	11.28%	3/23/2029	2,076	2,037	2,059	0.58%
Impact Environmental Group (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S+ 6.00%	11.28%	3/23/2029	970	849	845	0.24%
Impact Environmental Group (Incremental)	(4) (6)	First Lien Term Loan	S+ 6.00%	11.28%	3/23/2029	425	418	422	0.12%
Impact Environmental Group (Delayed Draw) (Incremental)	(4) (6) (11)	First Lien Term Loan	S+ 6.00%	11.28%	3/23/2029	1,716	(8)	(14)	—%
North Haven Stack Buyer, LLC	(4) (6) (7)	First Lien Term Loan	S+ 5.50%	11.03%	7/16/2027	6,877	6,853	6,871	1.93%
Nutrition 101 Buyer LLC (a/k/a 101, Inc.)	(4) (6)	First Lien Term Loan	S+ 5.25%	10.73%	8/31/2028	816	810	800	0.23%
Orion Group FM Holdings, LLC (dba Leo Facilities Maintenance)	(4) (6)	First Lien Term Loan	S+ 6.25%	11.65%	7/1/2029	3,420	3,370	3,371	0.95%
Orion Group FM Holdings, LLC (dba Leo Facilities Maintenance) (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S+ 6.25%	11.65%	7/1/2029	2,571	(6)	(37)	(0.01)%
Total Environmental Industries							15,574	15,570	4.39%

Healthcare & Pharmaceuticals
Grifols Worldwide Operations LTD	(6) (10)(12)(13)	First Lien Term Loan	S+ 2.00%	7.54%	11/15/2027	499	495	499	0.14%
Health Management Associates	(4) (6)	First Lien Term Loan	S+ 6.50%	11.73%	3/31/2029	3,364	3,302	3,334	0.94%
Health Management Associates (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S+ 6.50%	11.73%	3/31/2029	607	180	186	0.05%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2023
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value		% of Net Assets (5)
Heartland Veterinary Partners LLC (Incremental)	(4)	Subordinated Debt	S+ 7.50%	12.96%	12/10/2027	1,000	985	987		0.28%
Heartland Veterinary Partners LLC (Incremental) (Delayed Draw)	(4)	Subordinated Debt	S+ 7.50%	12.96%	12/10/2027	5,000	5,000	4,936		1.39%
Jazz Pharmaceuticals plc	(6) (10)(12)(13)	First Lien Term Loan	S+ 3.50%	8.97%	5/5/2028	1,244	1,246	1,251		0.35%
New You Bariatric Group, LLC	(4) (6)	First Lien Term Loan	S+ 5.25%	10.75%	8/26/2024	6,874	6,874	6,491		1.83%
Organon & Co	(6) (12)(13)	First Lien Term Loan	S+ 3.00%	8.47%	6/2/2028	1,250	1,255	1,255		0.35%
SCP Eye Care Holdco, LLC (DBA EyeSouth Partners)	(4) (6)	First Lien Term Loan	S+ 5.75%	11.21%	10/7/2029	2,242	2,199	2,215		0.62%
SCP Eye Care Holdco, LLC (DBA EyeSouth Partners) (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S+ 5.75%	11.21%	10/7/2029	733	467	459		0.13%
Select Medical Corporation	(6) (12)(13)	First Lien Term Loan	S+ 3.00%	8.36%	3/6/2027	1,245	1,248	1,248		0.35%
Thorne HealthTech	(4) (6)	First Lien Term Loan	S+ 5.75%	11.10%	10/16/2030	2,788	2,761	2,763		0.78%
TIDI Products	(4) (6) (7)	First Lien Term Loan	S+ 5.50%	10.86%	12/19/2029	4,566	4,521	4,520		1.27%
TIDI Products (Delayed Draw)	(4) (7) (11)	First Lien Term Loan	S+ 5.50%	10.86%	12/19/2029	1,201	—	(12)		—%
US Radiology Specialists, Inc.	(4) (6) (7)	First Lien Term Loan	S+ 5.25%	10.75%	12/15/2027	1,863	1,793	1,851		0.52%
W2O Holdings, Inc.(Delayed Draw)	(4) (6)	First Lien Term Loan	S+ 5.25%	10.82%	6/12/2026	6,877	6,877	6,877		1.94%
Wellspring Pharmaceutical	(4) (6)	First Lien Term Loan	S+ 5.75%	11.03%	8/22/2028	4,054	3,988	3,958		1.12%
Wellspring Pharmaceutical (Delayed Draw)	(4)	First Lien Term Loan	S+ 5.75%	11.03%	8/22/2028	1,885	1,873	1,841		0.52%
Young Innovations	(4) (6) (7)	First Lien Term Loan	S+ 5.75%	11.09%	12/1/2029	6,867	6,799	6,801		1.92%
Young Innovations (Delayed Draw)	(4) (7) (11)	First Lien Term Loan	S+ 5.75%	11.09%	12/1/2029	1,431	—	(14)		—%
Total Healthcare & Pharmaceuticals							51,863	51,446	0	14.50%

High Tech Industries
Acclaim MidCo, LLC (dba ClaimLogiQ)	(4) (6)	First Lien Term Loan	S+ 6.00%	11.35%	6/13/2029	2,216	2,174	2,196		0.62%
Acclaim MidCo, LLC (dba ClaimLogiQ) (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S+ 6.00%	11.35%	6/13/2029	891	(4)	(8)		—%
Evergreen Services Group II	(4) (6) (7)	First Lien Term Loan	S+ 6.00%	11.35%	10/4/2030	3,323	3,274	3,276		0.92%
Evergreen Services Group II (Delayed Draw)	(4) (6) (7) (11)	First Lien Term Loan	S+ 6.00%	11.35%	10/4/2030	2,677	1,747	1,716		0.48%
GTCR W Merger Sub LLC (Worldpay)	(6) (12)(13)	First Lien Term Loan	S+ 3.00%	8.33%	1/31/2031	340	338	342		0.10%
II-VI Inc.	(6) (12)(13)	First Lien Term Loan	S+ 2.75%	8.22%	7/2/2029	726	728	730		0.21%
Infinite Electronics (Incremental)	(4) (6) (7)	First Lien Term Loan	S+ 6.25%	11.88%	3/2/2028	1,967	1,917	1,901		0.54%
Infobase Acquisition, Inc.	(4) (6)	First Lien Term Loan	S+ 5.50%	10.93%	6/14/2028	731	725	725		0.20%
Infobase Acquisition, Inc. (Delayed Draw)	(4) (11)	First Lien Term Loan	S+ 5.50%	10.93%	6/14/2028	122	—	(1)		—%
Informatica LLC	(6) (12)(13)	First Lien Term Loan	S+ 2.75%	8.22%	10/27/2028	1,245	1,250	1,249		0.35%
Instructure Holdings Inc	(6) (12)(13)	First Lien Term Loan	S+ 2.75%	8.68%	10/30/2028	996	999	1,002		0.28%
ITSavvy LLC	(4) (6)	First Lien Term Loan	S+ 5.25%	10.89%	8/8/2028	1,775	1,761	1,775		0.50%
ITSavvy LLC (Delayed Draw)	(4) (11)	First Lien Term Loan	S+ 5.25%	10.89%	8/8/2028	239	201	203		0.06%
MKS Instruments Inc.	(6) (12)(13)	First Lien Term Loan	S+ 2.50%	7.84%	8/17/2029	996	998	1,000		0.28%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2023
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)
Red Ventures LLC	(6) (12)	First Lien Term Loan	S+ 3.00%	8.36%	3/3/2030	872	870	871	0.25%
Specialist Resources Global Inc. (Delayed Draw)	(4) (6)	First Lien Term Loan	S+ 4.50%	10.46%	9/23/2027	6,876	6,876	6,876	1.94%
UPC Finance Partnership	(6) (10)(12)(13)	First Lien Term Loan	S+ 3.00%	8.48%	1/31/2029	500	489	499	0.14%
Total High Tech Industries							24,343	24,352	6.87%

Hotel, Gaming & Leisure
Cinemark USA Inc.	(6) (12)(13)	First Lien Term Loan	S+ 3.75%	9.14%	5/24/2030	996	997	998	0.28%
Delta 2	(6) (10)(12)(13)	First Lien Term Loan	S+ 2.25%	7.60%	1/15/2030	1,250	1,255	1,255	0.35%
Total Hotel, Gaming & Leisure							2,252	2,253	0.63%

Media: Advertising, Printing & Publishing
Getty Images Inc	(6) (12)	First Lien Term Loan	S+ 4.50%	9.95%	2/19/2026	496	498	499	0.14%
Viking Target, LLC	(4) (6)	First Lien Term Loan	S+ 5.00%	10.47%	8/9/2024	6,360	6,346	6,334	1.79%
Total Media: Advertising, Printing & Publishing							6,844	6,833	1.93%

Media: Broadcasting & Subscription
DIRECTV (AKA DIRECTV Financing LLC)	(6) (12)(13)	First Lien Term Loan	S+ 5.00%	10.65%	8/2/2027	379	375	379	0.11%
Gray Television, Inc.	(6) (12)(13)	First Lien Term Loan	S+ 2.50%	7.96%	1/2/2026	500	498	500	0.14%
Nexstar Media Inc	(6) (12)(13)	First Lien Term Loan	S+ 2.50%	7.97%	9/18/2026	1,000	1,001	1,002	0.28%
Virgin Media Bristol LLC	(6) (10)(12)(13)	First Lien Term Loan	S+ 3.25%	8.73%	1/31/2029	1,250	1,230	1,250	0.35%
WideOpenWest Finance LLC	(6) (12)(13)	First Lien Term Loan	S+ 3.00%	8.35%	12/20/2028	497	493	462	0.13%
Ziggo Financing Partnership	(6) (10)(12)(13)	First Lien Term Loan	S+ 2.50%	7.98%	4/30/2028	500	490	499	0.14%
Total Media: Media: Broadcasting & Subscription							4,087	4,092	1.15%

Metals and Mining
Arsenal AIC Parent LLC	(6) (12)	First Lien Term Loan	S+ 4.50%	9.86%	8/18/2030	499	501	502	0.14%
Total Metals and Mining							501	502	0.14%

Services: Business
ALKU Intermediate Holdings, LLC	(4) (6)	First Lien Term Loan	S+ 6.25%	11.61%	5/23/2029	2,711	2,660	2,688	0.75%
Aramsco	(4) (6) (7)	First Lien Term Loan	S+ 4.75%	10.10%	10/10/2030	2,980	2,921	2,923	0.82%
Aramsco (Delayed Draw)	(4) (6) (7) (11)	First Lien Term Loan	S+ 4.75%	10.10%	10/10/2030	520	—	(10)	—%
ARMstrong	(4) (6)	First Lien Term Loan	S+ 6.25%	11.70%	10/6/2029	2,996	2,953	2,954	0.83%
ARMstrong (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S+ 6.25%	11.70%	10/6/2029	1,007	(7)	(14)	—%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2023
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)
BroadcastMed Holdco, LLC	(4)	Subordinated Debt	N/A	10.00% (Cash) 3.75% (PIK)	11/12/2027	2,673	2,627	2,587	0.73%
Class Valuation	(4)	Subordinated Debt	N/A	11.00%	9/30/2026	444	438	412	0.12%
Colibri (McKissock LLC)	(4) (6) (7)	First Lien Term Loan	S+ 5.00%	10.38%	3/12/2029	6,000	5,853	6,007	1.69%
CrossCountry Consulting	(4) (6) (7)	First Lien Term Loan	S+ 5.75%	11.21%	6/1/2029	1,379	1,356	1,387	0.39%
CrossCountry Consulting (Delayed Draw)	(4) (7) (11)	First Lien Term Loan	S+ 5.75%	11.21%	6/1/2029	560	(5)	3	—%
CV Intermediate Holdco Corp.	(4)	Subordinated Debt	N/A	11.00%	9/30/2026	10,000	9,882	9,278	2.61%
Evergreen Services Group	(4) (6) (7)	First Lien Term Loan	S+ 6.25%	11.70%	6/15/2029	4,027	3,959	3,948	1.11%
Evergreen Services Group (Delayed Draw)	(4) (6) (7)	First Lien Term Loan	S+ 6.25%	11.70%	6/15/2029	963	955	945	0.27%
ICON Publishing Ltd	(6) (10)(12)(13)	First Lien Term Loan	S+ 2.25%	7.86%	7/3/2028	342	343	344	0.10%
ICON Publishing Ltd	(6) (12)	First Lien Term Loan	S+ 2.25%	7.86%	7/3/2028	85	86	86	0.02%
Ingram Micro T/L (09/23) TARGET FACILITY	(6) (12)(13)	First Lien Term Loan	S+ 3.00%	8.61%	6/30/2028	875	876	879	0.25%
Keng Acquisition, Inc. (Engage Group Holdings, LLC)	(4) (6) (7)	First Lien Term Loan	S+ 6.25%	11.60%	8/1/2029	2,431	2,395	2,396	0.68%
Keng Acquisition, Inc. (Engage Group Holdings, LLC) (Delayed Draw)	(4) (6) (7) (11)	First Lien Term Loan	S+ 6.25%	11.60%	8/1/2029	2,342	296	268	0.08%
Kofile, Inc.	(4)	Subordinated Debt	N/A	10.00% (Cash) 1.75% (PIK)	7/29/2026	10,308	10,308	9,720	2.74%
KRIV Acquisition, Inc	(4) (6)	First Lien Term Loan	S+ 6.50%	11.85%	7/6/2029	5,221	5,081	5,070	1.43%
KRIV Acquisition, Inc (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S+ 6.50%	11.85%	7/6/2029	779	(9)	(23)	(0.01)%
Micronics	(4)	Subordinated Debt	S+ 5.25%	10.00%	2/17/2027	1,880	1,842	1,843	0.52%
OMNIA Partners, LLC (Delayed Draw)	(6) (7) (11)(12)	First Lien Term Loan	S+ 4.25%	9.63%	7/25/2030	129	(1)	1	—%
OMNIA Partners, LLC	(6) (7) (12)	First Lien Term Loan	S+ 4.25%	9.63%	7/25/2030	1,371	1,358	1,381	0.39%
Open Text Corp	(6) (10)(12)(13)	First Lien Term Loan	S+ 2.75%	8.21%	1/31/2030	1,219	1,220	1,223	0.34%
Phaidon International	(4) (6) (10)(13)	First Lien Term Loan	S+ 5.50%	10.96%	8/22/2029	6,538	6,483	6,538	1.84%
Red Dawn SEI Buyer, Inc.	(4)	Subordinated Debt	S+ 8.25%	13.60%	11/26/2026	6,650	6,650	6,650	1.87%
Red Dawn SEI Buyer, Inc. (Incremental)	(4)	Subordinated Debt	S+ 8.50%	13.95%	11/26/2026	3,350	3,350	3,350	0.94%
Tempo Acquisition LLC	(6) (12)(13)	First Lien Term Loan	S+ 2.75%	8.11%	8/31/2028	1,223	1,225	1,230	0.35%
Transit Buyer LLC (dba“Propark”)	(4) (6)	First Lien Term Loan	S+ 6.25%	11.69%	1/31/2029	2,526	2,482	2,518	0.71%
Transit Buyer LLC (dba“Propark”) (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S+ 6.25%	11.69%	1/31/2029	1,157	472	488	0.14%
Trilon Group, LLC	(4) (6)	First Lien Term Loan	S+ 6.25%	11.78%	5/27/2029	596	592	588	0.17%
Trilon Group, LLC	(4) (6)	First Lien Term Loan	S+ 6.25%	11.75%	5/27/2029	2,963	2,938	2,925	0.82%
Trilon Group, LLC (Delayed Draw)	(4) (6)	First Lien Term Loan	S+ 6.25%	11.78%	5/27/2029	2,970	2,970	2,932	0.83%
Trilon Group, LLC (Delayed Draw)	(4) (6)	First Lien Term Loan	S+ 6.25%	11.78%	5/27/2029	397	397	392	0.11%
Total Services: Business							84,946	83,907	23.64%

Services: Consumer
ADPD Holdings, LLC (a/k/a NearU)	(4) (6) (7)	First Lien Term Loan	S+ 6.00%	11.68%	8/16/2028	4,941	4,904	4,618	1.30%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2023
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)
ADPD Holdings, LLC (a/k/a NearU) (Delayed Draw)	(4) (6) (7) (11)	First Lien Term Loan	S+ 6.00%	11.68%	8/16/2028	920	—	(60)	(0.02)%
ADPD Holdings, LLC (a/k/a NearU) (Delayed Draw)	(4) (6) (7) (11)	First Lien Term Loan	S+ 6.00%	11.68%	8/16/2028	1,000	—	(65)	(0.02)%
A Place for Mom, Inc.	(4) (6)	First Lien Term Loan	S+ 4.50%	9.97%	2/10/2026	6,851	6,851	6,764	1.90%
COP Exterminators Acquisition, Inc.	(4)	Subordinated Debt	N/A	9.00% (Cash) 4.00% (PIK)	1/28/2030	647	630	630	0.18%
COP Exterminators Acquisition, Inc. (Delayed Draw)	(4) (11)	Subordinated Debt	N/A	9.00% (Cash) 4.00% (PIK)	1/28/2030	503	(6)	(13)	—%
Excel Fitness	(4) (6)	First Lien Term Loan	S+ 5.25%	10.75%	4/29/2029	5,925	5,867	5,769	1.63%
Norton Lifelock Inc.	(6) (12)(13)	First Lien Term Loan	S+ 2.00%	7.46%	9/12/2029	467	467	468	0.13%
Legacy Service Partners, LLC (“LSP”)	(4) (6)	First Lien Term Loan	S+ 6.50%	12.00%	1/9/2029	4,065	3,993	4,122	1.16%
Legacy Service Partners, LLC (“LSP”) (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S+ 6.50%	12.00%	1/9/2029	1,894	1,579	1,615	0.46%
Perennial Services, Group, LLC	(4) (6)	First Lien Term Loan	S+ 6.00%	11.49%	9/8/2029	1,693	1,669	1,668	0.47%
Perennial Services, Group, LLC (Delayed Draw)	(4) (6)	First Lien Term Loan	S+ 6.00%	11.49%	9/8/2029	1,515	1,512	1,493	0.42%
Prime Security Services	(6) (12)(13)	First Lien Term Loan	S+ 2.50%	7.84%	10/14/2030	735	728	738	0.21%
Total Services: Consumer							28,194	27,747	7.82%

Sovereign & Public Finance
LMI Consulting, LLC (LMI)	(4) (6)	First Lien Term Loan	S+ 6.50%	11.90%	7/18/2028	734	722	737	0.21%
LMI Consulting, LLC (LMI) (Incremental)	(4) (6)	First Lien Term Loan	S+ 6.50%	11.89%	7/18/2028	2,955	2,874	2,968	0.83%
Total Sovereign & Public Finance							3,596	3,705	1.04%

Telecommunications
Arise Holdings Inc.	(4) (6)	First Lien Term Loan	S+ 4.25%	9.73%	12/9/2025	6,875	6,840	6,452	1.83%
Iridium Satellite LLC	(6) (12)(13)	First Lien Term Loan	S+ 2.50%	7.86%	9/20/2030	1,000	1,002	1,004	0.28%
Mobile Communications America Inc	(4) (6)	First Lien Term Loan	S+ 6.00%	11.35%	10/16/2029	4,537	4,470	4,472	1.26%
Mobile Communications America Inc (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S+ 6.00%	11.35%	10/16/2029	1,463	(11)	(21)	(0.01)%
Total Telecommunications							12,301	11,907	3.36%

Transportation: Cargo
FSK Pallet Holding Corp. (DBA Kamps Pallets)	(4) (6)	First Lien Term Loan	S+ 6.00%	11.53%	12/23/2026	5,925	5,835	5,770	1.62%
Kenco Group, Inc.	(4) (6)	First Lien Term Loan	S+ 5.00%	10.39%	11/15/2029	5,099	5,010	5,099	1.44%
Kenco Group, Inc. (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S+ 5.00%	10.39%	11/15/2029	850	(14)	—	—%
Uber Technologies Inc	(6) (12)(13)	First Lien Term Loan	S+ 2.75%	8.13%	3/3/2030	995	997	998	0.28%
Total Transportation: Cargo							11,828	11,867	3.34%

The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2023
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)
Transportation: Consumer
Air Canada	(6) (12)(13)	First Lien Term Loan	S+ 3.50%	9.14%	8/11/2028	996	999	1,001	0.28%
American Student Transportaton Partners, Inc	(4)	Subordinated Debt	N/A	10.00% (Cash) 3.50% (PIK)	9/11/2029	1,606	1,564	1,564	0.44%
United Airlines Inc	(6) (12)(13)	First Lien Term Loan	S+ 3.75%	9.22%	4/21/2028	1,245	1,250	1,251	0.36%
Total Transportation: Consumer							3,813	3,816	1.08%

Utilities: Electric
Pinnacle Supply Partners, LLC	(4) (6)	First Lien Term Loan	S+ 6.00%	11.47%	4/3/2030	2,533	2,486	2,515	0.71%
Pinnacle Supply Partners, LLC (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S+ 6.00%	11.47%	4/3/2030	1,455	(12)	(10)	—%
Total Utilities: Electric							2,474	2,505	0.71%

Wholesale
CDI AcquisitionCo, Inc.	(4) (6)	First Lien Term Loan	S+ 4.25%	9.55%	12/24/2024	6,684	6,672	6,679	1.88%
Industrial Service Group (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S+ 5.75%	11.11%	12/7/2028	2,259	238	213	0.06%
INS Intermediate II, LLC (Ergotech Controls, Inc. – d/b/a INS)	(4) (6)	First Lien Term Loan	S+ 6.50%	12.03%	1/20/2029	4,583	4,504	4,590	1.29%
INS Intermediate II, LLC (Ergotech Controls, Inc. – d/b/a INS) (Delayed Draw)	(4) (6) (11)	First Lien Term Loan	S+ 6.50%	12.03%	1/20/2029	1,139	(19)	2	—%
ISG Merger Sub, LLC (dba Industrial Service Group)	(4) (6)	First Lien Term Loan	S+ 6.25%	11.60%	12/7/2028	2,454	2,411	2,470	0.70%
ISG Merger Sub, LLC (dba Industrial Service Group) (Delayed Draw)	(4) (6)	First Lien Term Loan	S+ 6.25%	11.60%	12/7/2028	1,277	1,272	1,286	0.36%
New Era Technology, Inc	(4) (6) (7)	First Lien Term Loan	S+ 6.25%	11.78%	10/31/2026	6,723	6,703	6,512	1.84%
Solaray, LLC	(4) (6) (7)	First Lien Term Loan	S+ 6.50%	11.97%	12/15/2025	6,889	6,886	6,399	1.80%
Total Wholesale							28,667	28,151	7.93%

Total Debt Investments							$506,746	$501,812	141.42%

The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2023
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)	Footnotes	Investment	Acquisition Date	Share/Unit	Cost	Fair Value	% of Net Assets (5)
Equity Investments
Aerospace & Defense
BPC Kodiak LLC (Turbine Engine Specialist, Inc)	(4) (8) (9) (14)	Class A-1 Units	9/1/2023	1,180,000	$1,180	$1,245	0.35%
Clarity Innovations, Inc.	(4) (8) (9)	Partnership Interests	12/7/2023	77,000	76	77	0.02%
Total Aerospace & Defense					1,256	1,322	0.37%

Banking, Finance, Insurance, Real Estate
Inszone	(4) (8) (9)(13)	Partnership Interests	11/30/2023	80,208	77	80	0.02%
Total Banking, Finance, Insurance, Real Estate					77	80	0.02%

Beverage, Food & Tobacco
Fresh Edge - Common	(4) (8) (9)	Class B Common Units	10/3/2022	454	—	67	0.02%
Fresh Edge - Preferred	(4) (8) (9)	Class A Preferred Units	10/3/2022	454	454	507	0.14%
Marlin Coinvest LP	(4) (8) (9)(13)	Limited Partnership Interests	5/9/2023	200,000	200	236	0.07%
Sugar PPC Holdings LLC	(4) (8) (9)(13)	Parent Units	9/29/2023	2,000	200	200	0.06%
Spice World	(4) (8) (9)	LLC Common Units	3/31/2022	1,000	126	115	0.03%
Tech24	(4) (8) (9)	Company Unit	10/5/2023	200	200	200	0.06%
Total Beverage, Food & Tobacco					1,180	1,325	0.38%

Capital Equipment
EFC Holdings, LLC	(4) (8) (9)(13)	Series A Preferred Units	3/1/2023	114	114	121	0.03%
EFC Holdings, LLC	(4) (8) (9)(13)	Class A Common Units	3/1/2023	114	46	87	0.02%
Total Capital Equipment					160	208	0.05%

The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2023
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)	Footnotes	Investment	Acquisition Date	Share/Unit	Cost	Fair Value	% of Net Assets (5)
Chemicals, Plastics & Rubber
SupplyOne, Inc.	(4) (8) (9)	LLC Common Units	3/31/2022	1,000	504	759	0.21%
Total Chemicals, Plastics & Rubber					504	759	0.21%

Construction & Building
Gannett Fleming	(4) (8) (9) (14)	Limited Partnership Interests	12/20/2022	84,949	85	124	0.03%
Gannett Fleming	(4) (8) (9)	Series F Units	5/27/2023	113,901	118	166	0.05%
Trench Plate Rental Co.	(4) (8) (9)	Common Equity	3/31/2022	1,000	127	97	0.03%
Total Construction & Building					330	387	0.11%

Consumer Goods: Non-Durable
RVGD Aggregator LP (Revision Skincare)	(4) (8) (9)	Limited Partnership Interests	3/31/2022	100	98	108	0.03%
Ultima Health Holdings, LLC	(4) (8) (9)	Preferred Units	9/12/2022	11	130	121	0.03%
WCI Holdings LLC	(4) (8) (9)(13)	Class A1 Units	2/6/2023	534,934	535	581	0.16%
Total Consumer Goods: Non-Durable					763	810	0.22%

Containers, Packaging & Glass
Oliver Packaging	(4) (8) (9)	Class A Common Units	7/12/2022	6,710	671	420	0.12%
PG Aggregator, LLC	(4) (8) (9)(13)	LLC Units	3/31/2022	100	109	135	0.04%
Total Containers, Packaging & Glass					780	555	0.16%

Healthcare & Pharmaceuticals
Health Management Associates	(4) (8) (9)	Class A Common Units	3/31/2023	161,953	162	173	0.05%
Total Healthcare & Pharmaceuticals					162	173	0.05%

High Tech Industries
ITSavvy LLC	(4) (8) (9)	Class A Common Units	8/8/2022	119	119	285	0.08%
Total High Tech Industries					119	285	0.08%

Services: Business
BroadcastMed Holdco, LLC	(4) (8)	Series A-3 Preferred Units	10/4/2022	43,679	655	682	0.19%
Class Valuation	(4) (8) (9)	Class A Common Units	12/8/2023	1,038	105	34	0.01%
FCP-Cranium Holdings P/S A	(4) (8) (9)(10)(13)	Class A Common Shares	9/11/2023	375	—	—	—%
FCP-Cranium Holdings, LLC (Brain labs)	(4) (8) (9)(10)(13)	Series A Preferred Shares	9/11/2023	1,026	389	407	0.11%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2023
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)	Footnotes	Investment	Acquisition Date	Share/Unit	Cost	Fair Value	% of Net Assets (5)
FCP-Cranium Holdings, LLC (Brain labs)	(4) (8) (9)(10)(13)	Series B Preferred Shares	9/11/2023	375	600	600	0.17%
Kofile, Inc.	(4) (8) (9)	Class A-2 Common Units	3/31/2022	100	108	57	0.02%
KRIV Acquisition, Inc	(4) (8) (9)	Class A Units	7/17/2023	200	200	236	0.07%
Smith System	(4) (8) (9)	Common Units	12/13/2023	84,000	84	84	0.03%
Worldwide Clinical Trials	(4) (8) (9)	Class A Interests	12/12/2023	7	74	74	0.02%
Worldwide Clinical Trials	(4) (8) (9)	Series A Preferred	12/12/2023	49	47	49	0.01%
Total Services: Business					2,262	2,223	0.63%

Services: Consumer
ADPD Holdings, LLC (a/k/a NearU)	(4) (7) (8) (9)	Limited Partnership Interests	8/11/2022	1,419	142	91	0.03%
AirX Climate Solutions Company	(4) (8) (9)	Partnership Interests	11/7/2023	96	77	96	0.03%
COP Exterminators Investment, LLC	(4) (8) (9)	Class A Units	7/31/2023	770,000	862	898	0.25%
Legacy Service Partners, LLC (“LSP”)	(4) (8) (9)	Class B Units	1/9/2023	1,963	196	217	0.06%
Perennial Services Investors LLC	(4) (8) (9)(13)	Class A Units	9/8/2023	1,957	196	271	0.08%
Total Services: Consumer					1,473	1,573	0.45%

Sovereign & Public Finance
LMI Renaissance	(4) (8) (9)	Limited Partnership Interests	6/30/2022	109,456	107	237	0.07%
Total Sovereign & Public Finance					107	237	0.07%

Transportation: Consumer
ASTP Holdings Co-Investment LP	(4) (8) (9)	Limited Partnership Interest	6/30/2022	160,609	137	175	0.05%
Total Transportation: Consumer					137	175	0.05%

Utilities: Electric
Pinnacle Supply Partners, LLC	(4) (8) (9)	Subject Partnership Units	4/3/2023	111,875	112	112	0.03%
Total Utilities: Electric					112	112	0.03%

Total Equity Investments					9,422	10,224	2.88%

The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2023
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)	Interest Rate	Par Amount/Unit	Cost		Fair Value		% of Net Assets (5)
Cash Equivalents
First American Government Obligations Fund	5.26%	15	$15		$15		—%
U.S. Bank National Association Money Market Deposit Account	4.72%	1,989	1,989		1,989		0.56%
U.S. Bank National Association Money Market Deposit Account	2.05%	5,586	5,586		5,586		1.57%
Total Cash Equivalents			7,590		7,590		2.13%

Total Investments			$523,758	—	$519,626	0	146.43%
____________________
(1)All investments are non-controlled/non-affiliated investments as defined by the Investment Company Act of 1940, as amended (the "1940 Act"). The 1940 Act classifies investments based on the level of control that the Fund maintains in a particular portfolio company. As defined in the 1940 Act, a portfolio company is generally presumed to be “non-controlled” when the Fund owns 25% or less of the portfolio company’s voting securities and “controlled” when the Fund owns more than 25% of the portfolio company’s voting securities. The 1940 Act also classifies investments further based on the level of ownership that the Fund maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally deemed as “non-affiliated” when the Fund owns less than 5% of a portfolio company’s voting securities and “affiliated” when the Fund owns 5% or more of a portfolio company’s voting securities.
(2)Unless otherwise indicated, issuers of debt and equity held by the Fund are domiciled in the United States.
(3)The majority of the investments bear interest at rates that may be determined by reference to Secured Overnight Financing Rate ("SOFR" or "S"), which reset monthly or quarterly. For each such investment, the Fund has provided the spread over SOFR and the current contractual interest rate in effect at December 31, 2023. As of December 31, 2023, effective rates for 1M S, 3M S, 6M S and 12M S are 5.35%, 5.33%, 5.16% and 4.77%, respectively. Certain investments are subject to a SOFR floor. For fixed rate loans, a spread above a reference rate is not applicable.
(4)Investment valued using unobservable inputs (Level 3). See Note 2 “Significant Accounting Policies - Valuation of Portfolio Investments” for more information.
(5)Percentage is based on net assets of $354,831 as of December 31, 2023.
(6)Denotes that all or a portion of the assets are owned by SPV I (as defined in Note 1 “Organization”). SPV I entered into a senior secured revolving credit facility (the “Bank of America Credit Facility”) on April 19, 2022. The lenders of the Bank of America Credit Facility have a first lien security interest in substantially all of the assets of SPV I. Accordingly, such assets are not available to creditors of the Fund. See Note 6 “Secured Borrowings” for more information.
(7)Investment is a unitranche position.
(8)Security acquired in transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be a “restricted security” under the Securities Act. As of December 31, 2023, the Fund held forty restricted securities with an aggregate fair value of $10,224, or 2.88% of the Fund’s net assets.
(9)Equity investments are non-income producing securities unless otherwise noted.
(10)This portfolio company is not domiciled in the United States. A portfolio company that is not domiciled in the United States is considered a non-qualifying asset under Section 55(a) of the 1940 Act. See Note 3 "Investments" for more information.
(11)Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion. See Note 7 "Commitments and Contingencies". The investment may be subject to unused commitment fees.
(12)Investments valued using observable inputs (Level 2), if applicable. See Note 2 “Significant Accounting Policies – Valuation of Portfolio Investments” and Note 4 "Fair Value Measurements" for more information.
(13)The investment is considered as a non-qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Fund cannot acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of the Fund's total assets. As of December 31, 2023, total non-qualifying assets at fair value represented 10.16% of the Fund's total assets calculated in accordance with the 1940 Act.
(14)Represents an investment held through an aggregator vehicle organized as a pooled investment vehicle.

The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

1. ORGANIZATION
Nuveen Churchill Private Capital Income Fund (the “Fund”, which refers to either Nuveen Churchill Private Capital Income Fund or Nuveen Churchill Private Capital Income Fund together with its consolidated subsidiaries, as the context may require) is a Delaware statutory trust formed on February 8, 2022. The Fund is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund has elected, and intends to qualify annually, to be treated for U.S. federal income tax purposes as a regulated investment company (“RIC”) as defined under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).
The Fund’s investment objective is to generate attractive risk-adjusted returns primarily through current income and, secondarily, long-term capital appreciation, by investing in a diversified portfolio of private debt and equity investments in U.S. middle market companies owned by leading private equity firms, which the Fund defines as companies with approximately $10 million to $250 million of earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Fund primarily focuses on investing in U.S. middle market companies with $10 to $100 million in EBITDA, which the Fund considers the core middle market. The Fund primarily invests in first-lien senior secured debt and first-out positions in unitranche loans (collectively “Senior Loan Investments”), as well as junior debt investments, such as second-lien loans, unsecured debt, subordinated debt and last-out positions in unitranche loans (including fixed- and floating-rate instruments and instruments with payment-in-kind income) (“Junior Capital Investments”). Senior Loan Investments and Junior Capital Investments may be originated alongside smaller related common equity positions to the same portfolio companies. The portfolio also will include larger, stand-alone direct equity co-investments in private-equity backed companies that may or may not be originated alongside or separately from Senior Loan Investments and/or Junior Capital Investments to the applicable portfolio company (“Equity Co-Investments”). The Fund targets an investment portfolio consisting, directly or indirectly, of 75% to 90% in Senior Loan Investments, 5% to 25% in Junior Capital Investments and up to 10% in Equity Co-Investments. To support the Fund’s share repurchase program (as discussed further in Note 8), the Fund also will invest 5% to 10% of its assets in cash and cash equivalents, liquid fixed-income securities (including broadly syndicated loans) and other liquid credit instruments (“Liquid Investments”).
Churchill PCIF Advisor LLC (the “Adviser” or “PCIF Adviser”), a wholly owned subsidiary of Churchill Asset Management LLC (“Churchill”), serves as the Fund’s investment adviser. The Adviser is responsible for the overall management of the Fund’s activities and has delegated substantially all of its daily portfolio management obligations to Churchill pursuant to a sub-advisory agreement. Churchill is an indirect subsidiary of Nuveen, LLC (“Nuveen”), the investment management division of TIAA (as defined below). The Adviser and Churchill also have engaged Nuveen Asset Management, LLC (“Nuveen Asset Management”, and together with Churchill, “Sub-Advisers”), acting through its leveraged finance division, to manage certain of its Liquid Investments (as defined below), subject to the pace and amount of investment activity in the middle market investment program, pursuant to a sub-advisory agreement. See Note 5, Related Party Transactions.
The Fund was established by Teachers Insurance and Annuity Association of America (“TIAA”), the ultimate parent of Churchill and Nuveen, and operated as a wholly owned subsidiary of TIAA until the Escrow Break Date (as defined below). On March 30, 2022, TIAA purchased 40 shares of the Fund’s Class I shares at $25.00 per share.
NCPIF SPV I LLC (“SPV I”), NCPIF Equity Holdings LLC (“Equity Holdings”), NCPCIF SPV II, LLC (“SPV II”), and NCPCIF SPV III, LLC (“SPV III”) were formed on February 25, 2022, April 1, 2022, June 6, 2024, and July 8, 2024, respectively. Each of SPV I, Equity Holdings, SPV II, and SPV III is a wholly owned subsidiary of the Fund and is consolidated in these consolidated financial statements commencing from the date of its formation. SPV I commenced operations on March 31, 2022 upon receipt of the contribution of portfolio investments from TIAA to the Fund (as discussed further in Note 8). On July 16, 2024, the Fund completed a term debt securitization and, in connection therewith, SPV I changed its name to Churchill NCPCIF CLO-I LLC (“CLO-I”). See Note 6. The Fund has consolidated its investment in CLO-I in accordance with its consolidation policy discussed in Note 2.
The Fund is offering on a continuous basis up to $2.5 billion of any combination of three classes of common shares of beneficial interest (“Common Shares”), Class S shares, Class D shares and Class I shares. On May 17, 2022, the Securities and Exchange Commission (the “SEC”) granted an exemptive order permitting the Fund to offer multiple classes of Common Shares and to impose varying sales loads, asset-based service and/or distribution fees and early withdrawal fees. The share classes have different ongoing shareholder servicing and/or distribution fees. None of the share classes being offered will have early withdrawal fees. The purchase price per share for each class of Common Shares will equal the Fund’s net asset value (“NAV”) per share as of the effective date of the monthly share purchase date. Nuveen Securities, LLC (the “Intermediary Manager”) will use its best efforts to sell Common Shares, but is not obligated to purchase or sell any specific amount of Common Shares in the offering. As of June 1, 2023

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

(the “Escrow Break Date”), the Fund had satisfied the minimum offering requirement and the Fund’s Board of Trustees (the “Board”) authorized the release of proceeds from escrow.
2. SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The Fund is an investment company for the purposes of accounting and financial reporting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services—Investment Companies (“ASC 946”), and pursuant to Regulation S-X. In the opinion of management, all adjustments, which are of a normal recurring nature, considered necessary for the fair statement of the consolidated financial statements for the period presented, have been included. U.S. GAAP for an investment company requires investments to be recorded at fair value. The carrying value for all other assets and liabilities approximates their fair value unless otherwise disclosed herein.
Consolidation
As provided under ASC 946, the Fund will generally not consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to the Fund. Accordingly, the consolidated financial statements include the accounts of the Fund and its wholly owned subsidiaries, CLO-I (formerly known as SPV I), Equity Holdings, SPV II, and SPV III. All significant intercompany balances and transactions have been eliminated.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Fund to make estimates based on assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Cash, Restricted Cash and Cash Equivalents
Cash and restricted cash represent cash deposits held at financial institutions, which at times may exceed U.S. federally insured limits. Cash equivalents include short-term highly liquid investments, such as money market funds, that are readily convertible to cash and have original maturities of three months or less. Cash, restricted cash and cash equivalents are carried at cost, which approximates fair value. As of September 30, 2024, the Fund did not hold any restricted cash.
Valuation of Portfolio Investments
Investments are valued in accordance with the fair value principles established by FASB ASC Topic 820, Fair Value Measurement (“ASC Topic 820”), and in accordance with the 1940 Act. ASC Topic 820’s definition of fair value focuses on the amount that would be received to sell the asset or paid to transfer the liability in the principal or most advantageous market, and prioritizes the use of market-based inputs (observable) over entity-specific inputs (unobservable) within a measurement of fair value.
ASC Topic 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. ASC Topic 820 also provides guidance regarding a fair value hierarchy, which prioritizes information used to measure fair value and the effect of fair value measurements on earnings, and provides for enhanced disclosures determined by the level within the hierarchy of information used in the valuation. In accordance with ASC Topic 820, these inputs are summarized in the three levels listed below:
•Level 1 — Valuations are based on unadjusted, quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.
•Level 2 — Valuations are based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.
•Level 3 — Valuations are based on inputs that are unobservable and significant to the overall fair value measurement.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of observable input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.
Active, publicly traded instruments are classified as Level 1 and their values are generally based on quoted market prices, even if both the market’s normal daily trading volume is not sufficient to absorb the quantity held and placing orders to sell the position in a single transaction might affect the quoted price.
Fair value is generally determined as the price that would be received for an investment in a current sale, which assumes an orderly market is available for the market participants at the measurement date. If available, fair value of investments is based on directly observable market prices or on market data derived from comparable assets. The Fund’s valuation policy considers the fact that no ready market may exist for many of the securities in which it invests and that fair value for its investments must be determined using unobservable inputs.
Pursuant to Rule 2a-5 under the 1940 Act, the Board has designated the Adviser as the Fund's valuation designee (the “Valuation Designee”) to determine the fair value of the Fund's investments that do not have readily available market quotations, effective beginning with the fiscal quarter ended March 31, 2023. Pursuant to the Fund's valuation policy approved by the Board, a valuation committee comprised of employees of the Adviser (the “Valuation Committee”) is responsible for determining the fair value of the Fund's assets for which market quotations are not readily available, subject to the oversight of the Board.
With respect to investments for which market quotations are not readily available (Level 3), the Valuation Designee, subject to the oversight of the Board as described below, undertakes a multi-step valuation process each quarter, as follows:
i.the quarterly valuation process begins with each portfolio company or investment being initially valued by either the professionals of the applicable investment team that are responsible for the portfolio investment or an independent third-party valuation firm;
ii.to the extent that an independent third-party valuation firm has not been engaged by, or on behalf of, the Board to value 100% of the portfolio, then at a minimum, an independent third-party valuation firm will be engaged by, or on behalf of, the Fund will provide positive assurance of the portfolio each quarter (such that each investment is reviewed by a third-party valuation firm at least once on a rolling 12-month basis and each watch-list investment will be reviewed each quarter), including a review of management’s preliminary valuation and recommendation of fair value;
iii.the Valuation Committee then reviews and discusses the valuations with any input, where appropriate, from the independent third-party valuation firm(s), and determine the fair value of each investment in good faith based on the Fund’s valuation policy, subject to the oversight of the Board; and
iv.the Valuation Designee provides the Board with the information relating to the fair value determination pursuant to the Fund's valuation policy in connection with each quarterly Board meeting and discusses with the Board its determination of the fair value of each investment in good faith.
The Valuation Designee makes this fair value determination on a quarterly basis and in such other instances when a decision regarding the fair value of the portfolio investments is required. Factors considered by the Valuation Designee as part of the valuation of investments include each portfolio company’s credit ratings/risk, current and projected earnings, current and expected leverage, ability to make interest and principal payments, liquidity, compliance with applicable loan covenants, and price to earnings (or other financial) ratios and those of comparable companies, as well as the estimated remaining life of the investment and current market yields and interest rate spreads of similar securities as of the measurement date. Other factors taken into account include changes in the interest rate environment and credit markets that may affect the price at which similar investments would trade. The Valuation Designee may also base its valuation of an investment on recent transactions of investments and securities with similar structure and risk characteristics. The Valuation Designee obtains market data from its ongoing investment purchase efforts, in addition to monitoring transactions that have closed or are disclosed in industry publications. External information may include (but is not limited to) observable market data derived from the U.S. loan and equity markets. As part of compiling market data as an indication of current market conditions, management may utilize third-party sources.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

When determining NAV as of the last day of a month that is not also the last day of a calendar quarter, the Adviser updates the value of securities with “readily available market quotations” (as defined in Rule 2a-5 under the 1940 Act) to the most recent market quotation. For securities without readily available market quotations, the Adviser generally values such assets at the most recent quarterly valuation unless the Adviser determines that a significant observable change has occurred since the most recent quarter end with respect to the investment (which determination may be as a result of a material event at a portfolio company, material change in market spreads, secondary market transaction in the securities of an investment or otherwise). If the Adviser determines such a change has occurred with respect to one or more investments, the Adviser will determine whether to update the value for each relevant investment.
The values assigned to investments are based on available information and may fluctuate from period to period. In addition, such values do not necessarily represent the amount that ultimately might be realized upon a portfolio investment's sale. Due to the inherent uncertainty of valuation, the estimated fair value of an investment may differ from the value that would have been used had a ready market for the security existed, and the difference could be material.
The Board is responsible for overseeing the Valuation Designee’s process for determining the fair value of the Fund’s assets for which market quotations are not readily available, taking into account the Fund’s valuation risks. To facilitate the Board’s oversight of the valuation process, the Valuation Designee provides the Board with quarterly reports, annual reports, and prompt reporting of material matters affecting the Valuation Designee’s determination of fair value. As part of the Board’s oversight role, the Board may request and review additional information to be informed of the Valuation Designee’s process for determining the fair value of the Fund's investments.
Investment Transactions and Revenue Recognition
Investment transactions are recorded on the applicable trade date. Any amounts related to purchases, sales and principal paydowns that have traded, but not settled, are reflected as either a receivable for investments sold or payable for investments purchased on the consolidated statements of assets and liabilities. Realized gains or losses are measured by the difference between the net proceeds received and the cost basis of the investment using the specific identification method without regard to unrealized appreciation or depreciation previously recognized and are included as net realized gain (loss) on investments in the consolidated statements of operations. Net change in unrealized appreciation (depreciation) on investments is recognized in the consolidated statements of operations and reflects the period-to-period change in fair value and cost of investments, including the reversal of previously recorded unrealized appreciation or depreciation when gains or losses are realized.
Interest income, including amortization of premium and accretion of discount on loans, and expenses are recorded on the accrual basis. The Fund accrues interest income if it expects that ultimately it will be able to collect such income.
The Fund may have loans in its portfolio that contain payment-in-kind (“PIK”) income provisions. PIK represents interest that is accrued and recorded as interest income at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity. If at any point the Fund believes PIK is not expected to be realized, the investment generating PIK will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest is generally reversed through PIK income. This non-cash source of income is included when determining what must be paid out to shareholders in the form of distributions in order for the Fund to maintain its tax treatment as a RIC, even though the Fund has not yet collected cash. For the three and nine months ended September 30, 2024, the Fund earned $1,229 and $3,127, respectively, in PIK income, representing 4.36% and 4.87% of total investment income, respectively. For the three and nine months ended September 30, 2023, the Fund earned $573 and $1,647, respectively, in PIK income, representing 4.70% and 4.91% of total investment income, respectively.
Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio companies and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly traded portfolio companies. For the three and nine months ended September 30, 2024, the Fund earned $6 and $65, respectively, in dividend income. For the three and nine months ended September 30, 2023, the Fund earned $17 and $115, respectively, in dividend income.
Other income may include income such as consent, waiver, amendment, unused, and prepayment fees associated with the Fund’s investment activities, as well as any fees for managerial assistance services rendered by the Fund to its portfolio companies. Such fees are recognized as income when earned or the services are rendered. For the three and nine months ended September 30, 2024, the Fund earned other income of $163 and $578, respectively, primarily related to amendment fees. For the three and nine months ended September 30, 2023, the Fund earned other income of $100 and $131, respectively, primarily related to prepayment fees.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

Loans are generally placed on non-accrual status when a payment default occurs on a loan in the portfolio, or if management otherwise believes that the issuer of the loan will not be able to make contractual interest payments or principal payments. The Fund will cease recognizing interest income on that loan until all principal and interest is current through payment, or until a restructuring occurs such that the interest income is deemed to be collectible. However, the Fund remains contractually entitled to this interest. The Fund may make exceptions to this policy if the loan has sufficient collateral value and is in the process of collection. Accrued interest is written-off when it becomes probable that the interest will not be collected and the amount of uncollectible interest can be reasonably estimated. As of September 30, 2024 and December 31, 2023, there were no loans in the Fund's portfolio on non-accrual status.
Deferred Financing Costs
Deferred financing costs include capitalized expenses related to the closing or amendments of borrowings. Amortization of deferred financing costs is computed on the straight-line basis over the term of the borrowings. The amortization of such costs is included in interest and debt financing expenses in the accompanying consolidated statements of operations. The unamortized balance of such costs is included as a direct deduction from the related liability in the accompanying consolidated statements of assets and liabilities.
Allocation of Income, Expenses, Gains and Losses
Income, expenses (other than those attributable to a specific class), gains and losses are allocated to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses attributable to a specific class are charged against the operations of that class.
Organization and Offering Costs

Organization costs consist of primarily legal, incorporation and accounting fees incurred in connection with the organization of the Fund. Organization costs are expensed as incurred and are shown in the Fund's consolidated statements of operations. Refer to Note 5 for further details on the Expense Support Agreement.
Offering costs consist primarily of fees and expenses incurred in connection with the offering of Common Shares, as well as legal, printing and other costs associated with the preparation and filing of the registration statements and offering materials. Offering costs are recognized as a deferred charge, amortized on a straight-line basis over 12 months and are shown in the Fund's consolidated statements of operations. For the three and nine months ended September 30, 2024, offering costs of $76 and $324, respectively, were incurred, and $130 and $445, respectively, were amortized and recognized as offering costs on the consolidated statements of operations, and covered under the Expense Support Agreement. For the three and nine months ended September 30, 2023, offering costs of $326 and $660, respectively, were incurred, and $187 and $468, respectively, were amortized and recognized as offering costs on the consolidated statements of operations, and covered under the Expense Support Agreement. Refer to Note 5 for further details on the Expense Support Agreement.
Income Taxes
For U.S. federal income tax purposes, the Fund has elected, and intends to qualify annually, to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Code. In order to qualify as a RIC, the Fund must meet certain minimum distribution, source-of-income and asset diversification requirements. If such requirements are met, then the Fund is generally required to pay U.S. federal income taxes only on the portion of its taxable income and capital gains it does not distribute.
The minimum distribution requirements applicable to RICs require the Fund to distribute to its shareholders at least 90% of its investment company taxable income (“ICTI”), as defined by the Code, each year. Depending on the level of ICTI earned in a tax year, the Fund may choose to carry forward ICTI in excess of current year distributions into the next tax year. Any such carryover ICTI must be distributed before the end of that next tax year through a dividend declared prior to filing the final tax return related to the year which generated such ICTI.
In addition, based on the excise distribution requirements, the Fund is subject to a 4% nondeductible U.S. federal excise tax on undistributed income unless the Fund distributes in a timely manner an amount at least equal to the sum of (1) 98% of its ordinary income for each calendar year, (2) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ended October 31 in that calendar year and (3) any income realized, but not distributed, in the preceding year. For this purpose, however, any ordinary income or capital gain net income retained by the Fund that is subject to U.S. federal income tax is considered to have been distributed. The Fund intends to timely distribute to our shareholders substantially all of our annual taxable income for each year, except that the Fund may retain certain net capital gains for reinvestment and, depending upon the level of taxable income earned in a year, we may choose to carry forward ICTI for distribution in the following year and pay any applicable U.S. federal excise tax.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

The Fund evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are “more-likely than not” to be sustained by the applicable tax authority. Each of CLO-I (formerly SPV I), SPV II, and SPV III is a disregarded entity for tax purposes and will be consolidated with the tax return of the Fund. Equity Holdings has elected to be classified as a corporation for U.S. federal income tax purposes. All penalties and interest associated with income taxes, if any, are included in income tax expense. For the three and nine months ended September 30, 2024 and 2023, the Fund did not incur any excise tax expense.
Dividends and Distributions to Common Shareholders
The Fund has declared distributions each month beginning in September 2022 through the date of this Quarterly Report on Form 10-Q, and expects to continue to pay regular monthly distributions to the extent the Fund has taxable income. Distributions to shareholders are recorded on the record date. The amount to be distributed to shareholders is determined by the Board and is generally based upon the taxable earnings estimated by management and available cash. Net realized capital gains, if any, will generally be distributed at least annually, although the Fund may decide to retain such capital gains for investment. Although the gross distribution per share is generally equivalent for each share class, the net distribution for each share class is reduced for any class specific expenses, including distribution and shareholder servicing fees, if any.
Functional Currency
The functional currency of the Fund is the U.S. Dollar and all transactions were in U.S. Dollars.
Recent Accounting Pronouncement
In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280), which improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The amendments are effective for fiscal years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024. The Fund does not expect this guidance to impact its consolidated financial statements.
In December 2023, the FASB issued ASU 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” (“ASU 2023-09”). ASU 2023-09 requires additional disaggregated disclosures on the entity’s effective tax rate reconciliation and additional details on income taxes paid. ASU 2023-09 is effective on a prospective basis, with the option for retrospective application, for annual periods beginning after December 15, 2024, with early adoption permitted. The Fund does not expect the adoption of ASU 2023-09 to have a material impact on its consolidated financial statements.

3. INVESTMENTS
The composition of the Fund’s investment portfolio at cost and fair value was as follows:

	September 30, 2024			December 31, 2023
	Amortized Cost	Fair Value	% of Fair Value	Amortized Cost	Fair Value	% of Fair Value
First-Lien Debt	$1,000,323	$994,709	89.84%	$402,858	$399,882	78.10%
Subordinated Debt (1)	97,329	95,472	8.62%	103,888	101,930	19.90%
Equity Investments	15,702	17,005	1.54%	9,422	10,224	2.00%
Total	$1,113,354	$1,107,186	100.00%	$516,168	$512,036	100.00%
Largest portfolio company investment	$21,039	$21,497	1.94%	$10,731	$10,986	2.15%
Average portfolio company investment	$4,698	$4,672	0.42%	$3,246	$3,220	0.63%
_______________
(1)As of September 30, 2024, Subordinated Debt is comprised of second lien term loans and/or second lien notes of $39,478, mezzanine debt of $54,951 and structured debt of $1,043 at fair value, and second lien term loans and/or second lien notes of $40,914, mezzanine debt of $55,372 and structured debt of $1,043 at amortized cost. As of December 31, 2023, Subordinated Debt is comprised of second lien term loans and/or second lien notes of $52,170 and mezzanine debt of $49,760 at fair value, and second lien term loans and/or second lien notes of $53,365 and mezzanine debt of $50,523 at amortized cost.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

The industry composition of our portfolio as a percentage of fair value as of September 30, 2024 and December 31, 2023 was as follows:

Industry	September 30, 2024	December 31, 2023
Aerospace & Defense	1.46%	2.07%
Automotive	1.44%	1.10%
Banking, Finance, Insurance, Real Estate	4.29%	1.49%
Beverage, Food & Tobacco	6.85%	10.39%
Capital Equipment	7.32%	4.28%
Chemicals, Plastics & Rubber	2.32%	3.80%
Construction & Building	6.55%	4.78%
Consumer Goods: Durable	1.93%	3.76%
Consumer Goods: Non-durable	3.54%	5.97%
Containers, Packaging & Glass	1.54%	3.49%
Energy: Electricity	1.97%	—%
Energy: Oil & Gas	0.87%	0.43%
Environmental Industries	3.90%	3.08%
Forest Products & Paper	0.06%	3.04%
Healthcare & Pharmaceuticals	9.57%	10.08%
High Tech Industries	9.82%	4.81%
Hotel, Gaming & Leisure	0.33%	0.44%
Media: Advertising, Printing & Publishing	0.89%	1.33%
Media: Broadcasting & Subscription	0.53%	0.80%
Media: Diversified & Production	0.47%	—%
Metals & Mining	0.24%	0.10%
Retail	0.02%	—%
Services: Business	16.18%	16.82%
Services: Consumer	4.78%	5.73%
Sovereign & Public Finance	0.59%	0.77%
Telecommunications	2.88%	2.33%
Transportation: Cargo	3.06%	2.32%
Transportation: Consumer	1.48%	0.78%
Utilities: Electric	2.17%	0.51%
Utilities: Water	0.70%	—%
Wholesale	2.25%	5.50%
Total	100.00%	100.00%
The geographic composition of investments at cost and fair value was as follows:

	September 30, 2024
	Cost	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Net Assets
United States	$1,052,507	$1,046,456	94.51%	134.76%
Canada	21,572	21,543	1.95%	2.77%
Germany	19,615	19,568	1.77%	2.52%
Luxembourg	8,249	8,227	0.74%	1.06%
United Kingdom	7,218	7,202	0.65%	0.93%
Netherlands	2,773	2,769	0.25%	0.36%
Ireland	1,420	1,421	0.13%	0.18%
	$1,113,354	$1,107,186	100.00%	142.58%

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

	December 31, 2023
	Cost	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Net Assets
United States	$496,774	$492,518	96.19%	138.80%
Canada	6,374	6,376	1.25%	1.80%
United Kingdom	9,045	9,139	1.78%	2.58%
Ireland	1,741	1,750	0.34%	0.49%
Luxembourg	1,255	1,255	0.25%	0.35%
Netherlands	979	998	0.19%	0.28%
	$516,168	$512,036	100.00%	144.30%

As of September 30, 2024 and December 31, 2023, on a fair value basis, 92.32% and 84.74%, respectively, of the Fund’s debt investments bore interest at a floating rate and 7.68% and 15.26%, respectively, of the Fund’s debt investments bore interest at a fixed rate.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

4. FAIR VALUE MEASUREMENTS
Fair Value Disclosures
The following table presents fair value measurements of investments, by major class as of September 30, 2024 and December 31, 2023, according to the fair value hierarchy:

As of September 30, 2024	Level 1	Level 2	Level 3	Total
Assets:
First-Lien Debt	$—	$258,310	$736,399	$994,709
Subordinated Debt (1)	—	—	95,472	95,472
Equity Investments	—	—	17,005	17,005
Cash Equivalents	26,538	—	—	26,538
Total	$26,538	$258,310	$848,876	$1,133,724
_______________
(1)Subordinated Debt is further comprised of second lien term loans and/or second lien notes of $39,478, mezzanine debt of $54,951, and structured debt of $1,043.

As of December 31, 2023	Level 1	Level 2	Level 3	Total
Assets:
First-Lien Debt	$—	$45,486	$354,396	$399,882
Subordinated Debt (1)	—	—	101,930	101,930
Equity Investments	—	—	10,224	10,224
Cash Equivalents	7,590	—	—	7,590
Total	$7,590	$45,486	$466,550	$519,626
_______________
(1)Subordinated Debt is further comprised of second lien term loans and/or second lien notes of $52,170 and mezzanine debt of $49,760.
The following tables provide a reconciliation of the beginning and ending balances for investments that use Level 3 inputs for the following periods:

	As of and for the Three Months Ended September 30, 2024
	First-Lien Debt	Subordinated Debt	Equity Investments	Total
Balance as of June 30, 2024	$561,207	$96,857	$14,442	$672,506
Purchase of investments	226,079	10,762	2,534	239,375
Proceeds from principal repayments and sales of investments	(38,828)	(13,937)	—	(52,765)
Payment-in-kind interest	220	995	—	1,215
Amortization of premium/accretion of discount, net	214	69	—	283
Net realized gain (loss) on investments	329	—	—	329
Net change in unrealized appreciation (depreciation) on investments	(394)	726	29	361
Transfers out of Level 3 (1)	(24,089)	—	—	(24,089)
Transfers to Level 3 (1)	11,661	—	—	11,661
Balance as of September 30, 2024	$736,399	$95,472	$17,005	$848,876

Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated company investments still held as of September 30, 2024	$(376)	$726	$29	$379

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

	As of and for the Nine Months Ended September 30, 2024
	First-Lien Debt	Subordinated Debt	Equity Investments	Total
Balance as of January 1, 2024	$354,396	$101,930	$10,224	$466,550
Purchase of investments	470,602	17,645	7,087	495,334
Proceeds from principal repayments and sales of investments	(75,620)	(27,052)	(777)	(103,449)
Payment-in-kind interest	566	2,561	—	3,127
Amortization of premium/accretion of discount, net	(1,211)	212	—	(999)
Net realized gain (loss) on investments	511	74	(30)	555
Net change in unrealized appreciation (depreciation) on investments	(1,820)	102	501	(1,217)
Transfers out of Level 3 (1)	(11,025)	—	—	(11,025)
Balance as of September 30, 2024	$736,399	$95,472	$17,005	$848,876

Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated company investments still held as of September 30, 2024	$(1,738)	$128	$794	$(816)
________________
(1) Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur. For the three and nine months ended September 30, 2024, transfers between Level 3 and Level 2 were a result of changes in the observability of significant inputs for certain portfolio companies.

	As of and for the Three Months Ended September 30, 2023
	First-Lien Debt	Subordinated Debt	Equity Investments	Total
Balance as of June 30, 2023	$294,555	$89,541	$5,490	$389,586
Purchase of investments	28,637	4,509	3,763	36,909
Proceeds from principal repayments and sales of investments	(11,251)	—	—	(11,251)
Payment-in-kind interest	—	447	—	447
Amortization of premium/accretion of discount, net	67	47	—	114
Net realized gain (loss) on investments	75	—	—	75
Net change in unrealized appreciation (depreciation) on investments	34	207	75	316
Transfers out of Level 3 (1)	(1,802)	—	—	(1,802)
Balance as of September 30, 2023	$310,315	$94,751	$9,328	$414,394

Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated company investments still held as of September 30, 2023	$53	$207	$75	$335

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

	As of and for the Nine Months Ended September 30, 2023
	First-Lien Debt	Subordinated Debt	Equity Investments	Total
Balance as of December 31, 2022	$249,668	$93,808	$4,338	$347,814
Purchase of investments	75,150	9,976	5,312	90,438
Proceeds from principal repayments and sales of investments	(14,041)	(10,212)	(392)	(24,645)
Payment-in-kind interest	—	1,521	—	1,521
Amortization of premium/accretion of discount, net	412	185	—	597
Net realized gain (loss) on investments	90	311	291	692
Net change in unrealized appreciation (depreciation) on investments	(964)	(838)	(221)	(2,023)
Balance as of September 30, 2023	$310,315	$94,751	$9,328	$414,394

Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated company investments still held as of September 30, 2023	$(905)	$(514)	$(45)	$(1,464)
________________
(1) Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur. For the three and nine months ended September 30, 2023, transfers into Level 3 from Level 2 were a result of changes in the observability of significant inputs for one portfolio company.
Significant Unobservable Inputs
ASC Topic 820 requires disclosure of quantitative information about the significant unobservable inputs used in the valuation of assets and liabilities classified as Level 3 within the fair value hierarchy. The valuation techniques and significant unobservable inputs used in Level 3 fair value measurements of assets as of September 30, 2024 and December 31, 2023 were as follows:

Investment Type	Fair Value at September 30, 2024	Valuation Techniques	Unobservable Inputs	Ranges		Weighted Average
First-Lien Debt	$535,658	Yield Method	Implied Discount Rate	6.09%	17.23%	9.23%
First-Lien Debt	3,556	Market Approach	EBITDA Multiple	8.00x	8.00x	8.00x
Subordinated Debt	87,520	Yield Method	Implied Discount Rate	11.57%	26.00%	15.87%
Equity Investments	13,886	Market Approach	EBITDA Multiple	8.00x	22.00x	12.93x
Equity Investments	187	Market Approach	ARR Multiple	7.75x	7.75x	7.75x
Equity Investments	646	Yield Method	Implied Discount Rate	8.36%	16.06%	13.50%
Total	$641,453
First Lien Debt in the amount of $197,185, Subordinated Debt in the amount of $7,952, and equity investments in the amount of $2,286 at September 30, 2024 have been excluded from the table above as the investments are valued using recent transaction price.

Investment Type	Fair Value at December 31, 2023	Valuation Techniques	Unobservable Inputs	Ranges		Weighted Average
First-Lien Debt	$282,615	Yield Method	Implied Discount Rate	6.13%	16.48%	10.88%
First-Lien Debt	3,166	Market Approach	EBITDA Multiple	7.50x	7.50x	7.50x
Subordinated Debt	100,086	Yield Method	Implied Discount Rate	11.57%	20.63%	13.96%
Equity Investments	8,779	Market Approach	EBITDA Multiple	8.50x	19.50x	11.49x
Equity Investments	57	Market Approach	EBITDA Multiple	9.00x	9.00x	9.00x
		Market Approach	ARR Multiple	3.50x	3.50x	3.50x
Equity Investments	528	Yield Method	Implied Discount Rate	8.36%	15.16%	8.35%
Total	$395,231
First Lien Debt in the amount of $68,615, Subordinated Debt in the amount of $1,844, and equity investments in the amount of $860 at December 31, 2023 have been excluded from the table above as the investments are valued using recent transaction price.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

Debt investments are generally valued using the yield method. Under the yield method, a price is ascribed for each investment based upon an assessment of current and expected market yields for similar investments and risk profiles. Additional consideration is given to the expected life, portfolio company performance since close, and other terms and risks associated with an investment. Among other factors, a determinant of risk is the amount of leverage used by the portfolio company relative to its total enterprise value, and the rights and remedies of the Fund’s investment within the portfolio company’s capital structure. Debt investments may also be valued using a market approach, The market approach utilizes market value (EBITDA) multiples of publicly traded comparable companies and available precedent sales transactions of comparable companies. Certain factors are considered when selecting the appropriate companies whose multiples are used in the valuation. These factors may include the type of organization, similarity to the business being valued and relevant risk factors, as well as size, profitability and growth expectations. A recent transaction, if applicable, also may be factored into the valuation if the transaction price is believed to be an indicator of value.
Equity investments are generally valued using a market approach, which utilizes market value multiples (EBITDA or revenue) of publicly traded comparable companies and available precedent sales transactions of comparable companies. The selected multiple is used to estimate the enterprise value of the underlying investment.
The significant unobservable input used in the yield method is a discount rate based on comparable market yields. Significant increases in discount rates in isolation would result in a significantly lower fair value measurement. The significant unobservable input used in the market approach is the performance multiple, which may include a revenue multiple, EBITDA multiple, or forward-looking metrics. The multiple is used to estimate the enterprise value of the underlying investment. An increase or decrease in the multiple would result in an increase or decrease, respectively, in the fair value. A recent transaction, if applicable, may also be factored into the valuation if the transaction price is believed to be an indicator of value.
Alternative valuation methodologies may be used as deemed appropriate for debt or equity investments, and may include, but are not limited to, a market approach, income approach, or liquidation (recovery) approach.
Weighted average inputs are calculated based on the relative fair value of the investments.
Financial Instruments disclosed but not carried at fair value
The fair value of the Fund’s Bank of America Credit Facility, which would be categorized as Level 3 within the fair value hierarchy, approximates its carrying values. Such fair value measurement was based on significant inputs not observable and thus represent Level 3 measurements. The fair value of the 2024 Debt (as defined in Note 6) were based on market quotation(s) received from broker/dealer(s). The fair value measurement was based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly and thus represent Level 2 measurements. The carrying value and fair value of the Fund’s debt obligations were as follows:

	September 30, 2024		December 31, 2023
	Carrying Value	Fair Value	Carrying Value	Fair Value
Bank of America Credit Facility	$42,500	$42,500	$165,750	$165,750
2024 Debt	306,000	306,384	—	—
Total	$348,500	$348,884	$165,750	$165,750

5. RELATED PARTY TRANSACTIONS
Advisory Agreement
On March 31, 2022, the Fund entered into an investment advisory agreement with Churchill (as amended on August 3, 2022, January 10, 2023, and August 2, 2023, the “Prior Advisory Agreement”). The Board, including all of the trustees who are not “interested persons” (as defined under Section 2(a)(19) of the 1940 Act) of the Fund (the “Independent Trustees”), approved the Prior Advisory Agreement in accordance with, and on the basis of an evaluation satisfactory to such trustees as required by the 1940 Act. On May 28, 2024, the Fund’s shareholders approved a new investment advisory agreement (the “Advisory Agreement”), which became effective immediately. On February 20, 2024, the Board, including all of the Independent Trustees, approved the Advisory Agreement in accordance with, and on the basis of an evaluation satisfactory to such trustees as required by the 1940 Act.
In connection with an internal reorganization of Churchill with respect to the advisory services being provided to the Fund, PCIF Adviser will serve as the Fund’s investment adviser, rather than Churchill. PCIF Adviser is responsible for the overall management of the Fund’s activities under the Advisory Agreement, and has delegated substantially all of its daily portfolio

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

management obligations as set forth in the Advisory Agreement to Churchill pursuant to the CAM Sub-Advisory Agreement (as described below). Notwithstanding the foregoing, there will be no changes to the advisory services provided to the Fund (including no changes in the personnel providing the advisory services). The Advisory Agreement is identical to the Prior Advisory Agreement except the initial term will begin upon the effective date of the Advisory Agreement.
The Advisory Agreement will remain in effect for a period of two years from its effective date, May 28, 2024 and will remain in effect from year-to-year thereafter if approved annually by the Board or by the affirmative vote of the holders of a majority of our outstanding voting securities and, in each case, a majority of the Independent Trustees. The Advisory Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act, by the Adviser and may be terminated by the Adviser without penalty upon not less than 120 days’ written notice to the Fund, or by the Fund without penalty upon not less than 60 days’ written notice to the Adviser.
On April 29, 2024, the Fund entered into a management and incentive fee waiver agreement (the “Prior Fee Waiver Agreement”) with Churchill, pursuant to which Churchill has agreed to extend the term of the initial fee waiver under the Prior Advisory Agreement, and (a) waive 50% of the management fee payable to Churchill and (b) waive 100% of the incentive fee based on income payable to Churchill for the period beginning June 1, 2024 until December 31, 2024. In connection with entering into the Advisory Agreement, on May 28, 2024, the Fund entered into a new management and incentive fee waiver agreement (the “Fee Waiver Agreement”) with the Adviser, pursuant to which the Adviser has agreed to continue to waive the management fee and the incentive fee on income pursuant to the same terms and for the same period set forth in the Prior Fee Waiver Agreement. For the avoidance of doubt, the Fee Waiver Agreement does not amend the calculation of the management fee or the incentive fee based on income as set forth in the Advisory Agreement. Other than the waiver contemplated by the Fee Waiver Agreement, the terms of the Advisory Agreement will remain in full force and effect.
Base Management Fee
The management fee is payable monthly in arrears at an annual rate of 0.75% of the value of the Fund’s net assets as of the beginning of the first calendar day of the applicable month. For the first calendar month in which the Fund has operations, net assets will be measured using the beginning net assets as of the Escrow Break Date. In addition, the Adviser has agreed to waive 100% of its management fee until June 1, 2024, the expiry of twelve months from the Escrow Break Date, and 50% of the management fee for the period from June 1, 2024 through December 31, 2024.
For the three and nine months ended September 30, 2024, base management fees earned were $1,404 and $3,177, respectively, out of which $703 and $2,257 were waived by the Adviser, respectively. As of September 30, 2024, $702 was payable to the Adviser related to management fees. For the three and nine months ended September 30, 2023, base management fees earned were $547 and $712, respectively, all of which were voluntarily waived by the Adviser. As of September 30, 2023, no amounts were payable to the Adviser related to management fees.
Incentive Fee
The incentive fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not: (i) incentive fee on income and (ii) an incentive fee on capital gains. Each part of the incentive fee is outlined below.
Incentive Fee Based on Income
The portion based on income is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of net assets at the end of the immediate preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from portfolio companies) accrued during the calendar quarter, minus our operating expenses accrued for the quarter (including the management fee, expenses payable under the Administration Agreement, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee and any shareholder servicing and/or distribution fees).

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as OID, debt instruments with PIK interest and zero coupon securities), accrued income that has not yet been received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments (as discussed further below) are also excluded from Pre-Incentive Fee Net Investment Income Returns.
Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of the Fund’s net assets at the end of the immediate preceding quarter, is compared to a “hurdle rate” of return of 1.50% per quarter (6% annualized).
The Fund will pay the Adviser an incentive fee quarterly in arrears with respect to Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:
•No incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which our Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.50% per quarter (6% annualized);
•100% of the dollar amount of our Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.76% (7.06% annualized). The Fund refers to this portion of Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.76%) as the “catch-up.” The “catch-up” is meant to provide the Adviser with approximately 15% of our Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.76% in any calendar quarter; and
•15% of the dollar amount of our Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.76% (7.06% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 15% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the Adviser.
These calculations will be pro-rated for any period of less than three months.
The Adviser has agreed to waive the incentive fee based on income until December 31, 2024. For the three and nine months ended September 30, 2024, income based incentive fees were $2,919 and $7,065, respectively, which were waived by the Adviser. As of September 30, 2024, no amounts were payable to the Adviser related to income based incentive fees. For the three and nine months ended September 30, 2023, income based incentive fees were $1,219 and $1,592, respectively, which were voluntarily waived by the Adviser. As of September 30, 2023, no amounts were payable to the Adviser related to income based incentive fees.
Incentive Fee Based on Capital Gains
The second component of the incentive fee, the capital gains incentive fee, will be payable at the end of each calendar year in arrears. The amount payable will equal:
•15% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with U.S. GAAP.
Each year, the fee paid for the capital gains incentive fee will be net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods. The Fund will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to the Adviser if the Fund was to sell the relevant investment and realize a capital gain. In no event will the capital gains incentive fee payable pursuant to the Advisory Agreement be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.
The fees that are payable under the Advisory Agreement for any partial period will be appropriately prorated. For the three and nine months ended September 30, 2024 and 2023, the Fund did not incur any incentive fee based on capital gains.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

Sub-Advisory Agreements
CAM Sub-Advisory Agreement
On May 28, 2024, the Fund’s shareholders approved a sub-advisory agreement by and between PCIF Adviser and Churchill (the “CAM Sub-Advisory Agreement”), which became effective immediately. On February 20, 2024, the Board, including all of the Independent Trustees, also approved the CAM Sub-Advisory Agreement in accordance with, and on the basis of an evaluation satisfactory to such trustees as required by the 1940 Act. Pursuant to the CAM Sub-Advisory Agreement, the Adviser will pay Churchill 70% of the aggregate amount of the management fee, the incentive fee on income, and the incentive fee on capital gains as set forth in the Advisory Agreement. The management fee and the incentive fee on income will be payable quarterly in arrears and the incentive fee on capital gains will be payable annually pursuant to the terms of the Advisory Agreement. Fees payable to Churchill will be borne entirely by the Adviser, and will not be directly incurred by the Fund.

The CAM Sub-Advisory Agreement will remain in effect for an initial two year period from May 28, 2024, its effective date, and thereafter from year-to-year, subject to approval by the Board or a vote of a majority of the outstanding voting securities of the Fund and, in each case, a majority of the Independent Trustees.

NAM Sub-Advisory Agreement

On March 31, 2022, Churchill entered into an sub-advisory agreement with Nuveen Asset Management (as amended on August 3, 2022, the “Prior NAM Sub-Advisory Agreement”). The Board, including all of the Independent Trustees, also approved the Prior NAM Sub-Advisory Agreement in accordance with, and on the basis of an evaluation satisfactory to such trustees as required by the 1940 Act. Nuveen Asset Management manages certain of the Liquid Investments pursuant to the Prior NAM Sub-Advisory Agreement. Churchill has general oversight over the investment process on behalf of the Fund and manages the capital structure of the Fund, including, but not limited to, asset and liability management. Churchill will pay Nuveen Asset Management monthly in arrears, 0.375% of the daily weighted average principal amount of the Liquid Investments managed by Nuveen Asset Management pursuant to the Prior NAM Sub-Advisory Agreement. The fees payable to Nuveen Asset Management pursuant to the Prior NAM Sub-Advisory Agreement will not impact the advisory fees payable by the Fund’s shareholders.

On May 28, 2024, the Fund’s shareholders approved a new sub-advisory agreement (the “NAM Sub-Advisory Agreement”, and together with the “CAM Sub-Advisory Agreement”, “Sub-Advisory Agreements”) by and among the Adviser, Churchill, and Nuveen Asset Management, which became effective immediately. On February 20, 2024, the Board, including all of the Independent Trustees, also approved the NAM Sub-Advisory Agreement in accordance with, and on the basis of an evaluation satisfactory to such trustees as required by the 1940 Act. The only changes to the NAM Sub-Advisory Agreement relate to the internal reorganization described above, and are as follows: (i) adding PCIF Adviser as a party to the agreement to satisfy a technical requirement under the 1940 Act that requires the Fund or the investment adviser to be in privity of contract with a sub-adviser; and (ii) changing the calculation of the compensation payable by PCIF Adviser to Nuveen Asset Management. Under the NAM Sub-Advisory Agreement, the Adviser will pay, monthly in arrears, 50% of the aggregate amount of the management fee payable to the Adviser under the Advisory Agreement associated with the Liquid Investments managed by Nuveen Asset Management at the direction of Churchill. Fees payable to Nuveen Asset Management will be borne entirely by PCIF Adviser, and will not be directly incurred by the Fund.

The NAM Sub-Advisory Agreement will remain in effect for a period of two years from its effective date of May 28, 2024 and will remain in effect from year-to-year thereafter if approved annually by the Board or by the affirmative vote of the holders of a majority of our outstanding voting securities and, in each case, a majority of the Independent Trustees.
Administration Agreement
On March 31, 2022, the Fund entered into an administration agreement with the Administrator (as amended on January 10, 2023, the “Administration Agreement”), which was approved by the Board. Pursuant to the Administration Agreement, the Administrator furnishes the Fund with office facilities and equipment and provides clerical, bookkeeping and record keeping and other administrative services at such facilities. The Administrator performs, or oversees the performance of, the Fund’s required administrative services, which include, among other things, assisting the Fund with the preparation of the financial records that the Fund is required to maintain and with the preparation of reports to shareholders and reports filed with the SEC. At the request of the Adviser or Churchill, the Administrator also may provide significant managerial assistance on the Fund’s behalf to those portfolio companies that have accepted the Fund’s offer to provide such assistance. U.S. Bancorp Fund Services, LLC will provide the Fund with certain fund administration and bookkeeping services pursuant to a sub-administration agreement (the “Sub-Administration Agreement”) with the Administrator.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

For the three and nine months ended September 30, 2024, the Fund incurred $199 and $565, respectively, in fees under the Sub-Administration Agreement, which are included in administration fees in the accompanying consolidated statement of operations. For the three and nine months ended September 30, 2023, the Fund incurred $124 and $362, respectively, in fees under the Sub-Administration Agreement, which are included in administration fees in the accompanying consolidated statements of operations. As of September 30, 2024 and December 31, 2023, $339 and $614, respectively, was unpaid and included in accounts payable and accrued expenses in the accompanying consolidated statements of assets and liabilities.
Intermediary Manager Agreement
On March 31, 2022, the Fund entered into an Intermediary Manager Agreement (the “Intermediary Manager Agreement”) with the Intermediary Manager, an affiliate of the Adviser. Under the terms of the Intermediary Manager Agreement, the Intermediary Manager serves as the agent and principal distributor for the Fund’s public offering of its Common Shares. The Intermediary Manager is entitled to receive distribution and/or shareholder servicing fees monthly at an annual rate of 0.85% of the value of the Fund’s net assets attributable to Class S shares as of the beginning of the first calendar day of the month. The Intermediary Manager is entitled to receive distribution and/or shareholder servicing fees monthly at an annual rate of 0.25% of the value of the Fund’s net assets attributable to Class D shares as of the beginning of the first calendar day of the month. No distribution and/or shareholder servicing fees will be paid with respect to Class I shares.
The Fund will cease paying the distribution and/or shareholder servicing fees on any Class S share and Class D share in a shareholder’s account at the end of the month in which the Intermediary Manager in conjunction with the transfer agent determines that total brokerage commissions and distribution and/or shareholder servicing fees paid with respect to any such share held by such shareholder within such account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such share. At the end of such month, each such Class S share or Class D share will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such share. The total underwriting compensation and total organization and offering expenses will not exceed 10% and 15%, respectively, of the gross proceeds from the offering.
For the three months ended September 30, 2024, the Fund accrued distribution and shareholder servicing fee of $32 and $11 that were attributable to Class S and Class D shares, respectively. For the nine months ended September 30, 2024, the Fund accrued distribution and shareholder servicing fee of $70 and $23 that were attributable to Class S and Class D shares, respectively. As of September 30, 2024, $24 shareholder servicing fee remains payable and is included in the accounts payable and accrued expenses in the consolidated statements of assets and liabilities. For the three and nine months ended September 30, 2023, the Fund did not incur any distribution and shareholder servicing fees.
The Intermediary Manager Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Independent Trustees and the trustees who have no direct or indirect financial interest in the operation of the Fund’s distribution plan or the Intermediary Manager Agreement, or by a vote of the majority of the outstanding voting securities of the Fund, on not more than 60 days’ written notice to the Intermediary Manager or the Adviser. The Intermediary Manager Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

Expense Support and Conditional Reimbursement Agreement
On March 31, 2022, the Fund entered into an expense support and conditional reimbursement agreement (the “Expense Support Agreement”) with Churchill. The Expense Support Agreement provides that Nuveen Alternative Holdings, an affiliate of Churchill, may pay (or cause one or more of its affiliates to pay) certain expenses of the Fund, provided that no portion of the payment will be used to pay any interest expenses of the Fund and/or shareholder servicing fees of the Fund (each, an “Expense Payment”). Such expense payment will be made in any combination of cash or other immediately available funds no later than forty-five days after a written commitment from Nuveen Alternative Holdings to pay such expense, and/or by an offset against amounts due from the Fund to Nuveen Alternative Holdings.
Following any calendar quarter in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Fund’s shareholders based on distributions declared with respect to record dates occurring in such calendar quarter (such amount referred to as the “Excess Operating Funds”), the Fund will pay such Excess Operating Funds, or a portion thereof (each, a “Reimbursement Payment”), to Nuveen Alternative Holdings until such time as all Expense Payments made by the entity to the Fund within three years prior to the last business day of such calendar quarter have been reimbursed. Available Operating Funds means the sum of (i) the Fund’s net investment income (including net realized short-term capital gains reduced by net realized long-term capital losses), (ii) the Fund’s net capital gains (including the excess of net realized long-term capital gains over net realized short-term capital losses) and (iii) dividends and other distributions paid to the Fund on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above). The amount of the Reimbursement Payment for any calendar quarter will equal the lesser of (i) the Excess Operating Funds in such quarter and (ii) the aggregate amount of all Expense Payments made by Nuveen Alternative Holdings to the Fund within three years prior to the last business day of such calendar quarter that have not been previously reimbursed by the Fund to Nuveen Alternative Holdings.
No Reimbursement Payment for any month will be made if (1) the annualized rate of regular cash distributions declared by the Fund at the time of such Reimbursement Payment is less than the annualized rate of regular cash distributions declared by the Fund at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) the Fund’s Operating Expense Ratio (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. The Operating Expense Ratio is calculated by dividing the Fund’s operating costs and expenses incurred, less organizational and offering expenses, base management and incentive fees owed to the Adviser, and interest expense, by the Fund’s net assets. The Fund’s obligation to make a Reimbursement Payment will automatically become a liability of the Fund on the last business day of the applicable calendar month, except to the extent that Nuveen Alternative Holdings has waived its right to receive such payment for the applicable month.
The following table presents a cumulative summary of the expense payments and reimbursement payments since the Fund’s commencement of operations, comprised primarily of organizational expenses, offering costs and professional fees:

For the Quarter Ended	Expense Payments by Adviser	Reimbursement Payments to Adviser	Unreimbursed Expense Payments	Effective Rate of Distribution per Share (1)	Reimbursement Eligibility Expiration	Operating Expense Ratio (2)
March 31, 2022	$983	$—	$983	—%	March 31, 2025	0.08%
June 30, 2022	677	—	677	6.62%	June 30, 2025	0.19%
September 30, 2022	379	—	379	7.23%	September 30, 2025	0.21%
December 31, 2022	176	—	176	9.07%	December 31, 2025	0.14%
March 31, 2023	198	—	198	10.22%	March 31, 2026	0.22%
June 30, 2023	113	—	113	11.69%	June 30, 2026	0.22%
September 30, 2023	327	—	327	12.19%	September 30, 2026	0.27%
December 31, 2023	115	—	115	12.13%	December 21, 2026	0.13%
March 31, 2024	31	—	31	12.19%	March 31, 2027	0.12%
June 30, 2024	217	—	217	9.72%	June 30, 2027	0.15%
September 30, 2024	75	—	75	9.70%	September 30, 2027	0.15%
Total	$3,291	$—	$3,291
__________
(1)The effective rate of distribution per share is expressed as a percentage equal to the projected annualized distribution amount as of the end of the applicable period (which is calculated by annualizing the regular monthly cash distributions per share as of such date without compounding), divided by the Fund’s gross offering price per share as of each quarter ended.
(2)The operating expense ratio is calculated by dividing the quarterly operating expenses, less organizational and offering expenses, base management fee and incentive fees owed to the Adviser, and interest expense, by the Fund’s net assets as of each quarter end.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

Board of Trustees’ Fees

The Board consists of seven members, four of whom are Independent Trustees. The Board has established an Audit Committee, a Nominating and Corporate Governance Committee and a Co-Investment Committee (formerly, the “Special Transactions Committee”), each consisting solely of the Independent Trustees, and may establish additional committees in the future. For the three and nine months ended September 30, 2024, the Fund incurred $128 and $380, respectively, in fees which are included in Board of Trustees’ fees in the accompanying consolidated statements of operations. For the three and nine months ended September 30, 2023, the Fund incurred $128 and $380, respectively, in fees which are included in Board of Trustees’ fees in the accompanying consolidated statements of operations. As of September 30, 2024 and December 31, 2023, $128 and $128, respectively, were unpaid and are included in Board of Trustees’ fees payable in the accompanying consolidated statements of assets and liabilities.
Other Related Party Transactions
From time to time, the Adviser may pay amounts owed by the Fund to third-party providers of goods or services and the Fund will subsequently reimburse the Adviser for such amounts paid on its behalf. Amounts payable to the Adviser are settled in the normal course of business without formal payment terms. As of September 30, 2024 and December 31, 2023, the Fund owed the Adviser $410 and $361, respectively, for reimbursements including the Fund’s allocable portion of overhead, which is included in accounts payable and accrued expenses in the accompanying consolidated statement of assets and liabilities.
Promissory Note
On March 31, 2022, the Fund entered into the Note with TIAA as the lender. The Note was issued under the purchase and sales agreement, dated as of March 31, 2022, by and among the Fund, SPV I and TIAA in connection with the contribution of portfolio investments by TIAA to the Fund (as discussed further in Note 8). The principal amount of the Note equaled (i) the fair value of portfolio investments contributed as of March 31, 2022, minus (ii) $263,500. The Note was due to mature on March 30, 2023, with an interest rate of 4% per annum on the unpaid principal amount, compounded quarterly.
On June 3, 2022, the Fund fully repaid the balance on the Note which was comprised of $32,731 and $226 of principal and interest, respectively.
6. SECURED BORROWINGS
CLO-I and SPV II are party to credit facility or debt obligations as described below. In accordance with the 1940 Act, the Fund is only permitted to borrow amounts such that its asset coverage, as defined in the 1940 Act, is maintained at a level of at least 150% after such borrowing. As of September 30, 2024 and December 31, 2023, the Fund’s asset coverage was 322.81% and 314.08%, respectively.
Bank of America Credit Facility
On April 19, 2022, a wholly owned subsidiary of the Fund, entered into a credit agreement with the lenders from time to time parties thereto, Bank of America, N.A., as administrative agent, the Fund, as servicer, U.S. Bank Trust Company, National Association, as collateral administrator, and U.S. Bank National Association, as collateral custodian (the “Bank of America Credit Facility Agreement” and the revolving credit facility thereunder, the “Bank of America Credit Facility”). The Bank of America Credit Facility was amended on October 4, 2022, March 21, 2023, July 16, 2024 and September 19, 2024. The most recent amendment on September 19, 2024, among other things: (i) increased the maximum amount available under the Bank of America Credit Facility from $150,000 to $250,000 and provides for a further increase to $350,000 on or about March 19. 2025; (ii) extended the availability period to September 19, 2027; and (iii) extended the maturity date to September 19, 2029.

Borrowings under the Bank of America Credit Facility bear interest based on either (x) an annual rate equal to SOFR determined for any day (“Daily SOFR”) for the relevant interest period, plus an applicable spread, or (y) the highest of (i) the Federal Funds Rate plus an applicable spread, (ii) the Prime Rate in effect for any day and (iii) Daily SOFR plus an applicable spread. Interest is payable monthly in arrears. Advances under the Bank of America Credit Facility are secured by a pool of broadly-syndicated and middle-market loans subject to eligibility criteria and advance rates specified in the Bank of America Credit Facility Agreement. Advances under the Bank of America Credit Facility may be prepaid and reborrowed at any time during the Availability Period (as defined therein), but any termination or reduction of the facility amount is subject to certain conditions.

As of September 30, 2024, the Bank of America Credit Facility bears interest at a rate of Daily SOFR plus 1.93% per annum. Interest is payable monthly in arrears.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

On July 16, 2024, SPV II entered into the borrower joinder agreement to become party to the Bank of America Credit Facility Agreement and pledged all of its assets to the collateral agent to secure their obligations under the Bank of America Credit Facility. The Fund and SPV II have made customary representations and warranties and are required to comply with various financial covenants related to liquidity and other maintenance covenants, reporting requirements and other customary requirements for similar facilities.

For the three months ended September 30, 2024 and 2023, the components of interest expense related to the Bank of America Credit Facility were as follows:

	Three Months Ended September 30,
	2024	2023
Borrowing interest expense	$914	$2,469
Unused fees	70	124
Amortization of deferred financing costs (1)	322	44
Total interest and debt financing expenses	$1,306	$2,637
_______________
(1)For the three and nine months ended September 30, 2024, $0 and $0, respectively, of deferred financing costs were designated for reimbursement pursuant to the Expense Support Agreement. For the three and nine months ended September 30, 2023, $0 and $2, respectively, of deferred financing costs were designated for reimbursement pursuant to the Expense Support Agreement.

For the nine months ended September 30, 2024 and 2023, the components of interest expense related to the Bank of America Credit Facility were as follows:

	Nine Months Ended September 30,
	2024	2023
Borrowing interest expense	$4,823	$7,238
Unused fees	373	351
Amortization of deferred financing costs (1)	407	122
Total interest and debt financing expenses	$5,603	$7,711
_______________
(1)For the three and nine months ended September 30, 2024, $0 and $0, respectively, of deferred financing costs were designated for reimbursement pursuant to the Expense Support Agreement. For the three and nine months ended September 30, 2023, $0 and $2, respectively, of deferred financing costs were designated for reimbursement pursuant to the Expense Support Agreement.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

CLO-I
On July 16, 2024 (the “Closing Date”), the Fund completed a $398,700 term debt securitization (the “2024 Debt Securitization”). The term debt securitization is also known as a collateralized loan obligation and is a form of secured financing incurred by the Fund.
The notes offered in the 2024 Debt Securitization (the “2024 Notes”) were issued by CLO-I (formerly known as SPV I) (the “2024 Issuer”), a direct, wholly owned, consolidated subsidiary of the Fund, pursuant to an indenture and security agreement, dated as of the Closing Date (the “Indenture”). The 2024 Debt consists of $197,000 of AAA Class A 2024 Notes, which bear interest at the three-month Term SOFR plus 1.70%; $48,000 of AA Class B 2024 Notes, which bear interest at the three-month Term SOFR plus 1.95%; $26,000 of A Class C 2024 Notes, which bear interest at the three-month Term SOFR plus 2.55%; and $92,700 of Subordinated 2024 Notes, which do not bear interest. The Fund directly owns all of the Subordinated 2024 Notes and as such, these notes are eliminated in consolidation.
As part of the 2024 Debt Securitization, CLO-I also entered into a loan agreement (the “CLO-I Loan Agreement”) on the Closing Date, pursuant to which various financial institutions and other persons which are, or may become, parties to the CLO-I Loan Agreement as lenders (the “Lenders”) committed to make $35,000 of AAA Class A-L 2024 Loans to CLO-I (the “2024 Loans” and, together with the 2024 Notes, the “2024 Debt”). The 2024 Loans bear interest at the three-month Term SOFR plus 1.70% (the “2024 Class A-L Loans”) and were fully drawn upon the closing of the transaction. Any lender may elect to convert all of the Class A-L 2024 Loans held by such Lenders into Class A 2024 Notes upon written notice to CLO-I in accordance with the CLO-I Loan Agreement.
The 2024 Debt is backed by a diversified portfolio of senior secured and second lien loans. Each of the Indenture and the CLO-I Loan Agreement contain certain conditions pursuant to which loans can be acquired by the 2024 Issuer, in accordance with rating agency criteria or as otherwise agreed with certain institutional investors who purchased the 2024 Debt. Through July 20, 2028, all principal collections received on the underlying collateral may be used by the 2024 Issuer to purchase new collateral under the direction of the Fund, in its capacity as collateral manager of the 2024 Issuer and in accordance with the Fund’s investment strategy, allowing the Fund to maintain the initial leverage in the 2024 Debt Securitization. The 2024 Notes are due on July 20, 2036 and the 2024 Loans mature on July 20, 2036.
The Fund serves as collateral manager to the 2024 Issuer under a collateral management agreement and waives any management fee due to it in consideration for providing these services.
For the three months and nine months ended September 30, 2024, the components of interest expense related to CLO-I were as follows:

	Three Months Ended September 30,	Nine Months Ended September 30,
	2024	2024
Borrowing interest expense	$4,561	4,561
Unused fees	—	—
Amortization of deferred financing costs (1)	—	—
Total interest and debt financing expenses	$4,561	4,561
_______________
(1)For the three and nine months ended September 30, 2024, $0 and $0, respectively, of deferred financing costs were designated for reimbursement pursuant to the Expense Support Agreement.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

Summary of Secured Borrowings
The Fund’s debt obligations consisted of the following as of September 30, 2024 and December 31, 2023:

	September 30, 2024
	Bank of America Credit Facility	CLO-I	Total
Total Commitment	$250,000	$306,000	$556,000
Borrowings Outstanding (1)	42,500	306,000	348,500
Unused Portion (2)	207,500	—	207,500
Amount Available (3)	182,362	—	182,362
_______________
(1)Borrowings outstanding on the consolidated statement of assets and liabilities are net of deferred financing costs.
(2)The unused portion is the amount upon which commitment fees are based.
(3)Available for borrowing based on the computation of collateral to support the borrowings and subject to compliance with applicable covenants and financial ratios.

	December 31, 2023
	Bank of America Credit Facility	Total
Total Commitment	$250,000	$250,000
Borrowings Outstanding (1)	165,750	165,750
Unused Portion (2)	84,250	84,250
Amount Available (3)	51,883	51,883
_______________
(1)Borrowings outstanding on the consolidated statement of assets and liabilities are net of deferred financing costs.
(2)The unused portion is the amount upon which commitment fees are based.
(3)Available for borrowing based on the computation of collateral to support the borrowings and subject to compliance with applicable covenants and financial ratios.
For the three months ended September 30, 2024 and 2023, the components of interest expense and debt financing expenses were as follows:

	Three Months Ended September 30,
	2024	2023
Borrowing interest expense	$5,475	$2,469
Unused fees	70	124
Amortization of deferred financing costs (1)	322	44
Total interest and debt financing expenses	$5,867	$2,637
Average interest rate (2)	7.29%	8.02%
Average daily borrowings	$302,668	$128,192
______________
(1)For the three and nine months ended September 30, 2024, $0 and $0, respectively, of deferred financing costs were designated for reimbursement pursuant to the Expense Support Agreement. For the three and nine months ended September 30, 2023, $0 and $2, respectively, of deferred financing costs were designated for reimbursement pursuant to the Expense Support Agreement.
(2)Average interest rate includes borrowing interest expense and unused fees.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

For the nine months ended September 30, 2024 and 2023, the components of interest expense and debt financing expenses were as follows:

	Nine Months Ended September 30,
	2024	2023
Borrowing interest expense	$9,384	$7,238
Unused fees	373	351
Amortization of deferred financing costs (1)	407	122
Total interest and debt financing expenses	$10,164	$7,711
Average interest rate (2)	7.75%	7.57%
Average daily borrowings	$168,191	$133,903
______________
(1)For the three and nine months ended September 30, 2024, $0 and $0, respectively, of deferred financing costs were designated for reimbursement pursuant to the Expense Support Agreement. For the three and nine months ended September 30, 2023, $0 and $2, respectively, of deferred financing costs were designated for reimbursement pursuant to the Expense Support Agreement.
(2)Average interest rate includes borrowing interest expense and unused fees.

Contractual Obligations
The following tables show the contractual maturities of the Fund’s debt obligations as of September 30, 2024 and December 31, 2023:

	Payments Due by Period
As of September 30, 2024	Total	Less than 1 Year	1 to 3 years	3 to 5 years	More than 5 Years
Bank of America Credit Facility	$42,500	$—	$—	$42,500	$—
CLO-I	306,000	—	—	—	306,000
Total debt obligations	$348,500	$—	$—	$42,500	$306,000

	Payments Due by Period
As of December 31, 2023	Total	Less than 1 Year	1 to 3 years	3 to 5 years	More than 5 Years
Bank of America Credit Facility	$165,750	$—	$—	$165,750	$—
Total debt obligations	$165,750	$—	$—	$165,750	$—

7. COMMITMENTS AND CONTINGENCIES
In the ordinary course of its business, the Fund enters into contracts or agreements that contain indemnifications or warranties. Future events could occur that might lead to the enforcement of these provisions against the Fund. The Fund believes that the likelihood of such an event is remote; however, the maximum potential exposure is unknown. No accrual has been made in the consolidated financial statements as of September 30, 2024 and December 31, 2023 for any such exposure.
As of September 30, 2024 and December 31, 2023, the Fund had the following unfunded investment commitments:

Portfolio Company	September 30, 2024	December 31, 2023
360 Training - Delayed Draw Loan	$2,734	$—
Action Behavior Centers - Delayed Draw Loan	2,519	—
Alternative Logistics Technologies Buyer, LLC - Delayed Draw Loan	1,118	—
AmerCareRoyal - Delayed Draw Loan	5,600	—
Apex Services - Revolving Loan	1,101	—
Apex Services - First Lien Term Loan	12,698	—
Apex Services - Delayed Draw Loan	5,858	—
Aramsco - Delayed Draw Loan	520	520
Arax Investment Partners	533	—
ARMstrong - Delayed Draw Loan	927	—
Armstrong Transport Group - Delayed Draw Loan	—	1,007

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

Portfolio Company	September 30, 2024	December 31, 2023
Ascend - Delayed Draw Loan	$12,642	$—
American Student Transportation Partners	82	26
AWP Group Holdings, Inc. - Delayed Draw Loan	3,205	—
BTX Precision - Delayed Draw Loan	793	—
Chroma Color - Delayed Draw Loan	381	381
ClaimLogiq - Delayed Draw Loan	—	891
Coding Solutions Acquisition Inc. - Revolving Loan	826	—
Coding Solutions Acquisition Inc. - Delayed Draw Loan	1,914	—
Contract Land Staff - Delayed Draw Loan	4,418	—
CRCI Holdings Inc - Revolving Loan	1,283	—
CRCI Holdings Inc - Delayed Draw Loan	3,487	—
CrossCountry Consulting - Delayed Draw Loan	560	560
Diligent Corporation - Delayed Draw Loan	2,553	—
Elevation Labs - Delayed Draw Loan	420	599
Engage - Delayed Draw Loan	7,082	2,040
Ergotech (INS) - Delayed Draw Loan	1,139	1,139
Evergreen Services Group II - Delayed Draw Loan	—	923
Excel Fitness - Delayed Draw Loan	2,096	—
EyeSouth - Delayed Draw Loan	266	266
Firstcall Mechanical Group - Delayed Draw Loan	20,000	—
Gannett Fleming - Revolving Loan	2,131	—
Health Management Associates - Delayed Draw Loan	305	415
Heartland Paving Partners - Delayed Draw Loan	11,429	—
Heartland Veterinary Partners - Delayed Draw Loan	3,055	—
Impact Environmental Group - Delayed Draw Loan	919	1,832
Industrial Service Group - Delayed Draw Loan	105	2,019
Infobase - Delayed Draw Loan	—	122
Insulation Technology Group - Delayed Draw Loan	5,226	—
Integrated Power Services - Delayed Draw Loan	4,519	—
ITSavvy - Delayed Draw Loan	—	36
Kenco - Delayed Draw Loan	8,669	850
Legacy Service Partners - Delayed Draw Loan	—	306
LMI Consulting, LLC	2	2
Leo Facilities - Delayed Draw Loan	20,481	2,571
Market Performance Group - Delayed Draw Loan	545	—
MEI Buyer LLC - Delayed Draw Loan	501	501
Mobile Communications America Inc - Delayed Draw Loan	1,267	1,463
Motion & Control Enterprises - Delayed Draw Loan	—	1,704
National Power - Delayed Draw Loan	799	799
NearU - Delayed Draw Loan	1,628	1,919
North Haven Stack Buyer, LLC - Delayed Draw Loan	2,527	—
OMNIA Partners - Delayed Draw Loan	—	129
Online Labels Group - Delayed Draw Loan	237	237
Options IT - Revolving Loan	903	—
Options IT - Delayed Draw Loan	3,186	—
Ovation Holdings - Delayed Draw Loan	127	127
Palmetto Exterminators - Delayed Draw Loan	—	503
Perennial Services Group - Delayed Draw Loan	4,801	—
Pinnacle Supply Partners, LLC - Delayed Draw Loan	897	1,455
Precision Aviation Group - Delayed Draw Loan	—	2,480
Propark Mobility - Delayed Draw Loan	156	665
Randy's Worldwide Automotive - Delayed Draw Loan	937	1,332
Rhino Tool House - Delayed Draw Loan	12	306
Riveron - Delayed Draw Loan	8,276	779

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

Portfolio Company	September 30, 2024	December 31, 2023
SI Solutions - Delayed Draw Loan	$4,951	$—
Specialist Resources Global Inc - Delayed Draw Loan	11,790	—
Sugar Foods - Delayed Draw Loan	4,348	1,173
Sunny Sky Products - Delayed Draw Loan	464	464
Tech24 - Delayed Draw Loan	658	919
TIDI Products - Delayed Draw Loan	1,201	1,201
Trilon Group - Delayed Draw Loan	7,896	—
USA Water - Delayed Draw Loan	2,389	—
Velosio - Delayed Draw Loan	1,135	—
Vensure - Delayed Draw Loan	3,538	—
Vessco - Revolving Loan	1,726	—
Vessco - Delayed Draw Loan	3,898	—
Vertex Service Partners - Delayed Draw Loan	18	1,777
Village Green Holding - Delayed Draw Loan	536	—
WSB / EST - Delayed Draw Loan	329	1,096
Young Innovations - Delayed Draw Loan	1,431	1,431
Total unfunded commitments	$226,703	$38,965

The Fund seeks to carefully consider its unfunded portfolio company commitments for the purpose of planning its ongoing liquidity. As of September 30, 2024, the Fund had adequate financial resources to satisfy its unfunded portfolio company commitments.
8. NET ASSETS
In connection with its formation, the Fund has the authority to issue an unlimited number of Common Shares for each class.
On March 30, 2022, an affiliate of the Adviser, TIAA, purchased 40 shares of the Fund’s Class I shares of beneficial interest at $25.00 per share.
On March 31, 2022, TIAA contributed certain portfolio investments to the Fund in the amount of $296,231 (fair value as of March 31, 2022). In connection therewith, the Fund entered into the Note with TIAA as the lender (as described in Note 5), and issued to TIAA shares of the Fund’s Class I shares of beneficial interest. The Fund fully repaid the balance of the Note to TIAA on June 3, 2022. As of September 30, 2024, TIAA owned 5,929,059 shares of the Fund’s Class I shares of beneficial interest.
On the Escrow Break Date, the Fund had satisfied the minimum offering requirement and the Board authorized the release of proceeds from escrow.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

The following table presents transactions in common shares during the three months ended September 30, 2024 (dollars in thousands except share amounts):

	Three Months Ended September 30, 2024
	Shares	Amount
CLASS S
Subscriptions	195,340	$4,815
Share transfers between classes	—	—
Distributions reinvested	4,809	119
Shares repurchases, net of early repurchase deduction	—	—
Net increase (decrease)	200,149	$4,934
CLASS D
Subscriptions	176,642	$4,363
Share transfers between classes	—	—
Distributions reinvested	10,012	247
Shares repurchases, net of early repurchase deduction	—	—
Net increase (decrease)	186,654	$4,610
CLASS I
Subscriptions	1,238,921	$30,620
Share transfers between classes	—	—
Distributions reinvested	280,755	6,940
Shares repurchases, net of early repurchase deduction	(15,531)	(383)
Net increase (decrease)	1,504,145	$37,177

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

The following table presents transactions in common shares during the nine months ended September 30, 2024 (dollars in thousands except share amounts):

	Nine Months Ended September 30, 2024
	Shares	Amount
CLASS S
Subscriptions	541,452	$13,345
Share transfers between classes	(4,107)	(101)
Distributions reinvested	10,571	261
Shares repurchases, net of early repurchase deduction	—	—
Net increase (decrease)	547,916	$13,505
CLASS D
Subscriptions	631,751	$15,597
Share transfers between classes	—	—
Distributions reinvested	20,991	518
Shares repurchases, net of early repurchase deduction	—	—
Net increase (decrease)	652,742	$16,115
CLASS I
Subscriptions	15,350,397	$378,684
Share transfers between classes	4,104	101
Distributions reinvested	510,428	12,604
Shares repurchases, net of early repurchase deduction	(40,238)	(980)
Net increase (decrease)	15,824,691	$390,409
The following table presents transactions in common shares during the three months ended September 30, 2023 (dollars in thousands except share amounts):

	Three Months Ended September 30, 2023
	Shares	Amount
CLASS I
Subscriptions	1,421,928	$34,970
Share transfers between classes	—	—
Distributions reinvested	4,316	106
Shares repurchases, net of early repurchase deduction	—	—
Net increase (decrease)	1,426,244	$35,076

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

The following table presents transactions in common shares during the nine months ended September 30, 2023 (dollars in thousands except share amounts):

	Nine Months Ended September 30, 2023
	Shares	Amount
CLASS I
Subscriptions	1,735,030	$42,690
Share transfers between classes	—	—
Distributions reinvested	4,316	106
Shares repurchases, net of early repurchase deduction	—	—
Net increase (decrease)	1,739,346	$42,796
The Fund determines NAV for each class of shares as of the last day of each calendar month. Share issuances related to monthly subscriptions are effective the first calendar day of each month. Shares are issued at an offering price equivalent to the most recent NAV per share available for each share class, which will be the prior calendar day NAV per share (i.e. the prior month-end NAV).
The following table presents each month-end net offering price for Class S, Class D, and Class I common shares, which approximately equals their respective NAV per share, for the nine months ended September 30, 2024 and 2023:

	Net Offering Price Per Share
For the Months Ended	Class S	Class D	Class I
January 31, 2024	$24.71	$24.73	$24.74
February 29, 2024	$24.72	$24.75	$24.75
March 31, 2024	$24.58	$24.61	$24.62
April 30, 2024	$24.59	$24.63	$24.63
May 31, 2024	$24.60	$24.64	$24.65
June 30, 2024	$24.64	$24.68	$24.69
July 31, 2024	$24.67	$24.71	$24.71
August 31, 2024	$24.70	$24.74	$24.75
September 30, 2024	$24.70	$24.74	$24.75

	Net Offering Price Per Share
For the Months Ended	Class S (1)	Class D (1)	Class I
January 31, 2023	$—	$—	$24.70
February 28, 2023	$—	$—	$24.70
March 31, 2023	$—	$—	$24.65
April 30, 2023	$—	$—	$24.68
May 31, 2023	$—	$—	$24.66
June 30, 2023	$—	$—	$24.63
July 31, 2023	$—	$—	$24.60
August 31, 2023	$—	$—	$24.56
September 30, 2023	$—	$—	$24.61
______________
(1)Class S and Class D shares were first issued and sold in October 2023.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

Distributions

The following table summarizes the Fund’s distributions declared from inception through September 30, 2024:

			Class S
Declaration Date	Record Date	Payment Date	Distribution per Share (1)	Distribution Amount
October 27, 2023	October 31, 2023	November 28, 2023	$0.233	$9
November 27, 2023	November 30, 2023	December 28, 2023	$0.233	$17
December 28, 2023	December 31, 2023	January 29, 2024	$0.233	$35
January 26, 2024	January 31, 2024	February 28, 2024	$0.233	$51
February 28, 2024	February 29, 2024	March 28, 2024	$0.233	$60
March 28, 2024	March 31, 2024	April 29, 2024	$0.233	$79
April 26, 2024	April 30, 2024	May 28, 2024	$0.183	$70
May 29, 2024	May 31, 2024	June 28, 2024	$0.183	$87
June 28, 2024	June 30, 2024	July 29, 2024	$0.183	$91
July 29, 2024	July 31, 2024	August 28, 2024	$0.183	$96
August 28, 2024	August 31, 2024	September 27, 2024	$0.183	$111
September 27, 2024	September 30, 2024	October 28, 2024	$0.183	$128

			Class D
Declaration Date	Record Date	Payment Date	Distribution per Share (1)	Distribution Amount
October 27, 2023	October 31, 2023	November 28, 2023	$0.245	$2
November 27, 2023	November 30, 2023	December 28, 2023	$0.245	$11
December 28, 2023	December 31, 2023	January 29, 2024	$0.245	$26
January 26, 2024	January 31, 2024	February 28, 2024	$0.245	$39
February 28, 2024	February 29, 2024	March 28, 2024	$0.245	$59
March 28, 2024	March 31, 2024	April 29, 2024	$0.245	$89
April 26, 2024	April 30, 2024	May 28, 2024	$0.195	$90
May 29, 2024	May 31, 2024	June 28, 2024	$0.195	$105
June 28, 2024	June 30, 2024	July 29, 2024	$0.195	$112
July 29, 2024	July 31, 2024	August 28, 2024	$0.195	$127
August 28, 2024	August 31, 2024	September 27, 2024	$0.195	$140
September 27, 2024	September 30, 2024	October 28, 2024	$0.195	$149
_____________
(1)Class S and Class D distributions are net of distribution and servicing fees.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

			Class I
Declaration Date	Record Date	Payment Date	Distribution per Share		Distribution Amount
September 30, 2022	September 30, 2022	October 28, 2022	$0.870	(1)	$9,170
October 31, 2022	October 31, 2022	November 28, 2022	$0.180		$1,897
November 30, 2022	November 30, 2022	December 28, 2022	$0.190		$2,003
December 31, 2022	December 31, 2022	January 28, 2023	$0.295	(2)	$3,109
January 31, 2023	January 31, 2023	February 28, 2023	$0.200		$2,108
February 28, 2023	February 28, 2023	March 28, 2023	$0.200		$2,108
March 31, 2023	March 31, 2023	April 28, 2023	$0.230		$2,424
April 28, 2023	April 30, 2023	May 26, 2023	$0.240		$2,530
May 25, 2023	May 31, 2023	June 28, 2023	$0.240		$2,530
June 28, 2023	June 30, 2023	July 28, 2023	$0.240		$2,605
July 28, 2023	July 31, 2023	August 28, 2023	$0.270	(3)	$3,081
August 23, 2023	August 31, 2023	September 28, 2023	$0.270	(3)	$3,133
September 29, 2023	September 30, 2023	October 27, 2023	$0.250		$3,070
October 27, 2023	October 31, 2023	November 28, 2023	$0.250		$3,244
November 27, 2023	November 30, 2023	December 28, 2023	$0.250		$3,435
December 28, 2023	December 31, 2023	January 29, 2024	$0.250		$3,523
January 26, 2024	January 31, 2024	February 28, 2024	$0.250		$3,626
February 28, 2024	February 29, 2024	March 29, 2024	$0.250		$3,735
March 28, 2024	March 31, 2024	April 29, 2024	$0.250		$4,661
April 26, 2024	April 30, 2024	May 28, 2024	$0.200		$4,382
May 29, 2024	May 31, 2024	June 28, 2024	$0.200		$5,577
June 28, 2024	June 30, 2024	July 29, 2024	$0.200		$5,685
July 29, 2024	July 31, 2024	August 28, 2024	$0.200		$5,795
August 28, 2024	August 31, 2024	September 27, 2024	$0.200		$5,887
September 27, 2024	September 30, 2024	October 28, 2024	$0.200		$5,985
_______________
(1)Represents monthly distribution of $0.140 per share for each of April 2022, May 2022 and June 2022, and monthly distribution of $0.150 per share for each of July 2022, August 2022 and September 2022.
(2)Comprised of $0.190 regular distribution and $0.105 supplemental distribution attributable to accrued net investment income.
(3)Comprised of $0.250 regular distribution and $0.020 special distribution attributable to accrued net investment income.
Distribution Reinvestment Plan

The Fund has adopted a distribution reinvestment plan, pursuant to which it will reinvest all cash distributions declared by the Board on behalf of its shareholders who do not elect to receive their distributions in cash, except for shareholders in certain states. As a result, if the Board authorizes, and the Fund declares, a cash dividend or other distribution, then shareholders who have not opted out of the Fund’s distribution reinvestment plan will have their cash distributions automatically reinvested in additional Common Shares, rather than receiving the cash dividend or other distribution. Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in the distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional Common Shares. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.
Character of Distributions
The Fund may fund its cash distributions to shareholders from any source of funds available to the Fund, including but not limited to offering proceeds, net investment income from operations, capital gain proceeds from the sale of assets, borrowings, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and expense support from an affiliate of the Adviser, which is subject to recoupment.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

Through September 30, 2024, a portion of the Fund’s distributions resulted from expense support from an affiliate of the Adviser, and future distributions may result from expense support from an affiliate of the Adviser, each of which is subject to repayment by the Fund within three years from the date of payment. The purpose of this arrangement avoids distributions being characterized as a return of capital for U.S. federal income tax purposes. Shareholders should understand that any such distribution is not based solely on the Fund’s investment performance, and can only be sustained if the Fund achieves positive investment performance in future periods and/or an affiliate of the Adviser continues to provide expense support. Shareholders should also understand that the Fund’s future repayments of expense support will reduce the distributions that they would otherwise receive. There can be no assurance that the Fund will achieve the performance necessary to sustain these distributions, or be able to pay distributions at all.
Sources of distributions, other than net investment income and realized gains on a U.S. GAAP basis, include required adjustments to U.S. GAAP net investment income in the current period to determine taxable income available for distributions. The following table reflects the source of cash distributions on a U.S. GAAP basis that the Fund has declared on its common shares for the nine months ended September 30, 2024:

	Class S (1)		Class D (1)		Class I
Sources of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$1.797	$773	$1.905	$910	$1.950	$45,333
Net realized gains	$—	$—	$—	$—	$—	$—
Total	$1.797	$773	$1.905	$910	$1.950	$45,333
_______________
(1)Class S and Class D shares were first issued and sold in October 2023.

The following table reflects the source of cash distributions on a U.S. GAAP basis that the Fund has declared on its common shares for the nine months ended September 30, 2023:

	Class S (1)		Class D (1)		Class I
Sources of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$—	$—	$—	$—	$2.140	$23,588
Net realized gains	$—	$—	$—	$—	$—	$—
Total	$—	$—	$—	$—	$2.140	$23,588
_______________
(1)Class S and Class D shares were first issued and sold in October 2023.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

Share Repurchase Program
Beginning with the fiscal quarter ended September 30, 2023, the Fund commenced a share repurchase program in which it intends to repurchase in each quarter, at the discretion of the Board, up to 5% of its Common Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. The Board, in its sole discretion, may amend, suspend or terminate the share repurchase program if it deems such action to be in the best interest of the Fund’s shareholders. As a result, share repurchases may not be available each quarter, such as when a repurchase offer would place an undue burden on the Fund’s liquidity, adversely affect the Fund’s operations or risk having an adverse impact on the Fund that would outweigh the benefit of the repurchase offer. Following any such suspension, the Board will consider on at least a quarterly basis whether the continued suspension of the share repurchase program is in the best interest of the Fund and shareholders, and will reinstate the share repurchase program when and if appropriate and subject to its fiduciary duty to the Fund and shareholders. However, the Board is not required to authorize the recommencement of the share repurchase program within any specified period of time. The Fund intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Securities Exchange Act of 1934, as amended, and the 1940 Act. All Common Shares purchased by the Fund pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued Common Shares.
Under the share repurchase program, to the extent the Fund offers to repurchase Common Shares in any particular quarter, the Fund expects to repurchase Common Shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that Common Shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Fund for the benefit of remaining shareholders. The repurchase of the Adviser’s shares, if any, will be on the same terms and subject to the same limitations as other shareholders under the Share Repurchase Program.
Payment for repurchased shares may require the Fund to liquidate portfolio holdings earlier than our Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Fund’s investment-related expenses as a result of higher portfolio turnover rates. The Adviser intends to take measures, subject to policies as may be established by the Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of shares. Class I shares owned by TIAA will be subject to the following restrictions. TIAA may submit its Class I shares for repurchase beginning on March 31, 2027. Beginning March 31, 2027, the total amount of TIAA shares eligible for repurchase will be limited to no more than 1.67% of the Fund’s aggregate NAV per calendar quarter; provided that, if in any quarter the total amount of aggregate repurchase requests of all classes of Common Shares does not exceed the Share Repurchase Plan limit of 5% of the aggregate NAV per calendar quarter, these redemption limits on the TIAA shares will not apply for that quarter, and TIAA will be entitled to submit its shares for repurchase up to the overall share repurchase program limits.
For the nine months ended September 30, 2024, approximately 40,238 Class I shares were repurchased. For the nine months ended September 30, 2023, no Common Shares were repurchased.
The following table presents the share repurchases completed for the nine months ended September 30, 2024:

Offer Date	Class	Tender Offer Expiration	Repurchase Price per share	Repurchased Amount (2)	Shares Repurchased (1)
February 29, 2024	Class I	March 29, 2024	$24.62	$273	11,327
May 30, 2024	Class I	June 28, 2024	$24.69	$324	13,380
August 29, 2024	Class I	September 27, 2024	$24.75	$383	15,531
_______________
(1)All repurchase requests were satisfied in full.
(2)Amount shown is net of Early Repurchase Deduction.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

9. CONSOLIDATED FINANCIAL HIGHLIGHTS
The following is a schedule of consolidated financial highlights for the nine months ended September 30, 2024:

	Nine Months Ended September 30, 2024
	Class S (8)	Class D (8)	Class I
Per share data:
Net asset value, beginning of period	$24.69	$24.73	$24.73
Net investment income (loss) (1)	1.87	1.97	2.03
Net realized gains (losses) (1)	0.02	0.02	0.02
Net change in unrealized appreciation (depreciation) (1)	(0.09)	(0.08)	(0.09)
Net increase (decrease) in net assets resulting from operations	1.80	1.91	1.96
Shareholder distributions from income (2)	(1.80)	(1.91)	(1.95)
Early repurchase deduction fees (9)	—	—	—
Other (3)	0.01	0.01	0.01
Net asset value, end of period	$24.70	$24.74	$24.75

Supplemental Data:
Net assets, end of period	$17,231	$18,805	$740,475
Shares outstanding, end of period	697,754	760,008	29,916,078
Total return (4)	7.56%	8.03%	8.27%

Ratio to average net assets:
Ratio of net expenses to average net assets before expense support and waived fees (5)(6)	6.42%	6.04%	5.39%
Ratio of net expenses to average net assets after expense support and waived fees (5)(6)	4.11%	3.60%	3.14%
Ratio of net investment income (loss) to average net assets (5)	10.75%	11.81%	11.53%
Portfolio turnover rate (7)	17.79%	17.79%	17.79%
Asset coverage ratio	322.81%	322.81%	322.81%
_______________
(1)The per share data was derived by using the weighted average shares outstanding during the period.
(2)The per share data for distributions reflects the actual amount of distributions declared during the period.
(3)Includes the impact of different share amounts used in calculating per share data as a result of calculating certain per share data based on weighted average shares outstanding during the period and certain per share data based on shares outstanding as of a period end.
(4)Total return is calculated as the change in NAV per share during the period, plus distributions per share, if any, divided by the beginning NAV per share. Dividends and distributions, if any, are assumed for purposes of this calculation to be reinvested at the month end NAV per share. Total return is not annualized.
(5)Ratios are annualized. Average net assets is calculated utilizing quarterly net assets. Ratio of net investment income (loss) to average net assets includes the effect of expense support and waived management fee and income based incentive fees.
(6)The ratio of interest and debt financing expenses to average net assets for the nine months ended September 30, 2024 was 2.41%, 2.47% and 2.32% for Class S, Class D, and Class I shares, respectively, and are annualized. Average net assets is calculated utilizing quarterly net assets.
(7)Portfolio turnover rate is calculated using the lesser of year-to-date sales or year-to-date purchases over the average of the invested assets at fair value for the periods reported.
(8)Class S and Class D shares were first issued and sold in October 2023.
(9)The per share amount rounds to less than $0.01 per share in connection with Class I repurchased shares during the period. There are no shares repurchased for Class S and Class D shares.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

The following is a schedule of financial highlights for the nine months ended September 30, 2023:

Nine Months Ended September 30, 2023
Class I
Per share data:
Net asset value, beginning of period	$24.70
Net investment income (loss) (1)	2.18
Net realized gains (losses) (1)	0.06
Net change in unrealized appreciation (depreciation) (1)	(0.18)
Net increase (decrease) in net assets resulting from operations	2.06
Shareholder distributions from income (2)	(2.14)
Other (3)	(0.01)
Net asset value, end of period	$24.61

Supplemental Data:
Net assets, end of period	$302,138
Shares outstanding, end of period	12,279,386
Total return	8.63%

Ratio to average net assets:
Ratio of net expenses to average net assets (4) (5)	4.73%
Ratio of net investment income (loss) to average net assets (4)	11.75%
Portfolio turnover rate (6)	6.36%
Asset coverage ratio	350.22%
_______________
(1)The per share data was derived by using the weighted average shares outstanding during the period.
(2)The per share data for distributions reflects the actual amount of distributions declared during the period.
(3)Includes the impact of different share amounts used in calculating per share data as a result of calculating certain per share data based on weighted average shares outstanding during the period and certain per share data based on shares outstanding as of a period end or transaction date.
(4)Ratios are annualized except for expense support amounts relating to organizational costs and interest expense on the Note. The ratio of total expenses to average net assets was 6.48% for the period ending September 30, 2023, excluding the effect of expense support which represented (0.27)%, of average net assets and excluding the effect of waived management fees and incentive fees which represented (0.45)% and (1.03)% of average net assets for the period ending September 30, 2023. Average net assets is calculated utilizing quarterly net assets.
(5)The ratio of interest and debt financing expenses to average net assets for the period ending September 30, 2023 was 3.78%, average net assets is calculated utilizing quarterly net assets.
(6)Portfolio turnover rate is calculated using the lesser of year-to-date sales or year-to-date purchases over the average of the invested assets at fair value for the periods reported.

10. SUBSEQUENT EVENTS
The Fund’s management evaluated subsequent events through the date of issuance of the consolidated financial statements. There have been no subsequent events that occurred during such period that would require disclosure in, or would be required to be recognized in, the consolidated financial statements as of September 30, 2024, except as discussed below.
Distributions
On October 28, 2024, the Fund declared regular distributions for each class of its Common Shares in the amounts per share set forth below. The distributions for each class of Common Shares are payable on November 26, 2024 to shareholders of record as of October 31, 2024.

	Gross Distribution	Shareholder Servicing Fee	Net Distribution
Class I Common Shares	$0.200	$—	$0.200
Class S Common Shares	$0.200	$0.017	$0.183
Class D Common Shares	$0.200	$0.005	$0.195

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except per share data)

Subscriptions
The Fund received approximately $22.6 million in net proceeds, inclusive of distributions reinvested through the Fund’s distribution reinvestment plan, relating to the issuance of Class I shares, Class S shares, and Class D shares as of November 8, 2024.
Purchase and Sale Agreement
On October 23, 2024, the Fund entered into a purchase and sale agreement (the “Purchase Agreement”) with its affiliate, Nuveen Churchill Private Credit Fund (“NCPCF”), in accordance with Rule 17a-8 under the 1940 Act. Pursuant to the Purchase Agreement, NCPCF will sell to the Fund substantially all of its assets, and the Fund will assume NCPCF’s liabilities, for total consideration equal to NCPCF’s net asset value as of the Determination Date (as defined below).
Under the terms of the Purchase Agreement, as of a mutually agreed date no earlier than 48 hours prior to the effective time of the transaction (the “Determination Date”), NCPCF will deliver to the Fund a calculation of its net asset value as of such date (the “Closing NAV”). Based on such calculations, at the effective time of the transaction, the Fund will deliver to NCPCF cash consideration in an amount equal to the Closing NAV, and NCPCF will sell, transfer, assign, convey and deliver to the Fund all of its assets (other than assets necessary for NCPCF to carry out its wind-down and liquidation), and the Fund will assume NCPCF’s liabilities, including all indebtedness outstanding under NCPCF’s credit facility and all obligations under the documents governing NCPCF’s portfolio assets. As soon as reasonably practicable following the closing of the transaction, NCPCF will cease its investment operations and distribute the cash consideration it receives from the transaction and all of its remaining assets, if any, to its shareholders, among other actions necessary for the successful wind down, liquidation, and termination of NCPCF’s existence.
Closing of the transaction, which is currently anticipated to occur during the fourth quarter of 2024, is subject to certain closing conditions, including requisite approval by NCPCF’s shareholders and certain other closing conditions set forth in the Purchase Agreement. The Purchase Agreement also contains certain termination rights in favor of the Fund and NCPCF, including if the transaction is not completed by December 31, 2024.
Amendment No. 2 to Administration Agreement
On October 30, 2024, the Board, including all of the trustees who are not “interested persons” of the Fund (as defined in Section 2(a)(19) of the 1940 Act) (the “Independent Trustees”), approved Amendment No. 2 (the “Administration Agreement Amendment”) to the Administration Agreement by and between the Fund and the Administrator. The Fund and the Administrator entered into the Administration Agreement Amendment as a result of comments issued by a state securities regulator in connection with its “blue sky” review of the Fund’s offering. The Administration Agreement Amendment (i) clarifies that certain expenses of the Administrator that are not allocable to the Fund are not reimbursable by the Fund to the Administrator and (ii) provides that the Administrator will not be entitled to indemnification for any loss or liability to the Fund or its shareholders unless certain conditions set forth in the NASAA Omnibus Guidelines Statement of Policy adopted on March 29, 1992 and as amended on May 7, 2007 and from time to time (the “Omnibus Guidelines”) are satisfied, including that the loss or liability was not the result of negligence or misconduct.

Sixth Amended and Restated Declaration of Trust

On October 30, 2024, the Board. including all of the Independent Trustees, approved an amendment and restatement of the Fund’s Fifth Amended and Restated Declaration of Trust (the “Sixth Amended and Restated Declaration of Trust”). The Fund adopted the Sixth Amended and Restated Declaration of Trust as a result of comments issued by a state securities regulator in connection with its “blue sky” review of the Fund’s offering. Consistent with the Administration Agreement Amendment, the Sixth Amended and Restated Declaration of Trust clarifies that certain expenses of the Administrator that are not allocable to the Fund are not reimbursable by the Fund in order to conform with the Omnibus Guidelines. The Sixth Amended and Restated Declaration of Trust became effective immediately.

ITEM 2. Management's Discussion and Analysis of Financial Condition and Results of Operations
The discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes appearing elsewhere in this Quarterly Report on Form 10-Q. The information in this section contains forward-looking statements, which relate to future events or the future performance or financial condition of Nuveen Churchill Private Capital Income Fund, including its wholly owned subsidiaries (collectively, "we", "us", "our", or the "Fund") and involves numerous risks and uncertainties, including, but not limited to, those set forth in “Risk Factors” in Part I, Item 1A of and elsewhere in this Quarterly Report on Form 10-Q. This discussion should be read in conjunction with the “Forward-Looking Statements” in this Quarterly Report on Form 10-Q. Actual results could differ materially from those implied or expressed in any forward-looking statements.
Overview
We were formed as a Delaware statutory trust on February 8, 2022. We are an externally managed, non-diversified closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). We have elected to be treated, and intend to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).
Our investment objective is to generate attractive risk-adjusted returns primarily through current income and, secondarily, long-term capital appreciation, by investing in a diversified portfolio of private debt and equity investments in U.S. middle market companies owned by leading private equity firms, which we define as companies with $10 million to $250 million of earnings before interest, taxes, depreciation and amortization (“EBITDA”). We primarily focus on investing in U.S. middle market companies with $10 million to $100 million of EBITDA, which we consider the core middle market.
We primarily invest in first-lien senior secured debt and first-out positions in unitranche loans (collectively “Senior Loan Investments”), as well as junior debt investments, such as second-lien loans, unsecured debt, subordinated debt and last-out positions in unitranche loans (including fixed- and floating-rate instruments and instruments with payment-in-kind income) (“Junior Capital Investments”). Senior Loan Investments and Junior Capital Investments may be originated alongside smaller related common equity positions to the same portfolio companies. Our portfolio also will include larger, stand-alone direct equity co-investments in private-equity backed companies that may or may not be originated alongside or separately from Senior Loan Investments and/or Junior Capital Investments to the applicable portfolio company (“Equity Co-Investments”). We target an investment portfolio consisting, directly or indirectly, of 75% to 90% in Senior Loan Investments, 5% to 25% in Junior Capital Investments and up to 10% in Equity Co-Investments. To support our share repurchase program, we will also invest 5% to 10% of our assets in cash and cash equivalents, liquid fixed-income securities (including broadly syndicated loans) and other liquid credit instruments (“Liquid Investments”). While we seek to achieve the targets described above, the composition of the Fund’s investment portfolio may vary from time to time due to various factors, such as market conditions and the availability of attractive investment opportunities. For example, it is possible that the Fund will from time to time maintain a portfolio exclusively comprised of Senior Loan Investments, Junior Capital Investments or other fixed-income instruments, such as during its initial ramp-up phase.
Churchill PCIF Advisor LLC (“Adviser”), a wholly owned subsidiary of Churchill Asset Management LLC (“Churchill”), is the Fund’s investment adviser. Adviser is responsible for the overall management of the Fund’s activities and has delegated substantially all of its daily portfolio management obligations to Churchill pursuant to a sub-advisory agreement by and among Adviser, Churchill, and Nuveen Asset Management ("Nuveen Asset Management" and such sub-advisory agreement, the “NAM Sub-Advisory Agreement”). Churchill is an indirect subsidiary of Nuveen, LLC (“Nuveen”), the investment management division of Teachers Insurance and Annuity Association of America (“TIAA”). The Adviser and Churchill also have engaged Nuveen Asset Management, LLC (“Nuveen Asset Management”, and together with Churchill, “Sub-Advisers”), acting through its leveraged finance division, to manage certain of its Liquid Investments, subject to the pace and amount of investment activity in the middle market investment program, pursuant to a sub-advisory agreement.
Churchill NCPCIF CLO-I LLC (“CLO-I”, formerly known as NCPIF SPV I LLC), NCPIF Equity Holdings LLC (“Equity Holdings”), NCPCIF SPV II, LLC (“SPV II”), and NCPCIF SPV III, LLC (“SPV III”) are wholly owned subsidiaries of the Fund and are consolidated in these consolidated financial statements.
On March 31, 2022, prior to our election to be regulated as a BDC under the 1940 Act, TIAA contributed certain portfolio investments to the Fund and SPV I and, in connection therewith, the Fund entered into the Note (as described below) and issued Class I shares to TIAA.

Under our investment advisory agreement with the Adviser (“Investment Advisory Agreement”), we have agreed to pay the Adviser an annual management fee as well as an incentive fee based on our investment performance. The Adviser and Churchill have engaged their affiliate, Nuveen Asset Management, acting through its leveraged finance division, to manage certain of its Liquid Investments pursuant to the NAM Sub-Advisory Agreement. Under the administration agreement (the “Administration Agreement”) with Churchill BDC Administration LLC (f/k/a Nuveen Churchill Administration LLC), as our administrator (the “Administrator”), we have agreed to reimburse the Administrator for the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including, but not limited to, our allocable portion of the costs of compensation and related expenses of our Chief Financial Officer and Chief Compliance Officer and their respective staffs. The Adviser, Nuveen Asset Management, Churchill and the Administrator are all affiliates and subsidiaries of Nuveen, the investment management division of TIAA.
Key Components of Our Results of Operations
Investments
Our level of investment activity varies substantially from period to period depending on many factors, including the amount we have available to invest as well as the amount of debt and equity capital available to middle-market companies, the level of merger and acquisition activity in the middle market, the general economic environment and the competitive environment for the types of investments we make, and other market conditions.
To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements. To the extent we qualify as a RIC, we generally will not be subject to U.S federal income tax on any income we timely distribute to our shareholders.
As a BDC, we are required to comply with certain regulatory requirements. For instance, we are generally required to invest at least 70% of our total assets in “qualifying assets,” including securities of private or thinly traded public U.S. companies, cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less.
As a BDC, we must not acquire any assets other than “qualifying assets” specified in the 1940 Act unless, at the time the acquisition is made, at least 70% of our total assets are qualifying assets (with certain limited exceptions). Qualifying assets include investments in “eligible portfolio companies.” Under the 1940 Act, the term “eligible portfolio company” includes all private companies, companies whose securities are not listed on a national securities exchange, and certain public companies that have listed their securities on a national securities exchange and have a market capitalization of less than $250.0 million. We also must be organized in the United States to qualify as a BDC.
Revenues
We generate revenue primarily in the form of interest income on our Senior Loan Investments, our Junior Capital Investments and our Liquid Investments, and capital gains and dividend income from our Equity Co-Investments in our portfolio companies. Our Senior Loan Investments typically bear interest at a floating rate usually determined on the basis of a benchmark, such as the Secured Overnight Financing Rate (“SOFR”). Our Junior Capital Investments generally include cash paying subordinated debt (including fixed-rate subordinated loans, which may have a portion of PIK income, and floating-rate second-lien term loans), subordinated PIK notes (with no current cash payments) and/or equity securities (with no current cash payments). Our Liquid Investments includes a portfolio of cash and cash equivalents, liquid fixed-income securities (including broadly syndicated loans) and other liquid credit instruments. The principal amount of the debt securities and any accrued but unpaid PIK interest generally will become due at the maturity date. Original Issue discounts and market discounts or premiums will be capitalized, and we will accrete or amortize such amounts as interest income. We will record prepayment premiums on loans and debt securities as interest income.
Dividend income, if any, will be recognized on an accrual basis to the extent that we expect to collect such amounts. In addition, we generate revenue in the form of commitment, loan origination, structuring or diligence fees, fees for providing managerial assistance to our portfolio companies, and possibly consulting fees.
Expenses
Churchill, Nuveen Asset Management and their affiliates are responsible for the compensation and routine overhead expenses allocable to personnel providing investment advisory and management services to the Fund. The Fund will bear all other out-of-pocket costs and expenses of its operations and transactions, including those costs and expenses incidental to the provision of investment advisory and management services to the Fund (such as items (iii) and (iv) listed below).

For the avoidance of doubt, unless the Adviser, Churchill or Nuveen Asset Management elects to bear or waive any of the following costs, the Fund will bear the following costs:
(i)organization of the Fund;
(ii)calculating NAV (including the cost and expenses of any independent third-party valuation firm);
(iii)expenses, including travel, entertainment, lodging and meal expenses, incurred by the Adviser, Churchill, Nuveen Asset Management, or members of its investment teams, or payable to third parties, in evaluating, developing, negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing the Fund’s rights;
(iv)fees and expenses incurred by the Adviser (and its affiliates), Churchill (and its affiliates) Nuveen Asset Management (and its affiliates), or the Administrator (or its affiliates) payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Fund and in conducting research and due diligence on prospective investments and equity sponsors, analyzing investment opportunities, structuring the Fund’s investments and monitoring investments and portfolio companies on an ongoing basis;
(v)any and all fees, costs and expenses incurred in connection with the incurrence of leverage and indebtedness of the Fund, including borrowings, dollar rolls, reverse purchase agreements, credit facilities, securitizations, margin financing and derivatives and swaps, and including any principal or interest on the Fund’s borrowings and indebtedness (including, without limitation, any fees, costs, and expenses incurred in obtaining lines of credit, loan commitments, and letters of credit for the account of the Fund and in making, carrying, funding and/or otherwise resolving investment guarantees);
(vi)offerings, sales, and repurchases of the Common Shares and other securities;
(vii)fees and expenses payable under the Intermediary Manager Agreement and selected dealer agreements, if any;
(viii)investment advisory fees payable under Section 7 of the Advisory Agreement;
(ix)administration fees and expenses, if any, payable under the Administration Agreement (including payments under the Administration Agreement between us and the Administrator, based upon our allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including the allocable portion of the cost of the Fund’s chief financial officer and chief compliance officer and their respective staffs);
(x)costs incurred in connection with investor relations and Board relations;
(xi)any applicable administrative agent fees or loan arranging fees incurred with respect to portfolio investments by the Adviser, Churchill (and its affiliates) Nuveen Asset Management (and its affiliates), the Administrator or an affiliate thereof;
(xii)any and all fees, costs and expenses incurred in implementing or maintaining third-party or proprietary software tools, programs or other technology for the benefit of the Fund (including, without limitation, any and all fees, costs and expenses of any investment, books and records, portfolio compliance and reporting systems, general ledger or portfolio accounting systems and similar systems and services, including, without limitation, consultant, software licensing, data management and recovery services fees and expenses);
(xiii)transfer agent, dividend agent and custodial fees and expenses;
(xiv)federal and state registration fees;
(xv)all costs of registration and listing the Common Shares on any securities exchange;
(xvi)federal, state and local taxes;
(xvii)independent trustees’ fees and expenses, including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other advisors retained by, or at the discretion or for the benefit of, the independent trustees;
(xviii)costs of preparing and filing reports or other documents required by the SEC, FINRA, U.S. Commodity Futures Trading Commission, or other regulators, and all fees, costs and expenses related to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings related to the Fund’s activities and/or other regulatory filings, notices or disclosures of the Adviser, Churchill, Nuveen Asset Management, and their respective affiliates relating to the Fund and its activities;

(xix)costs of any reports, proxy statements or other notices to shareholders, including printing costs;
(xx)fidelity bond, trustees’ and officers’/errors and omissions liability insurance, and any other insurance premiums;
(xxi)direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors, tax preparers and outside legal costs;
(xxii)proxy voting expenses;
(xxiii)all expenses relating to payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board to or on account of holders of the securities of the Fund, including in connection with the distribution reinvestment plan or the share repurchase program;
(xxiv)costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Fund’s assets for tax or other purposes;
(xxv)the allocated costs incurred by the Adviser, Churchill, Nuveen Asset Management, and/or the Administrator in providing managerial assistance to those portfolio companies that request it;
(xxvi)allocable fees and expenses associated with marketing efforts on behalf of the Fund;
(xxvii)all fees, costs and expenses of any litigation involving the Fund or its portfolio companies and the amount of any judgments or settlements paid in connection therewith, Trustee and officers, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to Fund’s affairs;
(xxviii)fees, costs and expenses of winding up and liquidating the Fund’s assets; and
(xxix)all other expenses incurred by the Fund, the Adviser, Nuveen Asset Management, or the Administrator in connection with administering the Fund’s business.
With respect to (i) above, Nuveen Alternative Holdings LLC (“Nuveen Alternative Holdings”), an affiliate of Nuveen Asset Management, agreed to advance (or cause one or more of its affiliates to advance) all of our organization and offering expenses on our behalf through the Escrow Break Date. Unless Nuveen Alternative Holdings elects to cover such expenses pursuant to the expense support and conditional reimbursement agreement with Churchill (the “Expense Support Agreement”), we may be obligated to reimburse Nuveen Alternative Holdings under the terms of the Expense Support Agreement for such advanced expenses. Any reimbursements will not exceed actual expenses incurred by Nuveen Alternative Holdings.
From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services. We will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on our behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our shareholders, subject to the cap on organization and offering expenses described above.

Portfolio and Investment Activity
Portfolio Composition
Our portfolio and investment activity for the three months ended September 30, 2024 and 2023 is presented below (dollar amounts in thousands):

	Three Months Ended September 30,
	2024	2023
Net funded investment activity
New gross commitments at par[1]	$355,603	$73,273
Net investments funded	253,000	66,756
Investments sold or repaid	(76,929)	(11,448)
Net funded investment activity	$176,071	$55,308

Gross commitments at par [1]
First-Lien Debt	$343,599	$64,745
Subordinated Debt	9,473	4,729
Equity Investments	2,531	3,799
Total gross commitments	$355,603	$73,273

Portfolio company activity
Portfolio companies, beginning of period	221	81
Number of new portfolio companies	31	65
Number of exited portfolio companies	(15)	(2)
Portfolio companies, end of period	237	144
Count of investments	392	220
Count of industries	31	27

New Investment Activity
Weighted average annual interest rate on new debt investments at par	9.51%	7.06%
Weighted average annual interest rate on new floating rate debt investments at par	9.46%	6.80%
Weighted average spread on new debt investments at par	4.93%	4.78%
Weighted average annual coupon on new debt investments at par	13.09%	13.29%
_______________________
1 Gross commitments at par includes unfunded investment commitments.
As of September 30, 2024, our our portfolio companies had a weighted average reported EBITDA (including all private debt investments and excluding quoted assets) of $82.5 million. Including the quoted assets, our portfolio companies had a weighted average reported EBITDA of $295.9 million. EBITDA amounts are derived from the most recently available portfolio company financial statements and are weighted based on the fair market value of each respective investment as of its most recent valuation.

As of September 30, 2024 and December 31, 2023, our investments consisted of the following (dollar amounts in thousands):

	September 30, 2024			December 31, 2023
	Amortized Cost	Fair Value	% of Fair Value	Amortized Cost	Fair Value	% of Fair Value
First-Lien Debt	$1,000,323	$994,709	89.84%	$402,858	$399,882	78.10%
Subordinated Debt (1)	97,329	95,472	8.62%	103,888	101,930	19.90%
Equity Investments	15,702	17,005	1.54%	9,422	10,224	2.00%
Total	$1,113,354	$1,107,186	100.00%	$516,168	$512,036	100.00%
Largest portfolio company investment	$21,039	$21,497	1.94%	$10,731	$10,986	2.15%
Average portfolio company investment	$4,698	$4,672	0.42%	$3,246	$3,220	0.63%
_______________
(1)As of September 30, 2024, Subordinated Debt is comprised of second lien term loans and/or second lien notes of $39,478, mezzanine debt of $54,951 and structured debt of $1,043 at fair value, and second lien term loans and/or second lien notes of $40,914, mezzanine debt of $55,372 and structured debt of $1,043 at amortized cost. As of December 31, 2023, Subordinated Debt is comprised of second lien term loans and/or second lien notes of $52,170 and mezzanine debt of $49,760 at fair value, and second lien term loans and/or second lien notes of $53,365 and mezzanine debt of $50,523 at amortized cost.

The industry composition of our portfolio as a percentage of fair value as of September 30, 2024 and December 31, 2023 was as follows:

Industry	September 30, 2024	December 31, 2023
Aerospace & Defense	1.46%	2.07%
Automotive	1.44%	1.10%
Banking, Finance, Insurance, Real Estate	4.29%	1.49%
Beverage, Food & Tobacco	6.85%	10.39%
Capital Equipment	7.32%	4.28%
Chemicals, Plastics & Rubber	2.32%	3.80%
Construction & Building	6.55%	4.78%
Consumer Goods: Durable	1.93%	3.76%
Consumer Goods: Non-durable	3.54%	5.97%
Containers, Packaging & Glass	1.54%	3.49%
Energy: Electricity	1.97%	—%
Energy: Oil & Gas	0.87%	0.43%
Environmental Industries	3.90%	3.08%
Forest Products & Paper	0.06%	3.04%
Healthcare & Pharmaceuticals	9.57%	10.08%
High Tech Industries	9.82%	4.81%
Hotel, Gaming & Leisure	0.33%	0.44%
Media: Advertising, Printing & Publishing	0.89%	1.33%
Media: Broadcasting & Subscription	0.53%	0.80%
Media: Diversified & Production	0.47%	—%
Metals & Mining	0.24%	0.10%
Retail	0.02%	—%
Services: Business	16.18%	16.82%
Services: Consumer	4.78%	5.73%
Sovereign & Public Finance	0.59%	0.77%
Telecommunications	2.88%	2.33%
Transportation: Cargo	3.06%	2.32%
Transportation: Consumer	1.48%	0.78%
Utilities: Electric	2.17%	0.51%
Utilities: Water	0.70%	—%
Wholesale	2.25%	5.50%
Total	100.00%	100.00%
The weighted average yields of our investments as of September 30, 2024 and December 31, 2023 was as follows:

	September 30, 2024	December 31, 2023
Weighted average yield on debt and income producing investments, at cost (1)	10.05%	11.33%
Weighted average yield on debt and income producing investments, at fair value (1)	10.12%	11.44%
Percentage of debt investments bearing a floating rate	92.32%	84.74%
Percentage of debt investments bearing a fixed rate	7.68%	15.26%
_______________
(1)There were no investments on non-accrual status as of September 30, 2024 and December 31, 2023.
As of September 30, 2024, 68.57% and 68.54% of our debt and income producing investments at cost and at fair value, respectively, had interest rate floors that limit the minimum applicable interest rates on such loans. As of December 31, 2023, 73.75% and 73.86% of our debt and income producing investments at cost and at fair value, respectively, had interest rate floors that limit the minimum applicable interest rates on such loans.

The weighted average yield of our debt and income producing securities is not the same as a return on investment for our shareholders, but rather relates to our investment portfolio and is calculated before the payment of all of our and our subsidiary’s fees and expenses. The weighted average yield was computed using the effective interest rates as of each respective date, including accretion of original issue discount, but excluding investments on non-accrual status, if any. There can be no assurance that the weighted average yield will remain at its current level. Total weighted average yields of our debt and income producing investments, at cost, decreased from 11.33% to 10.05% from December 31, 2023 to September 30, 2024. The decrease in weighted average yields was primarily due to the tightening of spreads in newly originated investments made year to date in 2024. We also saw an increase in repricing transactions for existing portfolio investments in the first three quarters of 2024.
As financial markets stabilize and private equity firms become more active in an effort to deploy dry powder and return capital to their investors we are seeing private equity mergers and acquisitions ("M&A") volumes increase, leading to higher levels of demand for middle-market financings. Prepayment activity is also increasing as a result, driven primarily by M&A activity, but also in part by repricing and refinancing while spreads continue to tighten. While prepayments serve as an offset to new transaction activity, we believe that lenders who are well positioned with available liquidity as well as incumbent positions in portfolio companies will benefit from increased levels of activity in the market.
Keeping the macro-economic environment in mind, we are closely monitoring the impacts to our portfolio companies, and we will continue to seek to invest in defensive businesses with low levels of cyclicality and strong levels of free cash flow generation. While we are not seeing signs of a broad-based deterioration in our performance or that of our portfolio companies at this time, there can be no assurance that the performance of certain of our portfolio companies will not be negatively impacted by economic conditions, which could have a negative impact on our future results.

Asset Quality
In addition to various risk management and monitoring tools, we use the Adviser’s investment rating system to characterize and monitor the credit profile and expected level of returns on each investment in our portfolio, with the exception of the Liquid Investments managed by the leveraged finance division of Nuveen Asset Management. Each Investment Team intends to utilize a systematic, consistent approach to credit evaluation, with a particular focus on an acceptable level of debt repayment and deleveraging under a “base case” set of projections (the “Base Case”), which reflects a more conservative estimate than the set of projections provided by a prospective portfolio company (the “Management Case”). The following is a description of the conditions associated with each investment rating:
1.Performing - Superior: Borrower is performing significantly above Management Case.
2.Performing - High: Borrower is performing at or near the Management Case (i.e., in a range slightly below to slightly above).
3.Performing - Low Risk: Borrower is operating well ahead of the Base Case to slightly below the Management Case.
4.Performing - Stable Risk: Borrower is operating at or near the Base Case (i.e., in a range slightly below to slightly above). This is the initial rating assigned to all new borrowers.
5.Performing - Management Notice: Borrower is operating below the Base Case. Adverse trends in business conditions and/or industry outlook are viewed as temporary. There is no immediate risk of payment default and only a low to moderate risk of covenant default.
6.Watch List - Low Maintenance: Borrower is operating below the Base Case, with declining margin of protection. Adverse trends in business conditions and/or industry outlook are viewed as probably lasting for more than a year. Payment default is still considered unlikely, but there is a moderate to high risk of covenant default.
7.Watch List - Medium Maintenance: Borrower is operating well below the Base Case, but has adequate liquidity. Adverse trends are more pronounced than in Internal Risk Rating 6 above. There is a high risk of covenant default, or it may have already occurred. Payments are current, although subject to greater uncertainty, and there is a moderate to high risk of payment default.
8.Watch List - High Maintenance: Borrower is operating well below the Base Case. Liquidity may be strained. Covenant default is imminent or may have occurred. Payments are current, but there is a high risk of payment default. Negotiations to restructure or refinance debt on normal terms may have begun. Further significant deterioration appears unlikely and no loss of principal is currently anticipated.
9.Watch List - Possible Loss: At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Liquidity is strained. Payment default may have occurred or is very likely in the short term unless creditors grant some relief. Loss of principal is possible.

10.Watch List - Probable Loss: At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have already occurred. Liquidity is extremely limited. The prospects for improvement in the borrower’s situation are sufficiently negative that loss of some or all principal is probable.
The Adviser regularly monitors and, when appropriate, changes the investment rating assigned to each investment in our portfolio, excluding Liquid Investments managed by the leveraged finance division of Nuveen Asset Management. Each investment team will review the investment ratings in connection with monthly or quarterly portfolio reviews. Based on a generally uncertain economic outlook in the United States (which includes a possible recession), we have increased oversight and analysis of credits in any vulnerable industries to mitigate any decline in loan performance and reduce credit risk.
The following table shows the investment ratings of the investments in our portfolio (dollar amounts in thousands):

	September 30, 2024			December 31, 2023
	Fair Value(1)	% of Portfolio	Number of Portfolio Companies(1)	Fair Value(1)	% of Portfolio	Number of Portfolio Companies(1)
1	$—	—%	—	$—	—%	—
2	—	—	—	—	—	—
3	68,843	6.22	7	42,066	8.22	7
4	777,682	70.23	137	347,567	67.88	89
5	39,881	3.60	10	61,745	12.06	10
6	20,776	1.88	3	16,554	3.23	3
7	3,049	0.28	1	—	—	—
8	3,556	0.32	1	—	—	—
9	—	—	—	—	—	—
10	—	—	—	—	—	—
Total	$913,787	82.53%	159	$467,932	91.39%	109

(1)Liquid Investments managed by the leveraged finance division of Nuveen Asset Management are excluded from the investment ratings table. As of September 30, 2024, there were 78 portfolio companies in the Liquid Investments portfolio, which had a total fair value of $193,399 or 17.47% of the portfolio. As of December 31, 2023, there were 50 portfolio companies in the Liquid Investments portfolio, which had a total fair value of $44,104 or 8.61% of the portfolio.
As of September 30, 2024 and December 31, 2023, the weighted average Internal Risk Rating of our investment portfolio was 4.0 and 4.1, respectively.

Results of Operations
Operating results for the three and nine months ended September 30, 2024 and 2023 were as follows (dollar amounts in thousands):

	Three Months Ended September 30,
	2024	2023
Investment income:
Non-controlled/non-affiliated company investments:
Interest income	$26,796	$11,496
Payment-in-kind interest income	1,229	573
Dividend income	6	17
Other income	163	100
Total investment income	28,194	12,186

Expenses:
Interest and debt financing expenses	5,867	2,637
Professional fees	480	250
Management fees (See Note 5)	1,404	547
Income based incentive fees (See Note 5)	2,919	1,219
Board of Trustees’ fees	128	128
Administration fees	199	124
Other general and administrative expenses	345	326
Distribution and shareholder servicing fees
Class S	32	—
Class D	11	—
Offering costs	130	187
Total expenses	11,515	5,418
Expense support (See Note 5)	(248)	(212)
Management fees waived (See Note 5)	(703)	(547)
Incentive fees waived (See Note 5)	(2,919)	(1,219)
Net expenses	7,645	3,440
Net investment income (loss)	20,549	8,746
Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on non-controlled/non-affiliated company investments	297	67
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated company investments	(278)	252
Income tax (provision) benefit	(138)	—
Total net change in unrealized gain (loss)	(416)	252
Total net realized and change in unrealized gain (loss)	(119)	319

Net increase (decrease) in net assets resulting from operations	$20,430	$9,065

	Nine Months Ended September 30,
	2024	2023
Investment income:
Non-controlled/non-affiliated company investments:
Interest income	$60,422	$31,671
Payment-in-kind interest income	3,127	1,647
Dividend income	65	115
Other income	578	131
Total investment income	64,192	33,564

Expenses:
Interest and debt financing expenses	10,164	7,711
Professional fees	799	665
Management fees (See Note 5)	3,177	712
Income based incentive fees (See Note 5)	7,065	1,592
Board of Trustees’ fees	380	380
Administration fees	565	362
Other general and administrative expenses	1,032	588
Distribution and shareholder servicing fees
Class S	70	—
Class D	23	—
Amortization of offering costs	445	468
Total expenses	23,720	12,478
Expense support (See Note 5)	(609)	(541)
Management fees waived (See Note 5)	(2,257)	(712)
Incentive fees waived (See Note 5)	(7,065)	(1,592)
Net expenses	13,789	9,633
Net investment income (loss)	50,403	23,931
Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on non-controlled/non-affiliated company investments	442	685
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated company investments	(2,036)	(1,987)
Income tax (provision) benefit	(142)	—
Total net change in unrealized gain (loss)	(2,178)	(1,987)
Total net realized and change in unrealized gain (loss)	(1,736)	(1,302)

Net increase (decrease) in net assets resulting from operations	$48,667	$22,629

A net increase (decrease) in net assets resulting from operations will vary from period to period as a result of various factors, including the level of new investment commitments, expenses, the recognition of realized gains and losses, and changes in unrealized appreciation and depreciation on the investment portfolio.

Investment Income
On March 31, 2022, prior to the Fund’s election to be regulated as a BDC under the 1940 Act, TIAA contributed certain portfolio investments to the Fund and SPV I. The Fund accrued investment income on this portfolio beginning April 1, 2022.
Investment income increased to $28.2 million and $64.2 million for the three and nine months ended September 30, 2024, respectively, from $12.2 million and $33.6 million for the comparable period in the prior year, respectively, primarily due to increased investment activities driven by an increase in our deployed capital, slightly offset by a decrease in the weighted average yield of our debt and income producing investments as a result of market spread tightening and a decline in SOFR. As of September 30, 2024, the size of our portfolio increased to $1,113.4 million from $451.2 million, as of September 30, 2023, at cost. As of September 30, 2024, the weighted average yield of our debt and income producing investments decreased to 10.05% from 11.49% as of September 30, 2023, at cost, primarily due to overall tightening of spreads in newly originated investments, the refinancing and repricing of existing portfolio companies, and the decline in base interest rates. The shifting environment in base interest rates, such as SOFR and alternate rates, may affect our investment income over the long term. We expect our portfolio will continue to grow as we raise and deploy capital through our offering and our investment income to grow commensurately.
Expenses
Total expenses before expense support and waived fees increased to $11.5 million and $23.7 million for the three and nine months ended September 30, 2024, respectively, from $5.4 million and $12.5 million for the three and nine months ended September 30, 2023, respectively, primarily due to the accrual of the management fee and the income based incentive fee following the Escrow Break Date. Our Adviser agreed to waive 100% of the management fee until June 1, 2024, the expiry of twelve months from the Escrow Break Date, and 50% of the management fee for the period from June 1, 2024 through December 31, 2024. Our Adviser also agreed to waive the income based incentive fee until December 31, 2024.
Interest and debt financing expenses increased for the three and nine months ended September 30, 2024, compared to the three and nine months ended September 30, 2023, primarily due to higher average daily borrowings. The average daily borrowings for the three and nine months ended September 30, 2024 was $302.7 million and $168.2 million, respectively, compared to $128.2 million and $133.9 million for the three and nine months ended September 30, 2023, respectively. The average interest rate for the three and nine months ended September 30, 2024 was 7.29% and 7.75%, respectively, compared to 8.02% and 7.57% for the three and nine months ended September 30, 2023, respectively.
The expense support amount represents the amount of expenses paid on our behalf in accordance with the Expense Support Agreement. These expenses are subject to reimbursement by us in accordance with the terms of the Expense Support Agreement.
Net realized gain (loss) and Net change in unrealized gains (losses) on investments
We had a net realized gain on investments of $297 thousand for the three months ended September 30, 2024 primarily driven by full or partial repayments and sales of certain of our investments compared to a net realized gain of $67 thousand for the three months ended September 30, 2023. For the nine months ended September 30, 2024, we had a net realized gain on investments of $442 thousand primarily driven by full or partial repayments and sales of certain of our investments compared to a net realized gain of $685 thousand for the nine months ended September 30, 2023.
We recorded a net change in unrealized loss of $(0.3) million for the three months ended September 30, 2024, compared to a net unrealized gain of $0.3 million for the three months ended September 30, 2023, which reflects the net change in the fair value of our investment portfolio relative to its cost basis over the period. We recorded a net change in unrealized loss of $(2.0) million for the nine months ended September 30, 2024, compared to a net unrealized loss of $(2.0) million for the nine months ended September 30, 2023, which reflects the net change in the fair value of our investment portfolio relative to its cost basis over the period. The net change in unrealized loss for the three and nine months ended September 30, 2024 was primarily attributable to modest softening of certain of our portfolio companies’ credit metrics offset by tightening in market spreads.

Financial Condition, Liquidity and Capital Resources
We expect to generate cash primarily from (i) the net proceeds of our offering of Common Shares, (ii) cash flows from income earned from our investments and principal repayments, (iii) proceeds from net borrowings on our Bank of America Credit Facility and CLO debt issuances (discussed further below) and (iv) any future offerings of our equity or debt securities.
Our primary uses of cash will be for (i) investments in portfolio companies in accordance with investment objective and investment strategies and to comply with certain portfolio diversification requirements, (ii) the cost of operations (including paying the

Adviser and the Administrator), (iii) cost of any borrowings under our Bank of America Credit Facility or other financing arrangements, (iv) funding repurchases under our share repurchase program, and (v) cash distributions to the holders of our Common Shares. Due to an uncertain economic outlook and current market volatility, we regularly evaluate our overall liquidity position and take proactive steps to maintain that position based on such circumstances.
Cash and cash equivalents as of September 30, 2024, taken together with our available debt, are expected to be sufficient for our investment activities and to conduct our operations in the near term. As of September 30, 2024, we had $182.4 million available borrowings under our Bank of America Credit Facility.
For the nine months ended September 30, 2024, our cash and cash equivalents balance increased by $23.4 million. During that period, $531.9 million was used in operating activities, primarily due to investment purchases of $734.0 million, offset by $141.2 million in repayments and sales of investments in portfolio companies. During the same period, $555.3 million was provided by financing activities, consisting primarily of proceeds from issuance of Common Shares and issuance of secured borrowings of $407.6 million and $702.6 million, respectively, offset by repayments of secured borrowings of $519.9 million.
For the nine months ended September 30, 2023, our cash and cash equivalents balance decreased by $59.4 million. During that period, $44.3 million was used in operating activities, primarily due to investment purchases of $120.3 million, offset by $24.9 million in repayments and sales of investments in portfolio companies. During the same period, $15.1 million was used in financing activities, consisting primarily of proceeds from secured borrowings of $54.3 million, and repayments of secured borrowings of $88.5 million.
Net Worth of Sponsors
The North American Securities Administrators Association (“NASAA’), in its Omnibus Guidelines Statement of Policy adopted on March 29, 1992 and as amended on May 7, 2007 and from time to time (the “Omnibus Guidelines”), requires that our affiliates and Adviser, or our Sponsor, as defined under the Omnibus Guidelines, have an aggregate financial net worth, exclusive of home, automobiles and home furnishings, of the greater of either $100,000, or 5.0% of the first $20 million of both the gross amount of securities currently being offered in our offering and the gross amount of any originally issued direct participation program securities sold by our affiliates and sponsors within the past 12 months, plus 1.0% of all amounts in excess of the first $20 million. Based on these requirements, our Adviser and its affiliates, while not liable directly or indirectly for any indebtedness we may incur, have an aggregate financial net worth in excess of those amounts required by the Omnibus Guidelines Statement of Policy.
Equity
The Fund is authorized to issue an unlimited number of Common Shares. On March 30, 2022, we issued an initial 40 Class I shares to TIAA in connection with our formation. On March 31, 2022, TIAA contributed certain portfolio investments to the Fund in the amount of $296,231 (fair value as of March 31, 2022). In connection therewith, the Fund entered into the Note with TIAA as the lender (as described in Note 5), and issued to TIAA shares of the Fund’s Class I shares of beneficial interest. The Fund fully repaid the balance of the Note to TIAA on June 3, 2022. As of September 30, 2024, TIAA owned 5,929,059 shares of the Fund’s Class I shares of beneficial interest.
As of June 1, 2023 (the “Escrow Break Date”), the Fund had satisifed the minimum offering requirement and the Board authorized the release of proceeds from escrow.

The following table presents transactions in Common Shares during the three months ended September 30, 2024 (dollars in thousands except share amounts):

	Three Months Ended September 30, 2024
	Shares	Amount
CLASS S
Subscriptions	195,340	$4,815
Distributions reinvested	4,809	119
Net increase (decrease)	200,149	$4,934
CLASS D
Subscriptions	176,642	$4,363
Distributions reinvested	10,012	247
Net increase (decrease)	186,654	$4,610
CLASS I
Subscriptions	1,238,921	$30,620
Distributions reinvested	280,755	6,940
Shares repurchases, net of early repurchase deduction	(15,531)	(383)
Net increase (decrease)	1,504,145	$37,177
The following table presents transactions in Common Shares during the nine months ended September 30, 2024 (dollars in thousands except share amounts):

	Nine Months Ended September 30, 2024
	Shares	Amount
CLASS S
Subscriptions	541,452	$13,345
Share transfers between classes	(4,107)	(101)
Distributions reinvested	10,571	261
Net increase (decrease)	547,916	$13,505
CLASS D
Subscriptions	631,751	$15,597
Distributions reinvested	20,991	518
Net increase (decrease)	652,742	$16,115
CLASS I
Subscriptions	15,350,397	$378,684
Share transfers between classes	4,104	101
Distributions reinvested	510,428	12,604
Shares repurchases, net of early repurchase deduction	(40,238)	(980)
Net increase (decrease)	15,824,691	$390,409
The Fund determines NAV for each class of Common Shares as of the last day of each calendar month. Share issuances related to monthly subscriptions are effective the first calendar day of each month. Shares are issued at an offering price equivalent to the most recent NAV per share available for each share class, which will be the prior calendar day NAV per share (i.e. the prior month-end NAV). The following table presents each month-end NAV per share for Class S, Class D, and Class I common shares for the nine months ended September 30, 2024:

	NAV Per Share
For the Month Ended	Class S	Class D	Class I
January 31, 2024	$24.71	$24.73	$24.74
February 29, 2024	$24.72	$24.75	$24.75
March 31, 2024	$24.58	$24.61	$24.62
April 30, 2024	$24.59	$24.63	$24.63
May 31, 2024	$24.60	$24.64	$24.65
June 30, 2024	$24.64	$24.68	$24.69
July 31, 2024	$24.67	$24.71	$24.71
August 31, 2024	$24.70	$24.74	$24.75
September 30, 2024	$24.70	$24.74	$24.75
Distributions
The following table summarizes the Fund’s distributions declared from inception through September 30, 2024 (dollars in thousands, except per share amounts):

			Class S
Declaration Date	Record Date	Payment Date	Distribution per Share	Distribution Amount
October 27, 2023	October 31, 2023	November 28, 2023	$0.233	$9
November 27, 2023	November 30, 2023	December 28, 2023	$0.233	$17
December 28, 2023	December 31, 2023	January 29, 2024	$0.233	$35
January 26, 2024	January 31, 2024	February 28, 2024	$0.233	$51
February 28, 2024	February 29, 2024	March 28, 2024	$0.233	$60
March 28, 2024	March 31, 2024	April 29, 2024	$0.233	$79
April 26, 2024	April 30, 2024	May 28, 2024	$0.183	$70
May 29, 2024	May 31, 2024	June 28, 2024	$0.183	$87
June 28, 2024	June 30, 2024	July 29, 2024	$0.183	$91
July 29, 2024	July 31, 2024	August 28, 2024	$0.183	$96
August 28, 2024	August 31, 2024	September 27, 2024	$0.183	$111
September 27, 2024	September 30, 2024	October 28, 2024	$0.183	$128

			Class D
Declaration Date	Record Date	Payment Date	Distribution per Share	Distribution Amount
October 27, 2023	October 31, 2023	November 28, 2023	$0.245	$2
November 27, 2023	November 30, 2023	December 28, 2023	$0.245	$11
December 28, 2023	December 31, 2023	January 29, 2024	$0.245	$26
January 26, 2024	January 31, 2024	February 28, 2024	$0.245	$39
February 28, 2024	February 29, 2024	March 28, 2024	$0.245	$59
March 28, 2024	March 31, 2024	April 29, 2024	$0.245	$89
April 26, 2024	April 30, 2024	May 28, 2024	$0.195	$90
May 29, 2024	May 31, 2024	June 28, 2024	$0.195	$105
June 28, 2024	June 30, 2024	July 29, 2024	$0.195	$112
July 29, 2024	July 31, 2024	August 28, 2024	$0.195	$127
August 28, 2024	August 31, 2024	September 27, 2024	$0.195	$140
September 27, 2024	September 30, 2024	October 28, 2024	$0.195	$149

			Class I
Declaration Date	Record Date	Payment Date	Distribution per Share		Distribution Amount
September 30, 2022	September 30, 2022	October 28, 2022	$0.870	(1)	$9,170
October 31, 2022	October 31, 2022	November 28, 2022	$0.180		$1,897
November 30, 2022	November 30, 2022	December 28, 2022	$0.190		$2,003
December 31, 2022	December 31, 2022	January 28, 2023	$0.295	(2)	$3,109
January 31, 2023	January 31, 2023	February 28, 2023	$0.200		$2,108
February 28, 2023	February 28, 2023	March 28, 2023	$0.200		$2,108
March 31, 2023	March 31, 2023	April 28, 2023	$0.230		$2,424
April 28, 2023	April 30, 2023	May 26, 2023	$0.240		$2,530
May 25, 2023	May 31, 2023	June 28, 2023	$0.240		$2,530
June 28, 2023	June 30, 2023	July 28, 2023	$0.240		$2,605
July 28, 2023	July 31, 2023	August 28, 2023	$0.270	(3)	$3,081
August 23, 2023	August 31, 2023	September 28, 2023	$0.270	(3)	$3,133
September 29, 2023	September 30, 2023	October 27, 2023	$0.250		$3,070
October 27, 2023	October 31, 2023	November 28, 2023	$0.250		$3,244
November 27, 2023	November 30, 2023	December 28, 2023	$0.250		$3,435
December 28, 2023	December 31, 2023	January 29, 2024	$0.250		$3,523
January 26, 2024	January 31, 2024	February 28, 2024	$0.250		$3,626
February 28, 2024	February 29, 2024	March 29, 2024	$0.250		$3,735
March 28, 2024	March 31, 2024	April 29, 2024	$0.250		$4,661
April 26, 2024	April 30, 2024	May 28, 2024	$0.200		$4,382
May 29, 2024	May 31, 2024	June 28, 2024	$0.200		$5,577
June 28, 2024	June 30, 2024	July 29, 2024	$0.200		$5,685
July 29, 2024	July 31, 2024	August 28, 2024	$0.200		$5,795
August 28, 2024	August 31, 2024	September 27, 2024	$0.200		$5,887
September 27, 2024	September 30, 2024	October 28, 2024	$0.200		$5,985
_______________
(1)Represents monthly distribution of $0.14 per share for each of April 2022, May 2022 and June 2022, and monthly distribution of $0.15 per share for each of July 2022, August 2022 and September 2022.
(2)Comprised of $0.19 regular distribution and $0.105 supplemental distribution attributable to accrued net investment income.
(3)Comprised of $0.25 regular distribution and $0.020 special distribution attributable to accrued net investment income.
Distribution Reinvestment Plan
The Fund has adopted a distribution reinvestment plan, pursuant to which it will reinvest all cash distributions declared by the Board on behalf of its shareholders who do not elect to receive their distributions in cash, except for shareholders in certain states. As a result, if the Board authorizes, and we declare, a cash dividend or other distribution, then our shareholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional Common Shares, rather than receiving the cash dividend or other distribution. Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional Common Shares. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

Share Repurchase Program
Beginning with the fiscal quarter ended September 30, 2023, the Fund commenced a share repurchase program in which it intends to repurchase in each quarter, at the discretion of the Board, up to 5% of its Common Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. The Board, in its sole discretion, may amend, suspend or terminate the share repurchase program if it deems such action to be in the best interest of the Fund’s shareholders. As a result, share repurchases may not be available each quarter, such as when a repurchase offer would place an undue burden on our liquidity, adversely affect the Fund’s operations or risk having an adverse impact on the Fund that would outweigh the benefit of the repurchase offer. Following any such suspension, the Board will consider on at least a quarterly basis whether the continued suspension of the share repurchase program is in the best interest of the Fund and shareholders, and will reinstate the share repurchase program when and if appropriate and subject to its fiduciary duty to the Fund and shareholders. However, our Board is not required to authorize the recommencement of our share repurchase program within any specified period of time. The Fund intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Securities Exchange Act and the 1940 Act. All Common Shares purchased by the Fund pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued.
Under the share repurchase program, to the extent the Fund offers to repurchase Common Shares in any particular quarter, the Fund expects to repurchase Common Shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that Common Shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Fund for the benefit of remaining shareholders. The repurchase of the Adviser’s shares, if any, will be on the same terms and subject to the same limitations as other shareholders under the share repurchase program.
Payment for repurchased shares may require us to liquidate portfolio holdings earlier than our Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase our investment-related expenses as a result of higher portfolio turnover rates. Our Adviser intends to take measures, subject to policies as may be established by our Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of shares. Class I shares owned by TIAA will be subject to the following restrictions. TIAA may submit its Class I shares for repurchase beginning on March 31, 2027. Beginning March 31, 2027, the total amount of TIAA shares eligible for repurchase will be limited to no more than 1.67% of our aggregate NAV per calendar quarter; provided that, if in any quarter the total amount of aggregate repurchase requests of all classes of Common Shares does not exceed the share repurchase program limit of 5% of the aggregate NAV per calendar quarter, these redemption limits on the TIAA shares will not apply for that quarter, and TIAA will be entitled to submit its shares for repurchase up to the overall share repurchase program limits.
For the nine months ended September 30, 2024, approximately 40,238 Class I Common Shares were repurchased. For the nine months ended September 30, 2023, no Common Shares were repurchased.
The following table presents the share repurchases completed for the nine months ended September 30, 2024 (dollars in thousands, except share and per share data):

Offer Date	Class	Tender Offer Expiration	Repurchase Price per share	Repurchased Amount (2)	Shares Repurchased (1)
February 29, 2024	Class I	March 29, 2024	$24.62	$273	11,327
May 30, 2024	Class I	June 28, 2024	$24.69	$324	13,380
August 29, 2024	Class I	September 27, 2024	$24.75	$383	15,531
_______________
(1)All repurchase requests were satisfied in full.
(2)Amounts shown net of Early Repurchase Deduction.
Income Taxes
The Fund has elected to be regulated as a BDC under the 1940 Act. The Fund also intends to qualify annually to be treated as a RIC under the Code. So long as the Fund maintains its RIC tax treatment, it generally will not be subject to U.S federal income tax on any ordinary income or capital gains that it timely distributes to its shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Fund would represent obligations of the Fund’s investors and would not be reflected in the financial statements of the Fund.

The Fund evaluates tax positions taken or expected to be taken in the course of preparing its financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof.
To qualify for and maintain qualification as a RIC, the Fund must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Fund must distribute to its shareholders, for each taxable year, at least the sum of (i) 90% of its “investment company taxable income” for that year (without regard to the deduction for dividends paid), which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses and (ii) 90% of its net tax-exempt income.
In addition, based on the excise tax distribution requirements, the Fund is subject to a 4% nondeductible U.S. federal excise tax on undistributed income unless the Fund distributes in a timely manner in each taxable year an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Fund that is subject to corporate income tax is considered to have been distributed.
Secured Borrowings
See Note 6 to the consolidated financial statements in Part I, Item 1 of this Quarterly Report on Form 10-Q for more information on our secured borrowings.
Bank of America Credit Facility

On April 19, 2022, a wholly owned subsidiary of the Fund entered into a credit agreement with the lenders from time to time parties thereto, Bank of America, N.A., as administrative agent, the Fund, as servicer, U.S. Bank Trust Company, National Association, as collateral administrator, and U.S. Bank National Association, as collateral custodian (the “Bank of America Credit Facility Agreement” and the revolving credit facility thereunder, the “Bank of America Credit Facility”). The Bank of America Credit Facility was amended on October 4, 2022, March 21, 2023, July 16, 2024 and September 19, 2024. The most recent amendment on September 19, 2024, among other things: (i) increased the maximum amount available from $150.0 million to $250.0 million and provides for a further increase to $350.0 million on or about March 19. 2025; (ii) extends the availability period to September 19, 2027; and (iii) extends the maturity date to September 19, 2029.
Borrowings under the Bank of America Credit Facility bear interest based on either (x) an annual rate equal to SOFR determined for any day (“Daily SOFR”) for the relevant interest period, plus an applicable spread, or (y) the highest of (i) the Federal Funds Rate plus an applicable spread, (ii) the Prime Rate in effect for any day and (iii) Daily SOFR plus an applicable spread. Interest is payable monthly in arrears. Advances under the Bank of America Credit Facility are secured by a pool of broadly-syndicated and middle-market loans subject to eligibility criteria and advance rates specified in the Bank of America Credit Facility Agreement. Advances under the Bank of America Credit Facility may be prepaid and reborrowed at any time during the Availability Period (as defined therein), but any termination or reduction of the facility amount is subject to certain conditions.

As of September 30, 2024, the Bank of America Credit Facility bears interest at a rate of Daily SOFR plus 1.93% per annum. Interest is payable monthly in arrears.

On July 16, 2024, SPV II entered into the borrower joinder agreement to become party to the Bank of America Credit Facility Agreement and pledged all of its assets to the collateral agent to secure their obligations under the Bank of America Credit Facility. The Fund and SPV II have made customary representations and warranties and are required to comply with various financial covenants related to liquidity and other maintenance covenants, reporting requirements and other customary requirements for similar facilities.

CLO-I
On July 16, 2024 (the “Closing Date”), the Fund completed a $398.7 million term debt securitization (the “2024 Debt Securitization”). The term debt securitization is also known as a collateralized loan obligation and is a form of secured financing incurred by the Fund.
The notes offered in the 2024 Debt Securitization (the “2024 Notes”) were issued by CLO-I (formerly known as SPV I) (the “2024 Issuer”), a direct, wholly owned, consolidated subsidiary of the Fund, pursuant to an indenture and security agreement, dated as of the Closing Date (the “Indenture”). The 2024 Debt consists of $197.0 million of AAA Class A 2024 Notes, which bear interest at the three-month Term SOFR plus 1.70%; $48.0 million of AA Class B 2024 Notes, which bear interest at the three-month Term SOFR plus 1.95%; $26.0 million of A Class C 2024 Notes, which bear interest at the three-month Term SOFR plus 2.55%; and $92.7 million of Subordinated 2024 Notes, which do not bear interest. The Fund directly owns all of the Subordinated 2024 Notes and as such, these notes are eliminated in consolidation.
As part of the 2024 Debt Securitization, CLO-I also entered into a loan agreement (the “CLO-I Loan Agreement”) on the Closing Date, pursuant to which various financial institutions and other persons which are, or may become, parties to the CLO-I Loan Agreement as lenders (the “Lenders”) committed to make $35.0 million of AAA Class A-L 2024 Loans to CLO-I (the “2024 Loans” and, together with the 2024 Notes, the “2024 Debt”). The 2024 Loans bear interest at the three-month Term SOFR plus 1.70% (the “2024 Class A-L Loans”) and were fully drawn upon the closing of the transaction. Any lender may elect to convert all of the Class A-L 2024 Loans held by such Lenders into Class A 2024 Notes upon written notice to CLO-I in accordance with the CLO-I Loan Agreement.
The 2024 Debt is backed by a diversified portfolio of senior secured and second lien loans. Each of the Indenture and the CLO-I Loan Agreement contain certain conditions pursuant to which loans can be acquired by the 2024 Issuer, in accordance with rating agency criteria or as otherwise agreed with certain institutional investors who purchased the 2024 Debt. Through July 20, 2028, all principal collections received on the underlying collateral may be used by the 2024 Issuer to purchase new collateral under the direction of its collateral manager and in accordance with the Fund’s investment strategy, allowing the Fund to maintain the initial leverage in the 2024 Debt Securitization. The 2024 Notes are due on July 20, 2036 and the 2024 Loans mature on July 20, 2036.
The Fund serves as collateral manager to the 2024 Issuer under a collateral management agreement and waives any management fee due to it in consideration for providing these services.
Contractual Obligations
The following tables show the contractual maturities of the Fund’s debt obligations as of September 30, 2024 and December 31, 2023 (dollar amounts in thousands):

	Payments Due by Period
As of September 30, 2024	Total	Less than 1 Year	1 to 3 years	3 to 5 years	More than 5 Years
Bank of America Credit Facility	$42,500	$—	$—	$42,500	$—
CLO-I	306,000	—	—	—	306,000
Total debt obligations	$348,500	$—	$—	$42,500	$306,000

	Payments Due by Period
As of December 31, 2023	Total	Less than 1 Year	1 to 3 years	3 to 5 years	More than 5 Years
Bank of America Credit Facility	$165,750	$—	$—	$165,750	$—
Total debt obligations	$165,750	$—	$—	$165,750	$—
Related-Party Transactions
We have entered into a number of business relationships with affiliated or related parties, including the following:

•the Advisory Agreement;
•the Sub-Advisory Agreements;
•the Administration Agreement; and
•the Expense Support Agreement.
In addition to the aforementioned agreements, the SEC has granted an exemptive order (the “Order”) that permits us to participate in negotiated co-investment transactions with certain other funds and accounts sponsored or managed by either of the

Adviser and/or their affiliates. Co-investment under the Order is subject to certain conditions therein, including the condition that, in the case of each co-investment transaction, the Board determines that it would be in the Fund’s best interest to participate in the transaction. Neither we nor the affiliated funds are obligated to invest or co-invest when investment opportunities are referred to us or them.
In addition, pursuant to an exemptive order issued by the SEC on April 8, 2020 and applicable to all BDCs through December 31, 2020 (the “Temporary Relief”), BDCs were permitted, subject to the satisfaction of certain conditions, to complete follow-on investments in existing portfolio companies with certain affiliates that are private funds if such private funds did not hold an investment in such existing portfolio company. Without the Temporary Relief, such private funds would not be able to participate in such follow-on investments unless the private funds had previously acquired securities of the portfolio company in a co-investment transaction with the BDC. Although the Temporary Relief expired on December 31, 2020, the SEC’s Division of Investment Management had indicated that until March 31, 2022, it would not recommend enforcement action, to the extent that any BDC with an existing co-investment order continues to engage in certain transactions described in the Temporary Relief, pursuant to the same terms and conditions described therein. The conditional exemptive order is no longer effective; however, on October 14, 2022, the SEC granted the Fund’s request to amend the Order to make the Temporary Relief permanent for the Fund and permit the Fund to complete follow-on investments in its existing portfolio companies with certain affiliates that are private funds if such private funds do not hold an investment in such existing portfolio company.
Expense Support Agreement
We have entered into the Expense Support Agreement with Churchill. The Expense Support Agreement provides that, at such times as it determines, Nuveen Alternative Holdings may pay (or cause one or more of its affiliates to pay) certain expenses of the Fund, including organization and offering expenses, provided that no portion of the payment will be used to pay any interest expense and/or shareholder servicing fees of the Fund (each, an “Expense Payment”). Such Expense Payment will be made in any combination of cash or other immediately available funds no later than forty-five days after a written commitment from Nuveen Alternative Holdings to pay such expense, and/or by an offset against amounts due from us to Nuveen Alternative Holdings.
Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to our shareholders based on distributions declared with respect to record dates occurring in such calendar month (such amount referred to as the “Excess Operating Funds”), we will pay such Excess Operating Funds, or a portion thereof (each, a “Reimbursement Payment”), to Nuveen Alternative Holdings that previously paid such expenses, until such time as all Expense Payments made by such entity within three years prior to the last business day of such calendar quarter have been reimbursed. “Available Operating Funds” means the sum of (i) net investment income (including net realized short-term capital gains reduced by net realized long-term capital losses), (ii) net capital gains (including the excess of net realized long-term capital gains over net realized short-term capital losses) and (iii) dividends and other distributions paid to us on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above). The amount of the Reimbursement Payment for any calendar month will equal the lesser of (i) the Excess Operating Funds in such quarter and (ii) the aggregate amount of all Expense Payments made by Nuveen Alternative Holdings to us within three years prior to the last business day of such calendar quarter that have not been previously reimbursed by us to Nuveen Alternative Holdings.
The Expense Support Agreement provides additional restrictions on the amount of each Reimbursement Payment for any calendar quarter and no Reimbursement Payment will be made for any month if: (1) the annualized rate (based on a 365-day year) of regular cash distributions per share of beneficial interest declared by our Board exclusive of returns of capital, distribution rate reductions due to any fees (including to a transfer agent) payable in connection with distributions, and any declared special dividends or distributions (the “Effective Rate of Distributions Per Share”) declared by us at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) our Operating Expense Ratio (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. The “Operating Expense Ratio” is calculated by dividing Operating Expenses (as defined below), less organizational and offering expenses, base management and incentive fees owed to the Adviser, and interest expense, by our net assets. “Operating Expenses” means all of our operating costs and expenses incurred, as determined in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Nuveen Alternative Holdings may waive its right to receive all or a portion of any Reimbursement Payment in any particular calendar quarter, so that such Reimbursement Payment may be reimbursable in a future calendar quarter within three years of the date of the applicable Expense Payment.
The Fund’s obligation to make a Reimbursement Payment will automatically become a liability of the Fund on the last business day of the applicable calendar month, except to the extent Churchill has waived the right to receive such payment for the applicable month.

The following table presents a cumulative summary of the expense payments and reimbursement payments since the Fund’s commencement of operations (dollar amounts in thousands):

For the Quarter Ended	Expense Payments by Adviser	Reimbursement Payments to Adviser	Unreimbursed Expense Payments	Effective Rate of Distribution per Share (1)	Reimbursement Eligibility Expiration	Operating Expense Ratio (2)
March 31, 2022	$983	$—	$983	—%	March 31, 2025	0.08%
June 30, 2022	677	—	677	6.62%	June 30, 2025	0.19%
September 30, 2022	379	—	379	7.23%	September 30, 2025	0.21%
December 31, 2022	176	—	176	9.07%	December 31, 2025	0.14%
March 31, 2023	198	—	198	10.22%	March 31, 2026	0.22%
June 30, 2023	113	—	113	11.69%	June 30, 2026	0.22%
September 30, 2023	327	—	327	12.19%	September 30, 2026	0.27%
December 31, 2023	115	—	115	12.13%	December 21, 2026	0.13%
March 31, 2024	31	—	31	12.19%	March 31, 2027	0.12%
June 30, 2024	217	—	217	9.72%	June 30, 2027	0.15%
September 30, 2024	75	—	75	9.70%	September 30, 2027	0.15%
Total	$3,291	$—	$3,291
__________
(1)The effective rate of distribution per share is expressed as a percentage equal to the projected annualized distribution amount as of the end of the applicable period (which is calculated by annualizing the regular monthly cash distributions per share as of such date without compounding), divided by the Fund’s gross offering price per share as of each quarter ended.
(2)The operating expense ratio is calculated by dividing the quarterly operating expenses, less organizational and offering expenses, base management fee and incentive fees owed to Churchill, and interest expense, by the Fund’s net assets as of each quarter end.

Off-Balance Sheet Arrangements
In the ordinary course of its business, the Fund enters into contracts or agreements that contain indemnifications or warranties. Future events could occur which may give rise to liabilities arising from these provisions against us. We believe that the likelihood of such an event is remote; however, the maximum potential exposure is unknown. No accrual has been made in the consolidated financial statements as of September 30, 2024 and December 31, 2023. We may in the future become obligated to fund commitments such as delayed draw commitments, revolvers, and equity investment commitments.
For more information on our off-balance sheet arrangements, commitments and contingencies see Note 7 to the consolidated financial statements in Part I, Item I of this Quarterly Report on Form 10-Q.
Critical Accounting Policies and Estimates
The preparation of our consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Changes in the economic environment, financial markets, and any other parameters used in determining such estimates could cause actual results to differ. Our critical accounting policies and estimates, including those relating to the valuation of our portfolio investments, are described below. We consider the most significant accounting policies to be those related to our Valuation of Portfolio Investments, Revenue Recognition, and U.S. Federal Income Taxes, which are described below. The valuation of investments is our most significant critical accounting estimate. The critical accounting policies and estimates should be read in connection with our risk factors as disclosed under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2024.
Valuation of Portfolio investments
Consistent with U.S. GAAP and the 1940 Act, we conduct a valuation of our assets, pursuant to which our net asset value is determined.
Our assets are valued on a quarterly basis, or more frequently if required under the 1940 Act. Pursuant to Rule 2a-5 under the 1940 Act, the Board has designated the Adviser as the Fund's valuation designee (the “Valuation Designee”) to determine the fair value of the Fund's investments that do not have readily available market quotations, which became effective beginning with the fiscal quarter ended March 31, 2023. Pursuant to the Fund's valuation policy approved by the Board, a valuation committee comprised of employees of the Adviser (the “Valuation Committee”) is responsible for determining the fair value of the Fund's assets for which market quotations are not readily available, subject to the oversight of the Board.

Investments for which market quotations are readily available are typically valued at those market quotations. Market quotations are obtained from independent pricing services, where available. Generally investments marked in this manner will be marked at the mean of the bid and ask of the quotes obtained. To validate market quotations, we utilize a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations.
With respect to investments for which market quotations are not readily available, we or an independent third-party valuation firm engaged by the Valuation Designee, will take into account relevant factors in determining the fair value of our investments, including and in combination of: comparison to publicly traded securities, including factors such as yield, maturity and measures of credit quality; the enterprise value of a portfolio company; the nature and realizable value of any collateral; the portfolio company's ability to make payments and its earnings and discounted cash flows; and the markets in which the portfolio company does business. Investment performance data utilized are the most recently available financial statements and compliance certificates received from the portfolio companies as of the measurement date which in many cases may reflect a lag in information. The independent third-party valuation firm provides a fair valuation report, a description of the methodology used to determine the fair value and their analysis and calculations to support their conclusion.
When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation.
U.S. GAAP establishes a hierarchical disclosure framework which ranks the level of observability of market price inputs used in measuring investments at fair value. The observability of inputs is impacted by a number of factors, including the type of investment and the characteristics specific to the investment and state of the marketplace, including the existence and transparency of transactions between market participants. Investments with readily available quoted prices or for which fair value can be measured from quoted prices in active markets generally have a higher degree of market price observability and a lesser degree of judgment applied in determining fair value. We review pricing and methodologies in order to determine if observable market information is being used, versus unobservable inputs.
Our accounting policy on the fair value of our investments is critical because the determination of fair value involves subjective judgments and estimates. Accordingly, the notes to our consolidated financial statements express the uncertainty with respect to the possible effect of these valuations, and any change in these valuations, on the consolidated financial statements.
For more information on the fair value hierarchy, our framework for determining fair value and the composition of our portfolio see Note 4 to the consolidated financial statements in Part I, Item I of this Quarterly Report on Form 10-Q.
Revenue Recognition
Our revenue recognition policies are as follows:
Net realized gains (losses) on investments: Investment transactions are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment using the specific identification method
Investment Income: Interest income, including amortization of premium and accretion of discount on loans are recorded on the accrual basis. We accrue interest income based on the effective yield if we expect that, ultimately, we will be able to collect such income. We may have loans in our portfolio that contain payment-in-kind (“PIK”) income provisions. PIK represents interest that is accrued and recorded as interest income at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity.
Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.
Other income may include income such as consent, waiver, amendment, unused, and prepayment fees associated with our investment activities as well as any fees for managerial assistance services rendered by us to our portfolio companies. Such fees are recognized as income when earned or the services are rendered.
Non-accrual: Generally, if a payment default occurs on a loan in the portfolio, or if management otherwise believes that the issuer of the loan will not be able to make contractual interest payments or principal payments, Churchill will place the loan on non-accrual status and we will cease recognizing interest income on that loan until all principal and interest is current through payment or until a restructuring occurs, such that the interest income is deemed to be collectible even though we remain contractually entitled to this interest. We may make exceptions to this policy if the loan has sufficient collateral value and is in the process of collection.

Accrued interest is written off when it becomes probable that the interest will not be collected and the amount of uncollectible interest can be reasonably estimated.
U.S. Federal Income Taxes
We have elected to be regulated as a BDC under the 1940 Act. We have elected, and intend to qualify annually, to be treated as a RIC under the Code. So long as we maintain our qualification as a RIC, we generally will not be subject to U.S. federal income tax on any ordinary income or capital gains that we timely distribute at least annually to our shareholders as dividends. As a result, any tax liability related to income earned and distributed by us represents obligations of our shareholders and will not be reflected in our consolidated financial statements.
We evaluate tax positions taken or expected to be taken in the course of preparing our financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reversed and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof.
Our accounting policy on income taxes is critical because if we are unable to maintain our status as a RIC, we would be required to record a provision for U.S. federal income taxes which may be significant to our financial results.
Contractual Obligations
We have entered into the Advisory Agreement with the Adviser to provide us with investment advisory services and the Administration Agreement with the Administrator to provide us with administrative services. Payments for investment advisory services under the Advisory Agreement and reimbursements under the Administration Agreement.
We entered into the Bank of America Credit Facility and intend to establish additional credit facilities or enter into other financing arrangements in the future to facilitate investments and the timely payment of our expenses. It is anticipated that any such credit facilities will bear interest at floating rates at to-be-determined spreads, such as SOFR. We cannot assure shareholders that we will be able to enter into a credit facility on favorable terms or at all. In connection with a credit facility or other borrowings, lenders may require us to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof) and may ask to comply with positive or negative covenants that could have an effect on our operations.
Promissory Note
On March 31, 2022, we entered into a promissory note (the “Note”) with TIAA as the lender. The Note is issued under the Purchase and Sales Agreement dated as of March 31, 2022, by and among the Fund, SPV I and TIAA in connection with the contribution of portfolio investments by TIAA to the Fund and SPV I. The principal amount of the Note equals (i) the fair value of portfolio investments contributed as of March 31, 2022, minus (ii) $263.5 million. The Note was due to mature on March 30, 2023, with an interest rate of 4% per annum on the unpaid principal amount, compounded quarterly.
On June 3, 2022, the Fund fully repaid the balance on the Note to TIAA which was comprised of $32.7 million and $0.2 million of principal and interest, respectively.
Recent Developments
Distributions
On October 28, 2024, the Fund declared regular distributions for each class of its Common Shares in the amounts per share set forth below. The distributions for each class of Common Shares are payable on November 26, 2024 to shareholders of record as of October 31, 2024.

	Gross Distribution	Shareholder Servicing Fee	Net Distribution
Class I Common Shares	$0.200	$—	$0.200
Class S Common Shares	$0.200	$0.017	$0.183
Class D Common Shares	$0.200	$0.005	$0.195

Subscriptions
The Fund received approximately $22.6 million in net proceeds, inclusive of distribution reinvested through the Fund’s distribution reinvestment plan, relating to the issuance of Class I shares, Class S shares, and Class D shares as of November 8, 2024.
Purchase and Sale Agreement
On October 23, 2024, the Fund entered into a purchase and sale agreement (the “Purchase Agreement”) with its affiliate, Nuveen Churchill Private Credit Fund (“NCPCF”), in accordance with Rule 17a-8 under the 1940 Act. Pursuant to the Purchase Agreement, NCPCF will sell to the Fund substantially all of its assets, and the Fund will assume NCPCF’s liabilities, for total consideration equal to NCPCF’s net asset value as of the Determination Date (as defined below).
Under the terms of the Purchase Agreement, as of a mutually agreed date no earlier than 48 hours prior to the effective time of the transaction, (the “Determination Date”), NCPCF will deliver to the Fund a calculation of its net asset value as of such date (the “Closing NAV”). Based on such calculations, at the effective time of the transaction, the Fund will deliver to NCPCF cash consideration in an amount equal to the Closing NAV, and NCPCF will sell, transfer, assign, convey and deliver to the Fund all of its assets (other than assets necessary for NCPCF to carry out its wind-down and liquidation), and the Fund will assume NCPCF’s liabilities, including all indebtedness outstanding under NCPCF’s credit facility and all obligations under the documents governing NCPCF’s portfolio assets. As soon as reasonably practicable following the closing of the transaction, NCPCF will cease its investment operations and distribute the cash consideration it receives from the transaction and all of its remaining assets, if any, to its shareholders, among other actions necessary for the successful wind down, liquidation, and termination of NCPCF’s existence.
Closing of the transaction, which is currently anticipated to occur during the fourth quarter of 2024, is subject to certain closing conditions, including requisite approval by NCPCF’s shareholders and certain other closing conditions set forth in the Purchase Agreement. The Purchase Agreement also contains certain termination rights in favor of the Fund and NCPCF, including if the transaction is not completed by December 31, 2024.
Amendment No. 2 to Administration Agreement
On October 30, 2024, the Board, including all of the trustees who are not “interested persons” of the Fund (as defined in Section 2(a)(19) of the 1940 Act) (the “Independent Trustees”), approved Amendment No. 2 (the “Administration Agreement Amendment”) to the Administration Agreement by and between the Fund and the Administrator. The Fund and the Administrator entered into the Administration Agreement Amendment as a result of comments issued by a state securities regulator in connection with its “blue sky” review of the Fund’s offering. The Administration Agreement Amendment (i) clarifies that certain expenses of the Administrator that are not allocable to the Fund are not reimbursable by the Fund to the Administrator and (ii) provides that the Administrator will not be entitled to indemnification for any loss or liability to the Fund or its shareholders unless certain conditions set forth in the NASAA Omnibus Guidelines Statement of Policy adopted on March 29, 1992 and as amended on May 7, 2007 and from time to time (the “Omnibus Guidelines”) are satisfied, including that the loss or liability was not the result of negligence or misconduct.

Sixth Amended and Restated Declaration of Trust

On October 30, 2024, the Board, including all of the Independent Trustees, approved an amendment and restatement of the Fund’s Fifth Amended and Restated Declaration of Trust (the “Sixth Amended and Restated Declaration of Trust”). The Fund adopted the Sixth Amended and Restated Declaration of Trust as a result of comments issued by a state securities regulator in connection with its “blue sky” review of the Fund’s offering. Consistent with the Administration Agreement Amendment, the Sixth Amended and Restated Declaration of Trust clarifies that certain expenses of the Administrator that are not allocable to the Fund are not reimbursable by the Fund in order to conform with the Omnibus Guidelines. The Sixth Amended and Restated Declaration of Trust became effective immediately.

ITEM 3. Quantitative and Qualitative Disclosures about Market Risk
Uncertainty with respect to, among other things, elevated interest rates, inflationary pressures, the ongoing conflict between Russia and Ukraine, the ongoing war in the Middle East, and the failure of major financial institutions introduced significant volatility in the financial markets, and the effects of this volatility has materially impacted and could continue to materially impact our market risks, including those listed below.
Valuation Risk
We have invested, and plan to continue to invest, primarily in illiquid debt and equity securities of private companies. Most of our investments do not have a readily available market price, and we value these investments at fair value as determined in good faith by the Adviser, as the Valuation Designee, in accordance with our valuation policy subject to the oversight of the Board and, based on, among other things, the input of the independent third-party valuation firms engaged by the Valuation Designee. There is no single standard for determining fair value. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize amounts that are different from the amounts presented and such differences could be material.
Interest Rate Risk
We are subject to interest rate risk. Interest rate risk is defined as the sensitivity of our current and future earnings to interest rate volatility, variability of spread relationships, the difference in re-pricing internals between our assets and liabilities and the effect that interest rates may have on our cash flows. Because we fund a portion of our investments with borrowings, our net investment income is affected by the difference between the rate at which we invest and the rate at which we borrow. Our net investment income is also affected by fluctuations in various interest rates, including the replacement of LIBOR with alternate rates and prime rates, to the extent our debt investments include floating interest rates. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.
On September 18, 2024, the Federal Reserve cut its benchmark interest rate for the first time in four years by 0.50%, bringing it to the 4.75% to 5.00% range. Although, the Federal Reserve has signaled in favor of cutting its benchmark rates again in the fourth quarter of 2024 they still remain focused on mitigating inflationary pressures, and there can be no assurance that the Federal Reserve will continue to make downward adjustments to the federal funds rate in the future. Additionally, there can be no assurance that the Federal Reserve will not make upward adjustments to the federal funds rate in the future. In a high interest rate environment, our cost of funds would increase, which could reduce our net investment income if there is not a corresponding increase in interest income generated by our investment portfolio. It is possible that the Federal Reserve's tightening cycle could result the United States into a recession, which would likely decrease interest rates. A prolonged reduction in interest rates will reduce our gross investment income and could result in a decrease in our net investment income if such decreases in base rates, such as SOFR or other alternate rates, are not offset by corresponding increases in the spread over such base rate that we earn on any portfolio investments, a decrease in our operating expenses, or a decrease in the interest rate associated with our borrowings.
As of September 30, 2024, on a fair value basis, approximately 7.68% of our debt investments bear interest at a fixed rate and approximately 92.32% of our debt investments bear interest at a floating rate. As of September 30, 2024, 68.54% of our floating rate debt investments are subject to interest rate floors. Additionally, the Bank of America Credit Facility is subject to floating interest rates and is currently paid based on floating SOFR rates.
The following table estimates the potential changes in net cash flow generated from interest income and expenses should interest rates increase by 100, 200 or 300 basis points, or decrease by 100, 200 or 300 basis points. Interest income is calculated as revenue from interest generated from our portfolio of investments held on September 30, 2024. Interest expense is calculated based on the terms of the Bank of America Credit Facility, using the outstanding balance as of September 30, 2024. Interest expense on the Bank of America Credit Facility is calculated using the interest rate as of September 30, 2024, adjusted for the impact of hypothetical changes in rates, as shown below. The base interest rate case assumes the rates on our portfolio investments remain unchanged from the actual effective interest rates as of September 30, 2024.

Actual results could differ significantly from those estimated in the table (dollar amounts in thousands).

Changes in Interest Rates	Interest Income	Interest Expense	Net Income
- 300 Basis Points	$(22,875)	$(7,827)	$(15,048)
- 200 Basis Points	(15,258)	(5,218)	(10,040)
- 100 Basis Points	(7,629)	(2,609)	(5,020)
+100 Basis Points	7,629	2,609	5,020
+200 Basis Points	15,258	5,218	10,040
+300 Basis Points	22,888	7,827	15,061
Item 4. Controls and Procedures
Evaluation of Disclosure Controls and Procedures
In accordance with Rules 13a-15(b) and 15d-15(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q.
Based on that evaluation, we, including our Chief Executive Officer and Chief Financial Officer, concluded that our disclosure controls and procedures were effective and provided reasonable assurance that information required to be disclosed in our periodic Securities and Exchange Commission filings is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules and forms, and that such information was accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. However, in evaluating the disclosure controls and procedures, we recognize that any controls and procedures, no matter how well designed and operated can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of such possible controls and procedures.
Changes in Internal Controls Over Financial Reporting
There have been no changes in our internal control over financial reporting that occurred during our most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Part II - Other Information
Item 1. Legal Proceedings
We, our consolidated subsidiaries, the Adviser and the Sub-Advisers are not currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceedings threatened against us or them. From time to time, we, our consolidated subsidiaries and/or the Adviser and Sub-Advisers may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Our business is subject to extensive regulation, which may result in regulatory proceedings against us.
Item 1A. Risk Factors
There have been no material changes to the risk factors previously disclosed under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2023. For a discussion of our potential risks and uncertainties, see the information under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 29, 2024, which is accessible on the SEC’s website at sec.gov.
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds
Sales of Unregistered Securities
We did not sell any securities during the period covered by this Quarterly Report on Form 10-Q that were not registered under the Securities Act of 1933, as amended.
Issuer Purchases of Equity Securities
Beginning with the fiscal quarter ended September 30, 2023, the Fund commenced a share repurchase program in which it intends to repurchase in each quarter, at the discretion of the Board, up to 5% of its Common Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. The Board, in its sole discretion, may amend, suspend or terminate the share repurchase program if it deems such action to be in the best interest of the Fund’s shareholders. All Common Shares purchased by the Fund pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued Common Shares.
Under the share repurchase program, to the extent the Fund offers to repurchase Common Shares in any particular quarter, the Fund expects to repurchase Common Shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that Common Shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Fund for the benefit of remaining shareholders.
The repurchase of the Adviser’s shares, if any, will be on the same terms and subject to the same limitations as other shareholders under the share repurchase program.Class I shares owned by TIAA will be subject to the following restrictions. TIAA may submit its Class I shares for repurchase beginning on March 31, 2027. Beginning March 31, 2027, the total amount of TIAA shares eligible for repurchase will be limited to no more than 1.67% of our aggregate NAV per calendar quarter; provided that, if in any quarter the total amount of aggregate repurchase requests of all classes of Common Shares does not exceed the share repurchase program limit of 5% of the aggregate NAV per calendar quarter, these redemption limits on the TIAA shares will not apply for that quarter, and TIAA will be entitled to submit its shares for repurchase up to the overall share repurchase program limits.

During the nine months ended September 30, 2024, we repurchased the following shares pursuant to the share repurchase program (dollars in thousands, except share and per share data):

Offer Date	Class	Tender Offer Expiration	Repurchase Price per share	Repurchased Amount (2)	Shares Repurchased (1)
February 29, 2024	Class I	March 29, 2024	$24.62	$273	11,327
May 30, 2024	Class I	June 28, 2024	$24.69	$324	13,380
August 29, 2024	Class I	September 27, 2024	$24.75	$383	15,531
_______________
(1)All repurchase requests were satisfied in full.

(2)Amounts shown net of Early Repurchase Deduction.
Item 3. Defaults Upon Senior Securities
None
Item 4. Mine Safety Disclosures
Not applicable
Item 5. Other Information

(a)None.

(b)None.

(c)For the period covered by this Quarterly Report on Form 10-Q, no director or officer of the Fund has entered into any (i) contract, instruction or written plan for the purchase or sale of securities of the Fund intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) under the Exchange Act or (ii) any non-Rule 10b5-1 trading arrangement.

Item 6. Exhibits

3.1	Sixth Amended and Restated Declaration of Trust of the Registrant(6)

3.2	Third Amended and Restated Bylaws of the Registrant(2)

4.1	Form of Subscription Agreement(3)

4.2	Distribution Reinvestment Plan(1)

10.1
Amendment No. 4 to the Credit Agreement, dated as of September 19, 2024, by and among NCPCIF SPV II, LLC, as borrower, the lenders party thereto, Bank of America, N.A., as administrative agent, and Nuveen Churchill Private Capital Income Fund, as servicer(4)

10.2	Purchase and Sale Agreement, dated October 23, 2024, by and between Nuveen Churchill Private Credit Fund, as seller, and Nuveen Churchill Private Capital Income Fund, as buyer(5)

10.3	Amendment No. 2, dated as of October 30, 2024, to the Administration Agreement between Nuveen Churchill Private Capital Income Fund and Churchill BDC Administration LLC(6)

31.1	Certification of Chief Executive Officer pursuant to Rule 13a-14 of the Securities Exchange Act of 1934, as amended*

31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14 of the Securities Exchange Act of 1934, as amended*

32	Certification of Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, as amended*
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
__________________
*Filed herewith

(1)Incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File No. 333-262771) filed on September 6, 2022.
(2)Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 1, 2023.
(3)Incorporated by reference to the Registrant’s Post-Effective Amendment No. 5 to the Registration Statement on Form N-2 (File No. 333-262771) filed on July 31, 2023.
(4)Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 25, 2024.
(5)Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 29, 2024.
(6)Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on November 5, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND

By:	/s/ Kenneth Kencel
Name:	Kenneth Kencel
Title:	Chief Executive Officer, President, Trustee and Chairman

By:	/s/ Shai Vichness
Name:	Shai Vichness
Title:	Chief Financial Officer and Treasurer

Date: November 8, 2024